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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
KEYSTONE PROPERTY TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common shares of beneficial interest, par value $0.001 per share.
(2)	Aggregate number of securities to which transaction applies:
        36,593,492 common shares (including in the money stock options and common shares issuable upon possible conversion or exchange of partnership units of Keystone Operating Partnership, L.P.).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The filing fee of $110,347 is equal to $126.70 per $1,000,000 of the maximum aggregate transaction value of $870.9 million. This transaction value is based upon the sum of (1) the product of the merger consideration of $23.80 per common share multiplied by the number of outstanding common shares and outstanding partnership units eligible to elect to receive cash in the merger (assuming conversion of convertible partnership units), plus (2) the aggregate amount to be paid to cash out in the money stock options at the difference between $23.80 per share and the per share exercise price of the in the money options.

	(4)	Proposed maximum aggregate value of transaction: $870.9 million
	(5)	Total fee paid: $110,347
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Keystone Property Trust
200 Four Falls, Suite 208
West Conshohocken, Pennsylvania 19428

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on                        ,                         , 2004

To our Shareholders:

        NOTICE IS HEREBY GIVEN that a special meeting of our shareholders will be held at                        , located at                        , New York, New York on                        ,                         , 2004, at 9:30 a.m., local time. At the meeting, shareholders will act on the following matters:

  (1)
  to consider and vote upon a proposal to approve the merger agreement, including the acquisition by ProLogis Six Rivers Limited Partnership of Keystone Property Trust through the merger of a merger subsidiary owned by ProLogis Six Rivers Limited Partnership with and into Keystone Property Trust, and the other transactions contemplated by the merger agreement, all in the manner described in the enclosed proxy statement; and

  (2)
  to consider and vote upon any other matters that properly come before the meeting and any adjournments or postponements of that meeting.

        All holders of record of our common shares at the close of business on                        , 2004 are entitled to notice of, and to vote at, the special meeting or any postponements or adjournments of the special meeting. We hope all shareholders will attend the special meeting in person. To ensure your representation at the special meeting, whether or not you plan to attend the special meeting in person, we urge you to complete, date and sign the enclosed proxy and return it in the enclosed postage-prepaid envelope provided for that purpose by                        , 2004. By returning your proxy promptly, you can help us avoid the expense of further proxy solicitations. Prior to being voted, the proxy may be withdrawn in the manner specified in the enclosed proxy statement. If you attend the special meeting, you may vote in person even if you have already properly returned a proxy.

        Our Board of Trustees has unanimously approved the terms of the merger agreement and the transactions contemplated by it, including the merger of a wholly-owned subsidiary of ProLogis Six Rivers Limited Partnership with and into Keystone Property Trust, and has determined that the terms and transactions, including the merger, are advisable and in the best interests of Keystone Property Trust and our shareholders and recommends that you vote FOR approval of the merger agreement, including the merger and the other transactions contemplated by the merger agreement.

        We encourage you to read this proxy statement carefully. If you have any questions or need assistance, please call our proxy solicitor, D.F. King & Co., Inc., at (888) 887-1266. In addition, you may obtain information about us from the documents that we have filed with the Securities and Exchange Commission. You may also retrieve financial information from our website at www.keystoneproperty.com.

        This notice and proxy statement was first mailed to shareholders on or about                        , 2004.

By order of the Board of Trustees,
/s/ SAUL A. BEHAR Saul A. Behar Secretary

                        , 2004
West Conshohocken, Pennsylvania

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE DO NOT SEND YOUR SHARE CERTIFICATES AT THIS TIME.

SUMMARY

        This summary presents selected information in this proxy statement relating to the merger and may not contain all of the information that is important to you. To understand the merger and related transactions fully and for a more complete description of the legal terms of the transactions contemplated by the merger agreement, you should carefully read this entire document as well as the additional documents to which it refers, including the agreement and plan of merger (sometimes referred to in this proxy statement as the "merger agreement"), which is attached to this proxy statement as Exhibit A and incorporated herein by reference. For instructions on obtaining more information, see "Where You Can Find More Information" on page 60. We have included page references to direct you to a more complete description of the topics presented in this summary. This proxy statement is first being mailed on or about                        , 2004 to our shareholders of record as of the close of business on                        , 2004.

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The Special Meeting

This proxy statement is being furnished to the holders of our common shares for use at the special meeting, and at any adjournments or postponements of that meeting, in connection with the approval of the merger agreement, including the acquisition by ProLogis Six Rivers Limited Partnership of Keystone Property Trust through a series of transactions contemplated by the merger agreement, all in the manner described in this proxy statement.

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Approval of the Merger Agreement

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The Mergers—ProLogis and affiliates of investment funds managed by Eaton Vance Management (which are sometimes referred to in this proxy statement collectively as the "ProLogis parties") will acquire Keystone Property Trust and Keystone Operating Partnership, L.P. through the purchase of our outstanding common shares for cash and the acquisition of common units of limited partnership interest of Keystone Operating Partnership, L.P., other than those owned by us, either for cash or in exchange for units of partnership interest in a newly-formed limited partnership subsidiary of ProLogis. The acquisition of our company and our operating partnership will be accomplished through separate mergers of our company and our operating partnership with merger subsidiaries that are wholly-owned by ProLogis Six Rivers Limited Partnership. Throughout this proxy statement, we refer to the merger involving Keystone Property Trust as the "merger," and we refer to the merger involving Keystone Operating Partnership, L.P. as the "partnership merger."

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Vote Required—The proposal for the approval of the merger agreement, including the merger and the other transactions contemplated by the merger agreement, requires the affirmative vote of the holders of at least a majority of our outstanding common shares. If you hold your common shares in "street name" (that is, through a broker or other nominee), your broker or nominee will not vote your common shares unless you provide instructions on how to vote. You should instruct your broker how to vote your common shares by following the directions your broker provides. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against the merger.

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Record Date and Quorum Requirement

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We have set the close of business on                        , 2004 as the record date for determining those shareholders who are entitled to notice of, and to vote at, the special meeting.

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The presence at the special meeting, in person or by proxy, of the holders of a majority of the aggregate number of our common shares outstanding on the record date will constitute a quorum, allowing us to conduct the business of the special meeting.

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Revocation of Proxies

Even after you have properly submitted your proxy card, you may change your vote at any time before the proxy is exercised by delivering to our Secretary either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended with respect to your proxy if you attend the special meeting in person and so request. Attendance at the special meeting will not by itself revoke a previously granted proxy.

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Payment Procedures

Promptly after the completion of the mergers, you will receive a letter of transmittal describing how you may exchange your shares for the merger consideration. At that time, if you hold physical share certificates, you must send in your share certificates with your completed letter of transmittal to the paying agent. You should not send your share certificates to us or anyone else until you receive these instructions. You will receive payment of your portion of the merger consideration after we receive from you a properly completed letter of transmittal together with your share certificates or, if you do not hold any physical share certificates, promptly after we receive your properly completed letter of transmittal and electronic transfer of your common shares.

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The Parties to the Merger and Related Transactions—See page 18

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Keystone Property Trust—We are a self-administered and self-managed real estate investment trust which was organized as a Maryland real estate investment trust on April 30, 1999. We conduct substantially all of our business operations through, and hold the general partner interest in, our operating partnership, Keystone Operating Partnership, L.P., a Delaware limited partnership. As of March 31, 2004, we owned interests in 136 industrial properties, one office property and an investment in a direct financing lease aggregating approximately 31.1 million square feet, with 26 of the properties being owned through joint venture entities. Our properties are located in Central and Eastern Pennsylvania; Northern and Central New Jersey; Indianapolis, Indiana; New York State; Ohio; Greenville, South Carolina; and Southern Florida. Our main office is located at 200 Four Falls, Suite 208, West Conshohocken, Pennsylvania 19428 and our telephone number is (484) 530-1800. Our common shares are listed on the New York Stock Exchange under the symbol "KTR." Our Series D Cumulative Redeemable Preferred Shares are listed on the New York Stock Exchange under the symbol "KTRPrD." Our Series E Cumulative Redeemable Preferred Shares are listed on the New York Stock Exchange under the symbol "KTRPrE."

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Keystone Operating Partnership, L.P.—Keystone Operating Partnership, L.P. (sometimes referred to in this proxy statement as "our operating partnership") is a Delaware limited partnership of which we are the sole general partner. Substantially all of our properties are owned, directly or indirectly, by our operating partnership. Our operating partnership was formed in Delaware on November 3, 1993 under the name American Real Estate Investment, L.P.

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ProLogis Six Rivers Limited Partnership—ProLogis Six Rivers Limited Partnership is a Delaware limited partnership that owns all of the membership interests in Six Rivers REIT Merger Sub LLC, the merger subsidiary to be merged with and into Keystone Property Trust. The ProLogis parties will indirectly own all of the partnership interests in ProLogis Six Rivers Limited Partnership prior to the merger.

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ProLogis—ProLogis is a real estate investment trust that owns (directly or through unconsolidated investees), operates and develops industrial distribution properties in North America, Europe and Asia. ProLogis' common shares are listed on the New York Stock Exchange under the symbol "PLD." ProLogis' main office is located at 14100 East 35th Place, Aurora, Colorado 80011 and its telephone number is (303) 375-9292.

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  Affiliates of Funds Managed by Eaton Vance Management—The parties to the merger agreement include affiliates of four investment funds managed by Eaton Vance Management. Eaton Vance Management is an affiliate of Eaton Vance Corp., a Boston-based investment firm whose stock trades on the New York Stock Exchange under the symbol "EV." Eaton Vance and its affiliates manage $85.1 billion in assets as of April 30, 2004, for more than 100 investment companies, as well as individual and institutional accounts, including those of corporations, hospitals, retirement plans, universities, foundations and trusts.

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The Transactions—See page 19

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Merger—At the special meeting, our shareholders will be asked to approve the merger agreement as described in Proposal 1. In the merger, Six Rivers REIT Merger Sub LLC, which is a wholly-owned subsidiary of ProLogis Six Rivers Limited Partnership, will merge with and into Keystone Property Trust, with Keystone Property Trust surviving the merger. We sometimes use the term "surviving company" in this proxy statement to describe Keystone Property Trust as the surviving entity following the merger.

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Partnership Merger—In the partnership merger, an indirect wholly-owned subsidiary of ProLogis Six Rivers Limited Partnership will merge with and into Keystone Operating Partnership with Keystone Operating Partnership surviving the partnership merger. We sometimes use the term "surviving partnership" in this proxy statement to describe Keystone Operating Partnership, L.P. as the surviving entity following the partnership merger.

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Sequence of Transactions

We expect that the merger and the partnership merger will occur on the same day, with the partnership merger occurring first and the merger occurring second.

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Merger Consideration

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In the merger, each of our common shares that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $23.80 in cash without interest. The merger consideration is fixed and will not be adjusted for changes in the price of our common shares prior to the closing date of the merger.

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Each preferred share of our company that is outstanding immediately prior to the effective time of the merger will remain outstanding upon completion of the merger as a preferred share of the surviving company and will be governed by the articles supplementary classifying the preferred shares. Following the completion of the merger, ProLogis Six Rivers Limited Partnership intends to cause the surviving company to be liquidated as promptly as practicable. In the liquidation, all then outstanding preferred shares will be cancelled and holders will receive a cash liquidation distribution in accordance with the terms of the articles supplementary classifying the respective series of preferred shares.

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In the partnership merger, the holders of common units of limited partnership interest in our operating partnership, other than us, will be entitled to receive either cash in the amount of $23.80 per common unit of limited partnership interest, without interest, or, if a holder so elects, a common unit of limited partnership interest in a limited partnership subsidiary of ProLogis. Only holders of common units of limited partnership interest in our operating partnership who are "accredited investors" within the meaning of the federal securities laws will be entitled to receive common units of limited partnership interest in the ProLogis subsidiary.

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Common Share Dividends

The merger agreement authorizes us to pay regular, quarterly dividends to holders of our common shares for each full fiscal quarter that has ended prior to the closing date of the merger. For example,

if the closing date of the merger is July 15, 2004, common shareholders would receive the regular quarterly dividend for the quarter ended June 30, 2004. No additional dividends would be paid (pro-rata or otherwise) for the period after June 30, 2004 through July 15, 2004.

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Voting Agreements—See page 54

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Pursuant to separate voting agreements, each of our trustees and certain of our executive officers have agreed to vote all common shares and common units of limited partnership interest in our operating partnership owned by them as of the record date in favor of the merger agreement, including the merger, the partnership merger and the other transactions contemplated by the merger agreement, and have granted a proxy to ProLogis Six Rivers Limited Partnership to vote all such shares and units in favor of those matters and against any competing transaction. The voting agreements terminate on the earlier to occur of (1) the termination of the merger agreement in accordance with its terms and (2) the effective time of the merger and the partnership merger. A form of the voting agreement is attached to this proxy statement as Exhibit C. The following trustees and executive officers have signed voting agreements: John B. Begier, Rodney B. Berens, Donald E. Callaghan, Richard M. Cummins, Jonathan D. Eilian, Jeffrey E. Kelter, David F. McBride, John S. Moody, Russell C. Platt, Robert F. Savage, Jr. and David M. Sherman.

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As of May 3, 2004, the date of the voting agreements, the trustees and executive officers who are parties to the voting agreements beneficially owned in the aggregate 1,670,609 common shares, representing approximately 5.4% of our issued and outstanding common shares as of that date. As of May 3, 2004, those trustees and executive officers beneficially owned in the aggregate 668,729 common units of limited partnership interest in our operating partnership, representing approximately 1.9% of the issued and outstanding common units of limited partnership interest as of that date.

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Conditions to the Merger—See page 50

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The merger is subject to the approval of our shareholders, the receipt of all consents and approvals required under the merger agreement and the absence of legal or judicial restraints preventing consummation of the merger, as well as additional conditions. However, the merger is not conditioned on the ProLogis parties obtaining financing for the merger consideration.

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The additional conditions in our favor, which we can waive if they are not satisfied, are:

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the ProLogis parties' representations and warranties being true and correct as of the closing; we have agreed with the ProLogis parties that this condition will be satisfied in full as long as the aggregate of any and all breaches of their representations and warranties would not or would not be reasonably likely to have a material adverse effect, as defined in the merger agreement, on the ProLogis parties;

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the performance by the ProLogis parties, in all material respects, of their covenants and obligations in the merger agreement that are to be performed as of the closing;

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the absence of a change, event or circumstance which, individually or in the aggregate, constitutes a material adverse effect on the ProLogis parties as defined in the merger agreement;

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the ProLogis parties' delivering executed certificates as to the satisfaction of the three conditions above;

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the delivery to the holders of common units of limited partnership interest in our operating partnership of a favorable legal opinion from ProLogis' legal counsel, with respect to the classification of ProLogis as a REIT and its subsidiary that will issue common units of limited partnership interest in connection with the partnership merger as a partnership for tax purposes; and

    •
    the adoption of an agreed form of partnership agreement for the ProLogis limited partnership subsidiary that will issue common units of limited partnership interest in connection with the partnership merger.

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  The additional conditions in favor of the ProLogis parties, which the ProLogis parties can waive if they are not satisfied, are:

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  our representations and warranties and those of our operating partnership being true and correct as of the closing; we have agreed with the ProLogis parties that this condition will be satisfied in full as long as the aggregate of any and all breaches of our representations and warranties and those of our operating partnership would not or would not reasonably be likely to have a material adverse effect on us, as defined in the merger agreement;

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  our performance and the performance by our operating partnership, in all material respects, of our covenants and obligations and the covenants and obligations of our operating partnership in the merger agreement that are to be performed as of the closing;

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  the absence of a change, event or circumstance which, individually or in the aggregate, constitutes a material adverse effect on us, as defined in the merger agreement;

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  our delivering executed certificates as to the satisfaction of the three conditions above;

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  all consents and waivers from third parties in connection with our consummation and the consummation by our operating partnership of the merger and related transactions being obtained other than consents and waivers which, if not obtained, would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on us;

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  the delivery to ProLogis Six Rivers Limited Partnership of a favorable legal opinion from our legal counsel with respect to our classification as a REIT and our operating partnership's classification as a partnership for tax purposes; and

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  the purchase of shares representing at least 70% of the outstanding voting power of Keystone Realty Services, Inc. by ProLogis Six Rivers Limited Partnership or one of its affiliates.

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  If our shareholders approve the merger agreement, including the merger and the other transactions contemplated by the merger agreement, and the conditions to the merger agreement are satisfied or waived, then we intend to consummate the merger as soon as practicable following the special meeting.

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Recommendation of our Board of Trustees—See page 26

Our Board of Trustees (sometimes referred to in this proxy statement as "our Board") recommends that you vote FOR approval of the merger agreement, including the merger and the other transactions contemplated by the merger agreement. After an evaluation of a variety of business, financial and other factors and consultation with our legal and financial advisors at a special meeting on May 3, 2004, our Board determined that the merger was advisable, fair to, and in the best interests of our company and our shareholders and the holders of common units of limited partnership interest of our operating partnership. At this special meeting, our Board unanimously approved the merger agreement, including the merger and the other transactions it contemplates, and voted to recommend that our shareholders vote FOR approval of the merger agreement, including the merger and the other transactions contemplated by the merger agreement.

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Reasons for the Merger—See page 26

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In deciding to approve the merger and the merger agreement, our Board considered a number of factors, both potentially positive and potentially negative, with respect to the merger.

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Some of the potentially positive factors the Board considered include:

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Value and Form of Merger Consideration—The price of $23.80 per share represents a premium to the average closing price of our common shares as of May 3, 2004, of 14.6% for the week prior to that date, 7.8% for the month prior to that date, 4.8% for the three months prior to that date, 10.0% for the six months prior to that date and 15.9% for the 12 months prior to that date. The payment of cash as the form of merger consideration will provide our common shareholders with immediate liquidity and value that is not subject to market fluctuations.

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Favorable Disposition Environment—Our Board determined that the merger allows our company to take advantage of strong demand for industrial properties which has substantially increased the values of our properties. This was a key consideration for our Board in determining that the merger represents a more desirable course of action for our common shareholders than continuing to operate as an independent public company.

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Probability of Completion—Our Board believes there is a high probability of completion of the transactions contemplated by the merger agreement relative to a transaction with another party.

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Limited Termination Right—We are prohibited from soliciting or encouraging competing transactions. However, if we receive unsolicited inquiries and proposals regarding other potential business combinations, we have a limited right, subject to the satisfaction of conditions and the payment of a $27.0 million break-up fee to ProLogis Six Rivers Limited Partnership, to terminate the merger agreement and enter into an agreement with respect to a superior competing transaction with a third party.

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Some of the potentially negative factors the Board considered include:

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No Further Interest—Upon completion of the merger, our shareholders will no longer share in the future performance of our company or receive quarterly dividends. In addition, our shareholders will only receive dividends for the fiscal quarters that are completed prior to the closing of the merger.

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Tax Consequences—The merger will be a fully taxable transaction for our shareholders. The partnership merger will be a fully taxable transaction for the holders of common units of limited partnership interest in our operating partnership who do not elect, or who are ineligible, to receive common units of limited partnership interest in a newly-formed limited partnership subsidiary of ProLogis. The partnership merger may be a fully or partially taxable transaction for the holders of common units of limited partnership interest in our operating partnership who elect to receive common units of limited partnership interest in the limited partnership subsidiary of ProLogis, but do not have the benefit of existing contractual arrangements that absolutely prohibit us from selling properties originally contributed to our operating partnership by such holders during certain specified time periods.

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Alternative Proposals—We are prohibited from soliciting alternative proposals from other potential purchasers of our company and, if we receive an unsolicited proposal and enter into an agreement with respect to a superior competing transaction with a third party, we may be required to pay a $27.0 million break-up fee to ProLogis Six Rivers Limited Partnership.

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    Trustees' and Executive Officers' Other Interests—Some of our trustees and executive officers have interests in the merger that differ from, or are in addition to (and therefore may conflict with), your interests as a shareholder, as discussed under the heading "Interests of Trustees and Executive Officers in the Merger" on page 37.

    In view of the wide variety of factors considered by our Board, our Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our Board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, our Board unanimously determined that the potential benefits of the merger substantially outweighed the potential detriments associated with the merger.

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Fairness Opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc.—See page 27

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Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. rendered their respective oral fairness opinions to our Board, which were subsequently confirmed in writing, that, as of May 3, 2004 and based upon and subject to the factors and assumptions set forth therein, the $23.80 in cash to be received for each outstanding common share pursuant to the merger agreement is fair from a financial point of view to the holders of such shares. In rendering their opinions, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. did not opine on the consideration to be received by the holders of our preferred shares upon liquidation of our company following the merger or the consideration to be received by the holders of common units of limited partnership interest of our operating partnership.

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The full text of the written opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., each dated May 3, 2004, which set forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinions, are attached to this proxy statement as Exhibits B-1 and B-2, respectively. You should read each of the opinions in its entirety. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. provided their opinions for the information and assistance of our Board in connection with its consideration of the merger contemplated by the merger agreement. The opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. are not recommendations as to how you should vote with respect to the merger.

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No Appraisal Rights

Appraisal rights are not available to holders of our common shares or preferred shares in connection with the merger.

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Interests of our Trustees and Executive Officers—See page 37

Some of our executive officers and trustees have interests and arrangements that may be different from, or in addition to (and therefore may conflict with), your interests as our shareholder. Our Board was aware of these interests and considered them in approving the merger agreement and the transactions that it contemplates. These interests and arrangements include the following:

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  Any unexercised options to purchase our common shares under our Amended and Restated 1993 Omnibus Incentive Plan, or its predecessor plans, held by our executive officers as of the closing of the merger, whether or not then vested, will be exchanged for cash in an amount equal to the product of (1) $23.80 minus the exercise price per share and (2) the number of shares subject to the stock option. As a result, our executive officers will be entitled to receive an aggregate amount of $9,826,116 with respect to stock options issued under the Amended and Restated 1993 Omnibus Incentive Plan (based on the number of options held by the executive officers as of the date of this proxy statement and assuming no options are exercised by the executive officers prior to the merger).

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  Our non-employee trustees hold options to purchase our common shares under our Amended and Restated 1994 Non-Employee Stock Incentive Plan, or its predecessor plans. All of these options are currently exercisable. Any option which is not exercised prior to the effective date of the merger will be terminated and cancelled concurrently with the merger. The total value (based on the merger consideration) of options issued under this plan and held by all current non-employee trustees (Messrs. Rodney B. Berens, Donald E. Callaghan, Richard M. Cummins, Jonathan D. Eilian, David F. McBride, John S. Moody, Russell C. Platt and David M. Sherman) as a group is $563,200 (based on the number of options held by the non-employee trustees as of the date of this proxy statement and assuming no options are exercised by the non-employee trustees prior to the merger).

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  Restricted shares issued to employees as long-term incentive compensation and to the trustees as part of trustee compensation are subject to forfeiture if performance measures are not achieved or applicable holding periods are not met. As a result of the merger, any restrictions or forfeiture provisions will terminate or lapse. In addition, all outstanding employee stock loans will be forgiven in accordance with their terms. The total value (based on the merger consideration) of restricted shares held by all executive officers and trustees as a group is $10,801,687 and the total amount of all loans to that group that will be forgiven is $5,653,519, in each case as of June 1, 2004. After the restrictions terminate or lapse, the restricted shares will be treated under the merger agreement in the same manner as our other common shares.

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  Our employment agreements with Jeffrey E. Kelter and Robert F. Savage, Jr. (who are, respectively, our President and Chief Executive Officer and our Executive Vice President and Chief Operating Officer), provide that, upon a termination of employment during the two-year period after a change in control, each of these executive officers will receive (1) a cash payment equal to three times the sum of (A) the officer's annual salary, (B) the officer's annual bonus (as determined under his employment agreement) and (C) the average of the dollar amounts awarded to the officer in the form of incentive compensation for the three fiscal years prior to the year of termination; (2) for a period of three years after termination of employment, continuing health benefits under our health plans and programs as the officer would have received under his employment agreement; (3) an amount equal to any salary and other benefits earned and accrued but not yet paid; (4) an additional cash payment of $3,750,000 in the case of Mr. Kelter, and $2,500,000 in the case of Mr. Savage; (5) a pro-rata portion of the officer's target annual bonus for the year in which a termination occurs; (6) forgiveness of any outstanding balances on loans made by us to the officer to purchase our common shares; (7) the aggregate amount of the remaining unpaid supplemental cash payments provided for under his employment agreement; (8) vesting of restricted stock and any other equity-based interests; and (9) continued rights and benefits under our employee benefit plans and programs in accordance with the applicable plans' and programs' provisions. The maximum amount of severance payments that each of Jeffrey E. Kelter and Robert F. Savage, Jr. may be entitled to receive pursuant to their severance arrangements is $10.2 million and $7.1 million, respectively. These amounts exclude the value of the vesting of restricted shares, the forgiveness of loans and tax gross-up payments. The agreements provide for a tax gross-up payment to be made by us to the officer equal to (a) the sum of all federal, state and local income taxes payable by the officer upon the vesting of restricted shares (but no payments in respect of any taxes incurred as a result of the tax gross-up payment with respect to such shares) and (b) the amount of excise taxes incurred by that officer under section 4999 of the Code as a result of payments made in connection with a change in control plus a tax gross-up payment with respect to such excise tax payment such that the officer would be in the same after-tax position as if no excise tax had been imposed under section 4999 of the Code. The ProLogis parties have agreed that the merger constitutes a change in control under these agreements.

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  Our employment agreement with John B. Begier (who is our Executive Vice President and Chief Investment Officer) provides that, upon a termination of employment "without cause" (as defined in the agreement) or an "involuntary termination" (as defined in the agreement) during the two-year period after a change in control, Mr. Begier will receive (1) a cash payment equal to two times the sum of (A) his annual salary, (B) his annual bonus (as determined under his employment agreement) and (C) the average of the dollar amounts awarded to him in the form of incentive compensation for the three fiscal years prior to the year of termination; (2) for a period of three years after termination of employment, continuing health benefits under our health plans and programs as Mr. Begier would have received under his employment agreement; (3) an amount equal to any salary and other benefits earned and accrued but not yet paid; (4) an additional cash payment of $1,250,000; (5) a pro-rata portion of Mr. Begier's target annual bonus for the year in which termination occurs; (6) forgiveness of any outstanding balances on loans made by us to Mr. Begier to purchase our common shares; (7) vesting of restricted shares and any other equity-based interests; and (8) continued rights and benefits under our employee benefit plans and programs in accordance with the applicable plans' and programs' provisions. The maximum amount of severance payments that John B. Begier may be entitled to receive pursuant to his severance arrangement is $3.0 million. This amount excludes the value of the vesting of restricted shares and the forgiveness of loans. The ProLogis parties have agreed that the merger constitutes a change in control under this agreement.

  •
  Under Change-in-Control Severance Agreements, nine executive officers (Saul A. Behar, Stephen J. Butte, A. Donald Chase, Jr., John P. DiCola, Charles C. Lee, Jr., J. Peter Lloyd, Timothy E. McKenna, Francis K. Ryan and Jennifer A. Pancoast Wierman) will be entitled to severance pay and continued rights and benefits under our employee benefit plans and programs (in accordance with the terms and provisions of the applicable plans and programs) in the event of a covered termination of employment following a change in control. Under these agreements, a covered termination occurs if during the one-year period following a change in control, the employment of the employee is terminated "without cause" (as defined in the agreements) or by the employee for "good reason" (as defined in the agreements). The ProLogis parties have agreed that the merger constitutes a change in control under these agreements. Generally, if the employee is offered employment by the ProLogis parties, and accepts the offer, or the employee rejects an offer of employment that does not give rise to a termination of employment for good reason, then the employee will not be deemed to have been terminated from his or her employment for purposes of the agreements.

  •
  Under our Change-of-Control Severance Plan for Certain Employees, approximately 62 employees (excluding those executive officers described above who are party to an employment agreement or change-in-control severance agreement) will be entitled to payments in the event of qualifying terminations of employment following a change in control. In the event of a qualifying termination, an employee is entitled to receive a severance payment based on the employee's number of years of service multiplied by a portion of his or her base salary. In addition, employees under this plan will be eligible to receive a transition bonus if they remain employed through the effective time of the merger, the amount of which is identical to the respective severance payment. The ProLogis parties have agreed that the merger constitutes a change in control for purposes of this plan.

  •
  The maximum amount of cash severance payments that our three most senior executive officers, as well as the executive officers who have entered into Change-in-Control Severance

    Agreements, and those employees who participate in the Change-of-Control Severance Plan for Certain Employees, as a group may be entitled to receive pursuant to the applicable severance arrangements is approximately $22.6 million. This amount excludes the value of the vesting of restricted shares, the forgiveness of loans and tax gross-up payments with respect to our three most senior executive officers.

  •
  Some of our trustees and executive officers, including John B. Begier, Stephen J. Butte, Jeffrey E. Kelter, Charles C. Lee, Jr., David F. McBride, Robert F. Savage, Jr. and their affiliates, own an aggregate of 690,626 common units of limited partnership interest in our operating partnership. In the partnership merger, these persons will have the option to exchange their units for $23.80 in cash per unit without interest or for common units of limited partnership interest in a newly-formed limited partnership subsidiary of ProLogis, which will be redeemable by the holder for cash or, at the election of ProLogis, common shares of ProLogis.

  •
  While the receipt of common units of limited partnership interest in the new limited partnership will be a taxable transaction for most recipients, some recipients should be able to defer a portion of their otherwise substantial taxable gain to the extent such recipients have, as a result of existing contractual agreements, the benefit of absolute restrictions on our (and, after the merger, the surviving company's) ability to sell properties that were originally contributed to our operating partnership by such persons. David F. McBride currently is a party to such an agreement, which prohibits the sale of certain properties until December 2004.

  •
  ProLogis will offer Jeffrey E. Kelter a seat on the ProLogis board of trustees, subject to the negotiation of a mutually acceptable non-competition agreement between ProLogis and Mr. Kelter.

  •
  ProLogis Six Rivers Limited Partnership will purchase the shares of our management company, Keystone Realty Services, Inc., held by Jeffrey E. Kelter and David F. McBride for an aggregate purchase price of $70,000.

  •
  The merger agreement provides that we, and following the mergers, the surviving company and ProLogis Six Rivers Limited Partnership, will indemnify any person who is a trustee, director or officer of any of us or our subsidiaries as and to the same extent that such individuals were indemnified by us and our subsidiaries as of the date of the merger agreement. The merger agreement also provides that, prior to the effective time of the merger, we will purchase an extended reporting period endorsement under our existing directors' and officers' liability insurance coverage for our trustees and officers with coverage for six years following the closing of the merger. If the cost of obtaining that endorsement exceeds $550,000, we will purchase an endorsement in an amount and scope as great as can be obtained for $550,000.

•
Material Federal Income Tax Considerations—See page 56

The merger will have tax consequences for you. The receipt of cash in exchange for your common shares will be taxable for federal income tax purposes. Your tax consequences will depend on your personal situation. You are urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

•
Termination Events and Break-up Fees—See page 51

•
In addition to customary termination events, including termination by mutual consent of the parties, termination for breaches of representations and warranties and termination upon the failure to receive the requisite shareholder approval for the merger, the merger agreement may be terminated under the following circumstances:

(1)    by us if our Board fully complies with the terms of the merger agreement but withdraws its recommendation of the merger or the partnership merger or the merger agreement in connection with, or approves or recommends, any superior competing transaction and we pay, or agree in writing to pay, the required break-up fee and expense reimbursement; or

    (2)    by the ProLogis parties if (a) prior to a duly held meeting of our shareholders, our Board withdraws or modifies in any manner adverse to the ProLogis parties its approval or recommendation of the merger, the partnership merger or the merger agreement in connection with, or approves or recommends, any superior competing transaction, (b) we or our operating partnership enter into any agreement with respect to any superior competing transaction or (c) our Board or any Board committee resolves to do any of the foregoing.

  •
  We may be required to pay a termination fee of $27.0 million or reimburse the ProLogis parties for expenses incurred of up to $2.5 million upon the occurrence of some of the termination events.

•
No Solicitation; Termination of the Merger Agreement—See page 49

We are prohibited from soliciting or encouraging competing transactions. If we receive unsolicited inquiries and proposals regarding other potential business combinations, we may, but only to the extent required by our Board's legal duties to our shareholders, provide information and engage in limited discussions with respect to alternative proposals, and participate in negotiations with respect to any alternative proposals that a majority of our entire Board determines, after consultation with its legal and financial advisors, in good faith, taking into account all relevant factors, including the conditions, prospects and time required for completion of an alternative proposal, to be more favorable from a financial point of view than the merger and the partnership merger to our shareholders and the holders of common units of limited partnership interest in our operating partnership. Upon making such a determination and subject to the satisfaction of conditions and the payment of a $27.0 million break-up fee to ProLogis Six Rivers Limited Partnership, we may enter into an agreement with respect to a superior competing transaction with a third party.

•
Partnership Merger Consideration—See page 19

•
In connection with the partnership merger, the holders of common units of limited partnership interest in our operating partnership, other than us, may exchange their units for $23.80 in cash without interest per unit. Holders of common units of limited partnership interest who are "accredited investors" under the Securities Act of 1933, as amended, and meet certain other criteria, will have the option to exchange their common units of limited partnership interest, in lieu of $23.80 in cash per unit, for common units of limited partnership interest in a newly-formed limited partnership subsidiary of ProLogis. As of the date of this proxy statement, there were 3,938,160 common units of limited partnership interest in our operating partnership outstanding that are not held by us.

•
Under the terms of the merger agreement, if the consent of the holders of Series D Convertible Preferred Units of our operating partnership (which are sometimes referred to in this proxy statement as the "Series D Units") is not obtained, we will redeem the Series D Units in accordance with the Partnership Unit Designation of the Series D Units. The redemption may occur at any time on or after July 21, 2004 and will be effected immediately prior to the effective time of the merger. As of the date of this proxy statement, there were 211,145 Series D Units outstanding held by one holder.

•
Partnership Merger Vote Requirement—See page 20

The consent of our company, as the general partner of our operating partnership and the holder of a majority in interest of the outstanding common units of limited partnership interest in our operating partnership, is required to approve the partnership merger. Since our company owns approximately 89% of the outstanding common units of limited partnership interest as of March 31, 2004, and will continue to hold a majority of the outstanding common units of limited partnership interest as of the date of the vote to approve the partnership merger, the partnership merger will be approved if we approve it, even if no other holder of common units of limited partnership interest votes to approve it. Provided that we do not accept a superior competing proposal, we have agreed to vote our common units of limited partnership interest to approve the partnership merger.

•
Determination of Merger Consideration and Partnership Merger Consideration

We determined the merger consideration offered to our shareholders and partnership merger consideration offered to the holders of common units of limited partnership interest in our operating partnership based on arm's-length negotiations between our company and the ProLogis parties. We did not use any other particular method of determining the merger consideration.

•
Fees and Expenses—See page 55

We estimate that our company will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of filing fees, fees and expenses of investment bankers, attorneys and accountants and other related charges, totaling approximately $12,497,076, assuming the merger and the related transactions are completed.

•
Who Can Help Answer Other Questions

If you have any questions about the merger or would like additional copies of this proxy statement, you should contact our proxy solicitor:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
(888) 887-1266

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:
What am I being asked to vote on?

A:
You are being asked to vote to approve the merger agreement, including the merger of a subsidiary owned by ProLogis Six Rivers Limited Partnership with and into our company, and the other transactions contemplated by the merger agreement.

Q:
What will I receive in the merger?

A:
You will be entitled to receive $23.80 in cash, without interest, for each outstanding common share that you own as of the effective time of the merger. You will also receive regular, quarterly dividends that are declared for each full fiscal quarter ended prior to the closing date of the merger.

Q:
Does the Board of Trustees recommend approval of the merger agreement, including the merger and the other transactions contemplated by the merger agreement?

A:
Yes. Our Board has unanimously approved the merger agreement, including the merger and the other transactions contemplated by the merger agreement, and has voted to recommend that our shareholders vote FOR the approval of the merger agreement, including the merger and the other transactions contemplated by the merger agreement. For a description of the factors considered by our Board, please see "Recommendation of our Board of Trustees and Reasons for the Merger" on page 26.

Q:
When do you expect to complete the merger?

A:
Because a vote of our shareholders is only one of the conditions to the merger, we can give you no assurance as to when or whether the merger will occur, but we expect to close the merger as soon as practicable on or after the date of the special meeting of our shareholders. For more information, see "Conditions to the Completion of the Merger" on page 50.

Q:
If the merger is completed, when can I expect to receive the consideration for my shares?

A:
Promptly after the completion of the mergers, you will receive a letter of transmittal describing how you may exchange your shares for the merger consideration. At that time, if you hold physical share certificates, you must send in your share certificates with your completed letter of transmittal to the paying agent. You should not send your share certificates to us or anyone else until you receive these instructions. You will receive payment of your portion of the merger consideration after we receive from you a properly completed letter of transmittal together with your share certificates or, if you do not hold any physical share certificates, promptly after we receive your properly completed letter of transmittal and electronic transfer of your common shares.

Q:
Does Keystone Property Trust expect to continue to pay quarterly dividends on my shares?

A:
Yes, we expect you will continue to receive regular quarterly dividends for each full fiscal quarter ended prior to the closing of the merger.

Q:
If I am a U.S. shareholder, what are the tax consequences of the merger to me?

A:
Your receipt of the merger consideration for your shares will be taxable for federal income tax purposes. For further information on the material tax consequences of the merger, see "Material Federal Income Tax Considerations" on page 56. Your tax consequences will depend on your personal situation. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Q:
If I am a non-U.S. shareholder, what are the tax consequences of the merger to me?

A:
The tax consequences to non-U.S. shareholders are complex and unclear. Non-U.S. shareholders are urged to read "Material Federal Income Tax Considerations—Consequences to You of the Merger—Non-U.S. Shareholders" on page 56 and to consult with their own tax advisors, especially concerning the Foreign Investment in Real Property Tax Act of 1980, U.S. federal income tax withholding rules and the possible application of benefits under an applicable income tax treaty.

Q:
What vote of Keystone Property Trust shareholders is required to approve the merger?

A:
Approval of the merger requires the affirmative vote by holders of at least a majority of our outstanding common shares. We urge you to complete, execute and return the enclosed proxy card to assure the representation of your shares at the special meeting.

Q:
Who is entitled to vote at the special meeting?

A:
Only shareholders of record at the close of business on the record date,                         , 2004, are entitled to receive notice of the special meeting and to vote common shares that they held on that date at the special meeting, or any postponements or adjournments of the special meeting. Each shareholder has one vote for each common share owned on the record date.

Q:
What is the location, date and time of the special meeting?

A:
The special meeting will be held at                        , located at                        , New York, New York, on                        ,                         , 2004, at 9:30 a.m., local time.

Q:
What happens if I sell my shares before the special meeting?

A:
The record date for the special meeting,                         , 2004, is earlier than the date of the special meeting. If you held your shares on the record date but transfer them prior to the effective time of the merger, you will retain your right to vote at the special meeting but not the right to receive the consideration for the shares. The right to receive such consideration will pass to the person who owns your shares when the merger becomes effective.

Q:
How do I vote?

A:
If you complete and properly sign the accompanying proxy card and return it to us prior to the special meeting, your shares will be voted as you direct. If you are a registered shareholder and attend the special meeting, you may deliver your completed proxy card or vote in person. "Street name" shareholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.

  If you fail either to return your proxy card, or to vote in person at the special meeting, or if you mark your proxy "abstain," the effect will be the same as a vote against the merger. If you sign and return your proxy card and fail to indicate your vote on your proxy, your shares will be counted as a vote in favor of the merger agreement, including the merger and the other transactions contemplated by the merger agreement.

Q:
If my shares are held for me by my broker, will my broker vote those shares for me?

A:
If you hold your shares in "street name" through a broker or other nominee, your broker or nominee will not vote your shares unless you provide instructions on how to vote. You should instruct your broker how to vote your common shares by following the directions your broker will provide to you. If you do not provide instructions to your broker, your common shares will not be voted and this will have the same effect as a vote against the proposal to approve the merger agreement, including the merger and the other transactions contemplated by the merger agreement.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote by either delivering to our Secretary, before the special meeting, a later dated, signed proxy card or a written revocation of your proxy or attending the special meeting and voting in person. The powers of the proxy holders will be suspended with respect to your proxy if you attend the special meeting in person and so request; however, your attendance at the special meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions. Also, if you elect to vote in person at the special meeting and your shares are held by a broker, you must bring to the special meeting a legal proxy from the broker authorizing you to vote the shares.

Q:
What will happen to my shares after completion of the merger?

A:
Following the completion of the merger, your shares will be cancelled and will represent only the right to receive your portion of the merger consideration, trading in our common shares on the New York Stock Exchange will cease, price quotations for our common shares will no longer be available, and we will cease filing periodic reports with the SEC.

Q:
Should I send my share certificates now?

A:
No. After the merger is completed, a paying agent will send you a letter of transmittal describing how you may exchange your share certificates for the merger consideration. At that time, you must send in your share certificates or execute an appropriate instrument of transfer of your common shares, as applicable, with your completed letter of transmittal to the paying agent to receive the merger consideration. If you do not hold any physical share certificates, you must execute a properly completed letter of transmittal and electronic transfer of your common shares.

Q:
Where can I find more information about Keystone Property Trust?

A:
We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and at the offices of the New York Stock Exchange. You can also request copies of these documents from us. See "Where You Can Find More Information" on page 60.

Q:
How will the proxy holders vote my shares?

A:
Our Board's recommendation is set forth together with the description of the proposal in this proxy statement. Our Board recommends a vote FOR the approval of the merger agreement, including the merger and the other transactions contemplated by the merger agreement. See "Recommendation of Our Board of Trustees and Reasons for the Merger" on page 26.

  Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board. With respect to any other matter that properly comes before the special meeting, the proxy holders will vote thereon in accordance with their discretion.

Q:
Whom can I call with questions?

A:
We have selected D.F. King & Co., Inc. as our proxy solicitor, which may be contacted as follows:

  D.F. King & Co., Inc.
  48 Wall Street
  New York, New York 10005
  (888) 887-1266

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We will bear the cost of soliciting proxies. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our officers or employees. We will pay approximately $12,500 (plus reimbursement of out-of-pocket expenses) to D.F. King & Co., Inc., our proxy solicitor. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common shares held of record by such persons, and we will, upon request of such record holders, reimburse forwarding charges and out-of-pocket expenses.

  If you have further questions, you may contact our proxy solicitor at the address and telephone number indicated above.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement (including the information incorporated by reference in it) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements relating to the financial condition, results of operations, plans, objectives, future performance and businesses of our company, as well as information relating to the merger, the merger agreement and the other transactions contemplated by the merger agreement, including statements concerning the expected closing of the merger, the conduct of the business of our company if the merger is not completed and tax consequences of the merger. These statements include statements regarding our and our management's intent, belief or current expectations, as well as the assumptions on which those statements are based. Words such as "believes," "expects," "anticipate," "intends," "plans," "estimates" and variations of those words and similar words also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties; actual events and results may differ materially from those contemplated by the forward-looking statements. Although we believe that the expectations reflected in any forward-looking statements that we made are based upon reasonable assumptions, there can be no assurance that these expectations will be realized. As a result, our actual results could materially differ from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, but are not limited to, the following: real estate investment considerations, such as the effect of economic and other considerations in the market area on cash flows and values; the need to renew leases or relet space upon the expiration of current leases; the risks associated with the construction and development of properties; the ability of a property to generate revenues sufficient to make principal payments on outstanding debt; outstanding debt may be refinanced at higher interest rates or otherwise on terms less favorable to us, interest rates under our senior unsecured revolving credit facility and other variable rate debt may increase and changes in economic conditions generally and the real estate market specifically, legislative/regulatory matters (including changes to laws governing the taxation of REITs), availability of capital (debt and equity), and interest rates, competition, future terrorist attacks in the United States, defaults on or non-renewal of leases by tenants, decreased rental rates or increased vacancy rates, financial market fluctuations, environmental uncertainties, changes in supply and demand for properties in our current and proposed market areas, general accounting principles and policies and guidelines applicable to REITs.

        We caution you not to place undue reliance on any forward-looking statements that we made. We undertake no obligation to update or revise forward-looking statements in this proxy statement (including information incorporated by reference) to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time. Any forward-looking statements speak only as of the date that they are made.

PROPOSAL NO. 1: APPROVAL OF THE MERGER AGREEMENT, INCLUDING THE MERGER

THE PARTIES

Keystone Property Trust

        We are a Maryland real estate investment trust. We conduct substantially all of our business operations through, and hold the general partner interest in, our operating partnership. As of March 31, 2004, we owned interests in 136 industrial properties, one office property and an investment in a direct financing lease aggregating approximately 31.1 million square feet, with 26 of the properties being owned through joint venture entities. Our properties are located in Central and Eastern Pennsylvania; Northern and Central New Jersey; Indianapolis, Indiana; New York State; Ohio; Greenville, South Carolina; and Southern Florida. We were formed in Maryland on April 30, 1999. Our main office is located at 200 Four Falls, Suite 208, West Conshohocken, Pennsylvania 19428 and our telephone number is (484) 530-1800. Our common shares are listed on the New York Stock Exchange under the symbol "KTR." Our Series D Cumulative Redeemable Preferred Stock is listed on the New York Stock Exchange under the symbol "KTRPrD." Our Series E Cumulative Redeemable Preferred Stock is listed on the New York Stock Exchange under the symbol "KTRPrE."

Keystone Operating Partnership, L.P.

        Our operating partnership is a Delaware limited partnership of which we are the sole general partner. The majority of our properties are owned, directly or indirectly, by our operating partnership. Our operating partnership was formed in Delaware on November 3, 1993 under the name American Real Estate Investment, L.P.

ProLogis Six Rivers Limited Partnership

        ProLogis Six Rivers Limited Partnership is a Delaware limited partnership that owns all of the membership interests in Six Rivers REIT Merger Sub LLC, the merger subsidiary to be merged with and into Keystone Property Trust. The ProLogis parties will indirectly own all of the partnership interests in ProLogis Six Rivers Limited Partnership prior to the merger.

ProLogis

        ProLogis is a real estate investment trust that owns (directly or through unconsolidated investees), operates and develops industrial distribution properties in North America, Europe and Asia. ProLogis' common shares are listed on the New York Stock Exchange under the symbol "PLD."

Affiliates of Funds Managed by Eaton Vance Management

        The parties to the merger agreement include affiliates of four investment funds managed by Eaton Vance Management. Eaton Vance Management is an affiliate of Eaton Vance Corp., a Boston-based investment firm whose stock trades on the New York Stock Exchange under the symbol "EV." Eaton Vance and its affiliates manage $85.1 billion in assets as of April 30, 2004, for more than 100 investment companies, as well as individual and institutional accounts, including those of corporations, hospitals, retirement plans, universities, foundations and trusts.

THE MERGER

Merger

        The merger agreement provides for the merger of a wholly-owned subsidiary of ProLogis Six Rivers Limited Partnership with and into our company. Our company will be the surviving company in the merger. The merger will be completed when the articles of merger relating to the merger have been accepted for record by the State Department of Assessments and Taxation of Maryland in accordance with Maryland law and the related certificate of merger has been accepted for record by the Secretary of State of Delaware in accordance with Delaware law, both of which are expected to occur as soon as practicable after shareholder approval of the merger agreement, including the merger and the other transactions contemplated by the merger agreement, and the satisfaction or waiver of all other conditions to closing under the merger agreement.

        As of the effective time of the merger, holders of our common shares will have no further ownership interest in the surviving company. Instead, each holder of our common shares outstanding (including holders of our common shares subject to restriction) immediately prior to the effective time of the merger will be entitled to receive $23.80 in cash, without interest, per share. Upon completion of the merger, all of our outstanding stock options under our Amended and Restated 1993 Omnibus Incentive Plan held by our officers and employees, whether or not then vested, will be cancelled and, in full settlement of these options, each option holder will receive an amount of cash equal to $23.80 less the exercise price per share multiplied by the number of common shares underlying each option. For a period of 15 days prior to the effective time of the merger, each stock option to purchase our common shares granted to our non-employee trustees under our Amended and Restated 1994 Non-Employee Stock Incentive Plan which is then outstanding will be exercisable during that 15-day period and any option which is not exercised prior to the effective time of the merger will be terminated and cancelled.

Partnership Merger

        Immediately prior to the consummation of the merger, an indirect wholly-owned subsidiary of ProLogis Six Rivers Limited Partnership will merge with and into our operating partnership. Our operating partnership will be the surviving partnership in this merger. Following the merger, the surviving company will initially be the sole general partner of the surviving partnership.

        In connection with the partnership merger, the holders of each common unit of limited partnership interest in our operating partnership, other than units held by us, will exchange their common units of limited partnership interest for $23.80 in cash without interest per unit. Alternatively, those holders who are "accredited investors" under the Securities Act of 1933 will have the option of exchanging their units, in lieu of receiving $23.80 in cash, for common units of limited partnership interest in a newly-formed limited partnership subsidiary of ProLogis based upon an exchange rate determined by reference to the average closing price of ProLogis common shares over the 20 trading days ending on the trading day prior to the special meeting. These common units of limited partnership interest are sometimes referred to in this proxy statement as the "exchange units." The exchange units will not be registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act. As described below under the heading "Interests of Trustees and Executive Officers in the Merger—Contribution Option for Unit Holders" on page 42, some of our trustees and executive officers own common units of limited partnership interest in our operating partnership and are eligible to participate in this exchange. This proxy statement does not constitute an offer to sell and is not an offer or a solicitation of an offer in respect of exchange units and should not be construed as an offer of any kind or the solicitation of an offer to buy, including in any state or jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Common units of limited partnership interest that we hold in our operating partnership will remain outstanding.

        If the consent of the holders of the Series D Units in our operating partnership is not obtained, we will redeem the Series D Units in accordance with the Partnership Unit Designation of the Series D Units. The redemption may occur at any time after July 21, 2004 and will be effected immediately prior to the effective time of the merger. As of the date of this proxy statement, there were 211,145 Series D Units outstanding held by one holder.

The Exchange Units

        Those holders of common units of limited partnership interest in our operating partnership who are eligible and elect to receive exchange units will become limited partners in a newly-formed limited partnership subsidiary of ProLogis. The general partner of the partnership will be a subsidiary of ProLogis, and ProLogis itself will hold a limited partnership interest in the partnership. The exchange units will have the following key terms:

  •
  Each exchange unit will be entitled to a quarterly preferred return, paid prior to any distributions to ProLogis and its affiliates, in an amount equal to the dividend for each common share of ProLogis paid by ProLogis for the relevant quarter; to the extent the partnership does not have sufficient cash to pay all or any portion of the required dividend, the unpaid amount is accrued and will be owed together with interest;

  •
  Holders of exchange units may require the partnership to redeem the units at any time for cash, subject to certain volume requirements, at a per-unit price equal to the average of the daily closing price of ProLogis' common shares for the ten consecutive trading days immediately preceding the determination date plus accrued and unpaid distributions; provided, however, that ProLogis may elect to assume the obligation of the partnership to redeem exchange units and may deliver shares of ProLogis common stock to satisfy the redemption; and

  •
  Unless otherwise provided by applicable law, the holders of exchange units will not have any voting rights or rights to consent to any matter requiring the consent or approval of the partners of the partnership, except for matters described in the limited partnership agreement of the partnership.

Partnership Merger Vote Requirement

        The partnership merger requires the consent of our company, as the general partner of our operating partnership, and the consent of the holders of a majority in interest of the outstanding common units of limited partnership interest in our operating partnership. We will consent to the partnership merger both in our capacity as general partner and as the holder of a majority of the outstanding common units of limited partnership interest, unless our Board withdraws its recommendation of the merger due to its receipt of a superior competing transaction. See "The Merger Agreement—Covenant Regarding No Solicitation; Covenant to Recommend" on page 49. Since our company owns approximately 89% of the outstanding common units of limited partnership interest as of March 31, 2004, and will continue to hold a majority of the outstanding common units of limited partnership interest as of the date of the vote to approve the partnership merger, the partnership merger will be approved if we approve it, even if no other holder of common units of limited partnership interest votes to approve it. As of the date of this proxy statement, some of our executive officers and trustees own in the aggregate 690,626 common units of limited partnership interest, which represents approximately 2.0% of the issued and outstanding common units of limited partnership interest that may be voted in regard to the partnership merger. The executive officers and trustees who are parties to voting agreements have agreed to vote their common units of limited partnership interest in favor of the partnership merger during the term of the voting agreements and have granted to ProLogis Six Rivers Limited Partnership a proxy covering all their common units of limited partnership interest. For a more complete description of the voting agreements see "The Merger Agreement—Voting Agreements" on page 54.

Determination of Merger Consideration and Partnership Merger Consideration

        We determined the consideration offered to our shareholders in the merger and the consideration offered to the holders of common units of limited partnership interest (other than us) in the partnership merger based on arm's-length negotiations between our company and the ProLogis parties. We did not use any other particular method of determining the merger consideration and partnership merger consideration.

Background of the Merger

        In the fourth quarter of 2000, we announced a strategic change in our investment focus, concentrating on owning large, modern industrial distribution center assets in markets serving East Coast population centers. Between January 1, 2001 and December 31, 2003, we sold approximately $586 million of office and industrial property assets and entered into two joint ventures that increased our portfolio of high quality industrial assets. We sold or contributed $194 million of industrial properties to these joint ventures, and acquired an additional $138 million of bulk distribution centers through these joint ventures. During that same period, we directly acquired $638 million of bulk distribution centers and developed an additional $213 million of bulk distribution centers. We also refined our focus to three core distribution markets that we believed would benefit from current trends in logistics and where market conditions offered significant opportunities for value creation.

        By the beginning of 2003, we had substantially completed our repositioning to a geographically focused industrial REIT. Our next objective was to develop a strategic plan for enhancing the value of the platform that we created. Our Board considered this issue at our annual off-site strategy meeting in June 2003, as well as at a regularly scheduled meeting in July 2003. During these meetings, our Board discussed then-prevailing market conditions, which our Board believed were favorable for industrial REITs. Our access to debt and equity capital was strong, and our Board believed there was an opportunity to continue to expand and refine our asset base and to simplify our overall capital structure. Our Board felt that taking these steps would enhance our value and our flexibility to continue to operate as a stand-alone company or possibly to pursue additional joint ventures or an extraordinary corporate transaction. Our management and Board were both mindful of the fact that as REITs and other institutional investors looked for ways to deploy funds, prices for industrial properties had increased and the availability of properties for acquisition had decreased. In light of these conditions, the Board was open to considering a number of alternatives, including a stand-alone scenario in which we would raise and invest significant amounts of capital to grow our business, additional joint ventures with institutional investors that could provide significant capital resources to fund future growth or a business combination transaction with a public REIT or portfolio sale to an institutional investor that would enable our shareholders to realize the value that was created by the repositioning of our company. The Board did not take any formal action regarding our corporate strategy at either meeting. The Board asked management to develop more information about alternative strategies for discussion at its next regular meeting.

        At various times during 2003, our Chief Executive Officer, Jeffrey E. Kelter, had informal discussions with executives of other companies and institutional investors about the state of the industrial real estate markets, including the capitalization rates at which purchasers were acquiring industrial properties. These discussions often took place during real estate industry conferences. Some of these conversations involved discussions of our corporate strategy, but these discussions did not lead to any formal discussions or negotiations with regard to any specific transactions. Mr. Kelter kept our Board apprised of these discussions at our Board meetings held throughout 2003.

        Our Board continued its discussions of our corporate strategy at a regularly scheduled meeting in October 2003. The Board reviewed information regarding the performance of REITs, including the fact that industrial REITs were the best performing REIT sector, based upon increases in share prices, in the 12 months prior to the Board meeting. At that meeting, the Board also discussed the fact that, based upon our direct experience and information from others in the industry, prices for industrial properties were continuing to rise. Management discussed with the Board a plan for significant growth in 2004 and 2005 and the assumptions underlying the plan. The plan included a potential portfolio acquisition in the Miami market that was considered very attractive. The plan was expected to be financed primarily through issuances of common and preferred equity. The Board also discussed potential extraordinary corporate transactions, including the identities of possible acquirors. The Board had a full discussion regarding alternatives, but took no action regarding any strategic alternative at the meeting. The Board was becoming increasingly of the view that, because of the rising prices for industrial REIT shares and industrial properties, an acquiror might not be willing or able to pay a price that we would view as in our shareholders' best interest.

        During a National Association of Real Estate Investment Trusts, or NAREIT, conference from November 12 - 14, 2003, Mr. Kelter had the opportunity to meet with several senior executives of other industrial property REITs, including ProLogis, and institutional investors. These executives also were experiencing increased prices and decreased capitalization rates for acquisitions and they were having difficulty in growing their businesses. Mr. Kelter's view, after having these discussions, was that the group of companies and institutional investors that might be willing and able to engage in an acquisition transaction at an attractive price was limited.

        The Board held its next regularly scheduled meeting in January 2004. The Board continued its discussions of a stand-alone scenario versus additional joint venture and sale scenarios. Messrs. Kelter and Savage updated the Board on the state of the markets and the discussions that were held during the NAREIT conference. The Board considered that strong demand for industrial properties and the low interest rate environment had continued to drive down capitalization rates for property acquisitions. The Board reviewed information indicating that, given the extended period of strong pricing for industrial properties, investors had lowered their acquisition return thresholds, meaning that they might be willing to pay more for our assets than during 2003 when their return requirements were higher. The Board was of the view that, since a stand-alone scenario was a very viable alternative, we should not pursue a business combination or sale transaction that contained a material risk of non-completion or disruption to our business. The Board discussed a number of possible acquirors under various scenarios and believed that only a public REIT would be able to make an attractive offer without the risk of business disruption and non-completion. The Board's belief was based upon the favorable financing that was available to public REITs at the time and the Board's view that a public REIT would be able to complete due diligence and consummate a transaction more expeditiously and with less interference with our business and employee relationships than would other possible acquirers. The Board believed in particular that ProLogis might be interested in a transaction with us because ProLogis had multiple joint venture relationships, and a transaction with us would give ProLogis access to a critical mass of high quality properties in several desirable markets, including some where ProLogis did not yet own a significant amount of assets. The Board recognized that a public REIT might seek financing from an institutional partner. The Board was of the view that any involvement of a partner should be managed so as to limit the uncertainty inherent in a transaction involving multiple parties. The Board held a full discussion of these matters along with its regular business, but did not take any formal action regarding our corporate strategy at this meeting, other than to authorize management to use the assistance of an investment banking firm in analyzing strategic alternatives.

        In February 2004, Jeffrey H. Schwartz, President of ProLogis, contacted Mr. Kelter and suggested that they meet to discuss informally a potential strategic transaction. Messrs. Kelter, Schwartz, Robert F. Savage, Jr., our Chief Operating Officer, and a representative from a potential joint venture partner with ProLogis met for dinner on February 19, 2004. Messrs. Kelter and Schwartz had a subsequent lunch meeting on February 26, 2004. These preliminary discussions did not involve negotiations of price or of a specific transaction proposal. Messrs. Kelter and Savage advised Mr. Schwartz that our Board had made no decision to sell our company and would be concerned about pursuing an alternative that could prove significantly disruptive to our business.

        In late February 2004, representatives of ProLogis contacted members of our management team and suggested that representatives of the companies meet to discuss the possibility of entering into exclusive discussions regarding a strategic transaction. Mr. Schwartz and Edward S. Nekritz, Managing Director and General Counsel of ProLogis, and Mr. Savage, along with representatives of Mayer, Brown, Rowe & Maw LLP (representing ProLogis) and Clifford Chance US LLP (representing us), met at the offices of Clifford Chance on March 3, 2004. Mr. Savage informed the ProLogis team that our Board had made no decision to sell the company at that time. The ProLogis representatives informed our representatives that any transaction with ProLogis would involve a joint venture partner. Mr. Savage reiterated to the ProLogis representatives our Board's reservations regarding the potential involvement of a joint venture partner in a potential transaction given the likely complications and the Board's desire not to engage in a process that would disrupt our business and business relationships. The persons present at the meeting discussed possible ways in which a transaction could be structured and potential terms of a transaction, other than price. Similar discussions continued by telephone over the next several days. These discussions were preliminary and involved no price negotiations, nor was any commitment made by either our representatives or those of ProLogis to engage in a transaction. These discussions terminated due to the parties' inability to agree upon the extent of the involvement of ProLogis' potential joint venture partner in due diligence and negotiations.

        On March 10, 2004, our Board attended a previously-scheduled tour of properties in Miami, Florida that we had then recently acquired, as well as other properties that we were then considering for acquisition in that market. At dinner, Messrs. Kelter and Savage informally updated the Board members on the strategic discussions that had been held with ProLogis, but no formal Board meeting was convened.

        During the middle part of March, representatives of ProLogis continued to express interest to our management, through telephonic meetings, in a business combination transaction, and also expressed an interest in moving expeditiously in light of the favorable interest rate and capital markets environments. In addition, two other entities, including a publicly-traded REIT and a financial institution, contacted us directly and through representatives of Merrill Lynch, Pierce, Fenner & Smith Incorporated to express an interest in a possible transaction. Our representatives held several telephone calls with ProLogis and the two other entities. Our representatives informed all parties that our Board had taken no action to authorize management to begin a sale process and was continuing to review the company's overall strategy. Through additional discussions with the financial institution, it became evident that it was not able to act within parameters our Board believed would serve the best interests of our shareholders. Both ProLogis and the other REIT expressed interest in continuing to explore the possibility of a business combination transaction and both companies offered assurances that the role that their respective joint venture partners might play in negotiating and completing a transaction would be designed to minimize business disruption.

        The Board convened a telephonic meeting on March 18, 2004 to discuss the status of the potential bidders and the advisability of a sale of our company. During this meeting, Messrs. Kelter and Savage informed the Board of the substance of the discussions that had been held with representatives of ProLogis and the other REIT. At the request of the Board, representatives of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. were present on the call, as were representatives of Clifford Chance. The Board and representatives of the investment banking firms conducted a full discussion on a number of topics including the state of the real estate markets generally, the state of the mergers and acquisitions market for REITs, the ability of ProLogis and the other REIT to complete a transaction, the receptivity of the investment community to a transaction between us and the potential bidders, the potential uncertainty created by ProLogis or the other REIT involving a joint venture partner, other possible transactions that we might pursue and the alternative of pursuing no transaction at that time. The Board also discussed whether it should put our company up for sale through a full auction process.

        Following these discussions, the Board concluded that it needed further information before determining whether it was in our best interests to (1) enter into a transaction with ProLogis or the other REIT, (2) pursue a sale of the company through a full scale auction, or (3) continue a stand-alone strategy. The Board authorized a limited process designed to explore our value in a change of control transaction with ProLogis and the other REIT because the Board believed that both of those entities, possibly together with joint venture partners, had the capacity to make an attractive offer without a material risk of business disruption and non-completion. In this process, ProLogis and the other REIT would have the opportunity to perform separate due diligence investigations of us during a three-week period. The Board also authorized Clifford Chance to prepare a form of merger agreement for distribution to ProLogis and the other REIT. Both companies would be asked to submit a proposal for a business combination transaction together with a mark-up of the form of merger agreement at the end of the three-week diligence period. The Board decided that it would review any proposals submitted before determining whether to proceed with a specific strategy. On March 18, 2004, the closing trading prices of our common shares and ProLogis' common shares were $23.05 and $35.53, respectively, and the Morgan Stanley REIT Index closed at 643.17.

        At the March 18, 2004 meeting, the Board also authorized us to retain Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. as financial advisors.

        On March 19, 2004, we entered into confidentiality and standstill agreements with ProLogis and the other REIT.

        Beginning on March 22, 2004, a diligence data room was made available at the offices of Clifford Chance in New York. Each of ProLogis and the other REIT spent approximately 10 days in the data room. Investment banking and accounting advisors of the bidders were given the opportunity to ask questions of their counterpart Keystone advisors.

        On March 24, 2004, each of the bidders was provided with a form of merger agreement and letter of instructions for submitting a proposal by 5:00 p.m. on April 7, 2004.

        On April 1, 2004, the closing trading prices of our common shares and ProLogis' common shares were $24.53 and $36.24, respectively, and the Morgan Stanley REIT Index closed at 661.80.

        On April 7, 2004, ProLogis submitted a written proposal. The other REIT did not submit a proposal. The ProLogis proposal was for an all cash transaction for our common shares at a price of $25.05 per share. The unitholders in our operating partnership would receive a similar amount of cash per unit, or, provided they were accredited investors, they could elect to receive units in a limited partnership subsidiary of ProLogis. Our preferred shares would remain outstanding following the merger; however, ProLogis intended to liquidate Keystone following the merger and, as a result, our preferred shareholders would receive liquidating cash distributions in accordance with the terms of the articles supplementary governing the preferred shares. The proposal was not subject to any financing condition or any requirement for further due diligence. The ProLogis proposal identified affiliates of investment funds managed by Eaton Vance Management as ProLogis' joint venture partners. On April 7, 2004, the closing trading prices of our common shares and ProLogis' common shares were $23.85 and $33.30, respectively, and the Morgan Stanley REIT Index closed at 613.29.

        On April 9, 2004, our Board met by telephone to discuss the proposal. The Board requested further information about the nature of the joint venture entity that would acquire our company and assurances that the ProLogis parties would stand behind the entity's performance. The Board also wanted management and our legal and financial advisors to further explore the acquisition structure proposed by the ProLogis parties, and in particular the treatment of our outstanding preferred shares. The Board authorized management and the company's financial advisers to negotiate these issues with the ProLogis parties and pursue an increase in the per share purchase price.

        During a series of telephone calls over the weekend of April 9-11, 2004, the parties discussed the items that had been raised by our Board, including the price to be paid in the merger. The ProLogis parties agreed to stand behind the performance of the obligations of the joint venture entity that would acquire our company. The ProLogis parties informed us that their proposed treatment of our preferred shares in the merger, which would ultimately result in the liquidation of the preferred shares, was a critical aspect of their proposal and they were not willing to modify it. On April 12, 2004, the parties also reached a tentative agreement on a price of $25.50 per share in cash. The parties agreed that their legal counsel would begin negotiating the draft merger agreement as promptly as practicable.

        On April 13, 2004, representatives of Clifford Chance, Mayer Brown and Goulston & Storrs, P.C. (legal counsel to the affiliates of investment funds managed by Eaton Vance Management) began negotiations of the various terms of the merger agreement. These discussions continued through April 14, 2004 without business principals or financial advisors present.

        During the afternoon of April 14, 2004, Mr. Schwartz of ProLogis contacted Mr. Savage of Keystone and told Mr. Savage that the ProLogis parties were withdrawing their offer of $25.50 per share due to the significant disruption in the equity and bond markets since the April 9, 2004 news release of a monthly jobs report that indicated continued improvement in the U.S. economy. In particular, Mr. Schwartz informed Mr. Savage that a rapid rise in interest rates was adversely impacting the ProLogis parties' plans for financing a transaction and the price for our common shares and ProLogis's common shares had declined sharply as a result of a broad sell-off in REIT shares. Mr. Schwartz asked for additional time to formulate a new price proposal. On April 14, 2004, the closing trading prices of our common shares and ProLogis' common shares were $20.79 and $29.85, respectively, and the Morgan Stanley REIT Index closed at 560.60.

        On April 15, 2004, Mr. Schwartz contacted Mr. Savage and informed him that the revised bid by the ProLogis parties was for a cash price of $23.00 per share. All other terms of the original proposal were unchanged.

        At a telephonic meeting held on April 15, 2004, our Board decided to reject the revised proposal of the ProLogis parties. The parties and their respective legal and financial advisors terminated their negotiations.

        On April 28, 2004, representatives of Citigroup Global Markets Inc. (a financial advisor to the ProLogis parties) contacted representatives of Merrill Lynch to advise them that ProLogis and Eaton Vance were prepared to improve their proposal. On April 29, 2004, representatives of Citigroup advised representatives of Merrill Lynch that the ProLogis parties were proposing to pay $23.80 per share in cash. According to the Citigroup representatives, the offer represented the highest and best offer that the ProLogis parties were prepared to make.

        On April 30, 2004, our Board met by telephone to discuss the improved proposal. Representatives of Merrill Lynch, Deutsche Bank and Clifford Chance participated in the call. Among other things, the Board and the advisors discussed the deteriorating conditions in the market for REIT stocks and the prospects for those conditions to continue. On April 30, 2004, the closing trading prices of our common shares and ProLogis' common shares were $20.34 and $29.42, respectively, and the Morgan Stanley REIT Index closed at 558.58, representing declines of 16%, 19% and 16%, respectively, since April 1, 2004. During the same period of April 1 through April 30, 2004, yields on 10 year U.S. Treasury notes had increased by 66 basis points. The Board discussed a preliminary analysis prepared by management and the financial advisors regarding the likelihood that the company could obtain a higher offer through a broad auction. The Board also revisited a stand-alone scenario in what was likely to be a more difficult capital-raising environment for the foreseeable future. Following discussion, the Board authorized management to seek to obtain a price of $24.00 per share, but to accept a price of $23.80 if the ProLogis parties were unwilling to improve their offer.

        Discussions were held during the evening of April 30, 2004. The ProLogis parties confirmed that they were unwilling to increase their offer. The parties agreed in principle to a price of $23.80 per share.

        Representatives from management and the legal, financial and accounting advisors for all parties began meeting on May 1, 2004 to negotiate a definitive merger agreement. Among the principal items that were discussed were the structure of the merger and the partnership merger, the terms of the break-up fee, no solicitation and fiduciary out clauses in the merger agreement, and certain representations, warranties and covenants in the merger agreement.

        On May 3, 2004, our Board held a telephonic meeting during which management provided the Board with an update on the status of negotiations and the fact that the material open issues of the transaction had been substantially resolved. Representatives of Clifford Chance made a presentation to the Board regarding the detailed terms of the merger agreement and the Board's fiduciary duties. Representatives of Merrill Lynch and Deutsche Bank also made separate presentations to the Board regarding the financial analyses that each investment bank had performed. At the end of their presentations, representatives of Merrill Lynch and Deutsche Bank rendered their respective oral opinions that, as of that date, the consideration of $23.80 cash per share to be paid to the holders of our common shares in the transaction was fair, from a financial point of view, to the holders of such shares. These opinions were subsequently confirmed in writing. Following the legal and financial presentations and discussion among Board members, the Board voted unanimously to approve the merger, the partnership merger, the merger agreement and the transactions contemplated by it and recommended that our shareholders approve these matters. In addition, a separate vote of members of our Board who do not own common units of limited partnership interest in our operating partnership was taken and those Board members unanimously approved the partnership merger.

        On May 3, 2004, the parties entered into the definitive merger agreement.

Recommendation of Our Board of Trustees and Reasons for the Merger

        As described above under the heading "Background of the Merger" on page 21, our Board determined that the merger agreement and the transactions contemplated thereby, including the merger and the partnership merger, were advisable and voted to approve the merger agreement and the transactions contemplated thereby, including the merger and partnership merger, at a meeting held on May 3, 2004. Our Board believes that the terms of the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, our company and our shareholders and the holders of common units of limited partnership interest in our operating partnership. Accordingly, our Board recommends approval by our shareholders of the merger agreement, including the merger and the other transactions contemplated by the merger agreement. In reaching its conclusions, our Board consulted with our management team, our legal counsel, and our financial advisors in this transaction, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. The Board considered both our short-term and long-term interests, as well as those of our shareholders and the holders of common units of limited partnership interest in our operating partnership. In particular, our Board considered the following factors, which in the aggregate it deemed potentially favorable, in reaching its decision to approve the merger and the merger agreement:

        Value and Form of Merger Consideration.    In the merger, each of our common shares that is outstanding at the effective time of the merger will be converted into the right to receive $23.80 in cash without interest. The merger consideration is fixed and will not be adjusted for changes in the price of our common shares prior to the closing date of the merger. The price of $23.80 per share represents a premium to the average closing price of our common shares as of May 3, 2004, of 14.6% for the week prior to that date, 7.8% for the month prior to that date, 4.8% for the three months prior to that date, 10.0% for the six months prior to that date and 15.9% for the twelve months prior to that date. The consideration to be received by holders of our common shares in the merger, which was determined based on arm's-length negotiations without using any other particular method of determination, represents an attractive price, particularly in light of what the Board believes is a deteriorating market for shares of public REITs since April 1, 2004. The payment of cash as a form of merger consideration will provide our common shareholders with immediate liquidity and value that is not subject to market fluctuation.

        Favorable Disposition Environment.    As discussed under "Background of the Merger," our Board determined that the merger allows our company to take advantage of strong demand for industrial properties which has substantially increased the values of our properties. This was a key consideration for our Board in determining that the merger represents a more desirable course of action for our common shareholders than continuing to operate as an independent public company.

        Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. Analyses and Fairness Opinions.    Our Board considered as favorable to its determination the opinions, analyses and presentations of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. described under the heading "Opinions of Financial Advisors" on page 29, including the oral opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., which were subsequently confirmed in writing, that, as of the date of the written fairness opinions and based upon and subject to the factors and assumptions set forth therein, the $23.80 in cash to be received for each outstanding common share pursuant to the merger agreement is fair from a financial point of view to the holders of such shares. In rendering their respective opinions, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. did not opine on the consideration to be received by the holders of our preferred shares or the consideration to be received by holders of common units of limited partnership interest in our operating partnership or the consideration to be received by the holders of the Series D Units of our operating partnership.

        The High Probability of Transaction Completion.    Our Board considered as favorable that, in its judgment, there is a high probability of completing the proposed transaction with the ProLogis parties. Based on our discussions with and analysis of the ProLogis parties, and after consulting with our financial advisors, our Board determined that the ProLogis parties have the financial capacity to complete the proposed transaction. In addition, the merger agreement does not contain any financing contingency and the ProLogis parties could be liable to us for damages in the event that the ProLogis parties fail or refuse to proceed with the closing of the transaction in circumstances in which they are otherwise contractually obligated to do so.

        Our Limited Termination Right in the Event of a Superior Competing Transaction.    We are prohibited from soliciting or encouraging competing transactions. However, if we receive unsolicited inquiries and proposals regarding other potential business combinations, we may, but only to the extent required by our Board's legal duties to our shareholders, provide information and engage in limited discussions with respect to any such proposal, and participate in negotiations with respect to any such proposal that a majority of our entire Board determines after consultation with its legal and financial advisors, in good faith, taking into account all relevant factors, including the conditions, prospects and time required for completion of such proposal, to be more favorable from a financial point of view than the merger and the partnership merger to our shareholders and the holders of common units of limited partnership interest of our operating partnership. Upon making such a determination and subject to the satisfaction of conditions and the payment of a break-up fee to ProLogis Six Rivers Limited Partnership, we may enter into an agreement with respect to a superior competing transaction with a third party.

        Our Board also considered the following potentially negative factors in its deliberations concerning the merger and the merger agreement:

        Holders of Our Common Shares Will Be Unable to Receive Future Dividend Payments and Unable to Share in Our Future Performance and Any Stock Price Appreciation.    Our Board acknowledged that the merger would preclude the holders of our common shares from having the opportunity to participate in the future performance of our assets and any future appreciation in the value of our common shares. The holders of our common shares will no longer share in any future growth of our company or receive quarterly dividends. In addition, the holders of our common shares will receive no dividends in respect of the fiscal quarter in which the closing of the merger occurs. Our shareholders received quarterly dividends in respect of each fiscal quarter since we became a public REIT.

        The Tax Consequences to Our Shareholders.    Our Board acknowledged that the merger is a taxable transaction and, as a result, holders of our common shares will be required to pay taxes on any gains that result from their receipt of the cash consideration in the merger.

        Significant Costs Involved.    Our Board considered the significant costs involved in connection with completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to our operations. If the merger is not consummated, then our company may be required to bear these expenses and the costs of these disruptions.

        Prohibition against Soliciting Other Offers.    Even though the merger agreement permits our Board to receive unsolicited inquiries and proposals regarding other potential business combinations, it also prohibits our company from soliciting alternative proposals from other potential purchasers of our company.

        Benefits to Certain Trustees and Executive Officers.    Our Board also considered the fact that some of our trustees and executive officers have interests in the merger that differ from, or are in addition to (and therefore may conflict with), your interests as a shareholder. These interest are discussed under the heading "Interests of Trustees and Executive Officers in the Merger" on page 37, including the lapsing of restrictions on common shares, the additional severance payments to be received by our executive officers, and the continuation of existing tax protection agreements for certain holders of common units of limited partnership interest in our operating partnership who elect to exchange their common units of limited partnership interest for exchange units.

        In the opinion of our Board, the above factors represent the material potential adverse consequences that could occur as a result of our pursuing or completing the merger. In considering the merger, our Board considered the impact of these factors on our shareholders.

        In view of the wide variety of factors considered by our Board, our Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our Board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, our Board determined that the potential benefits of the merger substantially outweighed the potential detriments associated with the merger.

        In the event the merger is not completed for any reason, we will continue to pursue our strategic business plan intended to deliver further sustainable growth in funds from operations and enhanced value for our shareholders over time. In addition, subject to our obligations under the merger agreement, if any, we may seek to enter into other acquisition or business combination opportunities or to issue additional debt or equity.

Opinions of Financial Advisors

        Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. rendered their respective oral opinions to our Board, which were subsequently confirmed in writing, that, as of the date of their respective written fairness opinions and based upon and subject to the factors and assumptions set forth therein, the $23.80 in cash to be received for each outstanding common share pursuant to the merger agreement is fair from a financial point of view to the holders of such shares. In rendering their respective opinions, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. did not opine on the consideration to be received by the holders of our preferred shares or the holders of common units of limited partnership interest in our operating partnership or the consideration to be received by the holders of the Series D Units.

        The full text of the written opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., each dated May 3, 2004, which set forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinions, are attached to this proxy statement as Exhibits B-1 and B-2. You should read each opinion in its entirety. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. provided their opinions for the information and assistance of our Board in connection with its consideration of the merger contemplated by the merger agreement. The Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. opinions are not recommendations as to how you should vote with respect to the merger.

  Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, was engaged by our company to render a fairness opinion to assist our Board in evaluating the consideration to be received by the holders of our common shares pursuant to the merger.

        On May 3, 2004, Merrill Lynch delivered its oral opinion to our Board (which was subsequently confirmed in writing as of May 3, 2004) stating that, as of May 3, 2004, and based upon the assumptions made, matters considered and limits of review set forth therein, the $23.80 per share in cash to be received by the holders of our common shares pursuant to the merger is fair from a financial point of view to such holders, other than the ProLogis parties and their respective affiliates.

        The full text of the Merrill Lynch opinion, which sets forth assumptions made, matters considered and limits on the review undertaken, is attached to this proxy statement as Exhibit B-1 and is incorporated herein by reference. The description of the opinion below sets forth the material terms of the opinion. Holders of our common shares are urged to read the opinion in its entirety. In our opinion, no events or significant changes in information have occurred that would alter the Merrill Lynch opinion.

        The Merrill Lynch opinion is addressed to our Board and addresses only the fairness, from a financial point of view, of the consideration to be received by the holders of our common shares pursuant to the merger, other than the ProLogis parties and their respective affiliates. The opinion does not address the merits of our company's underlying decision to engage in the merger. The opinion does not constitute, nor should it be construed as, a recommendation to any holder of our common shares as to how such holder should vote at the special meeting. The consideration to be received by the holders of our common shares was determined on the basis of negotiations between our company and the ProLogis parties and was approved by our Board.

        In connection with the preparation of the opinion, Merrill Lynch, among other things:

  •
  reviewed certain publicly available business and financial information relating to our company that it deemed to be relevant;

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  reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of our company, furnished to it by our company;

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  conducted discussions with members of senior management and representatives of our company concerning the matters described in the two clauses immediately above;

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  reviewed the market prices and valuation multiples for our common shares and compared them with those of certain publicly traded companies that it deemed to be relevant;

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  reviewed the results of operations of our company and compared them with those of certain publicly traded companies that it deemed to be relevant;

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  compared the proposed financial terms of the merger with the financial terms of certain other transactions that it deemed to be relevant;

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  participated in certain discussions and negotiations among representatives of our company, the ProLogis parties and their financial and legal advisors;

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  reviewed the merger agreement; and

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  reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

        In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available. Merrill Lynch has not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of our company or been furnished with any such evaluation or appraisal, nor has it evaluated the solvency or fair value of our company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch has not assumed any obligation to conduct any physical inspection of the properties or facilities of our company. With respect to the financial forecast information furnished to or discussed with Merrill Lynch by our company, Merrill Lynch has assumed that it has been reasonably prepared and reflects the best currently available estimates and judgment of our company's management as to the expected future financial performance of our company.

        The opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the opinion. In connection with the preparation of the opinion, Merrill Lynch has not been authorized by our company or our Board to solicit, nor did it solicit, third-party indications of interest for the acquisition of all or any part of our company. In addition, our company did not ask Merrill Lynch, and its opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of our company or our operating partnership, other than the holders of our common shares.

        At the meeting of our Board held on May 3, 2004, Merrill Lynch provided our Board with a presentation of its financial analysis in connection with the delivery of the opinion. The following is a summary of certain material financial and comparative analyses performed by Merrill Lynch in arriving at its opinion.

  Valuation of Keystone Property Trust

        Analysis of Company 52 Week Trading Performance.    Merrill Lynch compared the merger consideration of $23.80 to be received for each common share to the closing price for our common shares for the 52 weeks ended April 30, 2004. The 52-week closing price range for our common shares was $17.20 to $24.53.

        Analysis of Selected Comparable Publicly Traded Companies.    Using publicly available information and estimates of future financial results based on Wall Street equity research consensus figures, Merrill Lynch compared certain financial and operating information and ratios for our company with the corresponding financial and operating information for a group of publicly traded real estate investment trusts engaged primarily in acquiring, developing and operating industrial properties that Merrill Lynch deemed to be reasonably comparable to our company. For the purpose of its analyses, the following companies were used as comparable companies to our company: AMB Property Corporation, Catellus Development Corporation, Centerpoint Properties Trust, Duke Realty Corporation, EastGroup Properties, Inc., First Industrial Realty Trust, Liberty Property Trust and ProLogis (collectively, the "Comparable Companies").

        Merrill Lynch's calculations resulted in the following relevant ranges for the Comparable Companies and for our company as of April 30, 2004: range of share price as a multiple of estimated 2004 funds from operations per share (FFO/share) of 9.8x to 15.5x, with a mean of 12.5x (as compared to our company at 12.2x), and a range of share price as a multiple of estimated 2005 FFO/share of 9.5x to 14.3x, with a mean of 11.7x (as compared to our company at 11.1x). Taking into consideration Merrill Lynch's assessment of the degree of comparability of the Comparable Companies to our company, Merrill Lynch utilized a FFO/share valuation range of 11.5x to 13x for 2004 FFO/share and 11x to 12.5x for 2005 FFO/share to arrive at its implied valuation. Based on the above analysis, Merrill Lynch determined that an appropriate range of valuation for our company was $19.32 per share to $23.38 per share.

        None of the Comparable Companies is, of course, identical to our company. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and adjustments concerning differences in financial and operating characteristics of the Comparable Companies, and other factors that could affect the public trading volume of the Comparable Companies, as well as that of our company. In addition, the multiples of share price to estimated 2004 and 2005 FFO/share for the Comparable Companies are based on projections prepared by research analysts using only publicly available information. Accordingly, such estimates may or may not prove to be accurate.

        Comparable Transactions Analysis.    Merrill Lynch compared some financial ratios of the merger with those of other selected transactions involving REIT acquisitions that Merrill Lynch deemed to be relevant. These transactions were the acquisition by California Public Employees Retirement System of Cabot Industrial Trust, the acquisition by Duke Realty Investments Inc. of Weeks Corporation and the acquisition by ProLogis of Meridian Industrial Trust Inc. Using publicly available information and estimates of financial results as published by Wall Street equity research, Merrill Lynch calculated the offer value per share for each of the aforementioned transactions as a multiple of the target company's current year FFO/share. This analysis yielded a range of offer value as a multiple of current FFO/share of 10x to 13x. These calculations indicated a per share valuation range for our company of $16.80 to $21.84.

        Additionally, Merrill Lynch reviewed the acquisition premiums paid in selected public REIT transactions from 1998 to 2004, calculating the premiums paid to the target company's stock price one day and one week prior to the date the transaction was announced. Based on a review of the premiums paid in these transactions (with an emphasis placed on 100% cash transactions), Merrill Lynch assigned a transaction premium range of 5% to 20% to our company's closing stock price on April 30, 2004, arriving at a per share valuation range for our company of $21.36 to $24.41.

        Discounted Dividend Analysis.    Merrill Lynch performed a discounted dividend analysis (i.e., an analysis of the present value of projected dividends for the projection period plus the present value of the terminal value using the discount rates indicated) of our company based upon financial projections provided by our company's management for the years 2004 through 2008, inclusive, using discount rates reflecting an equity cost of capital ranging from 9.0% to 11.0% and terminal value multiples of 2009 FFO/share ranging from 10.5x to 11.5x. These calculations indicated a per share valuation range for the company of $21.58 to $25.12.

        Net Asset Value Analysis.    Merrill Lynch performed a net asset valuation ("NAV") for our company based upon an asset-by-asset valuation of our company's wholly-owned properties based primarily on a discounted cash flow analysis using company-provided models for each asset. Significant consideration was given (where appropriate and applicable) to the initial capitalization rate applied to in-place net operating income (for stabilized assets) and, to a lesser degree, price per square foot with consideration also given to the acquisition price for recently acquired assets. The NAV also included an estimate of the value of our company's pro rata share of the joint venture assets, assuming asset liquidation value and including return of capital, distributions and promotes to our company. The NAV also included an estimation of current values for our company's other assets and liabilities as of March 31, 2004. Based on the above asset-by-asset valuation for the wholly-owned properties, a weighted average cap rate range of 6.7% to 7.4% (midpoint of 7.0%) was indicated for the wholly-owned property portfolio. These calculations indicated a per share net asset valuation range for our company of $18.46 to $21.80.

        We selected Merrill Lynch as financial advisor in connection with the transaction based on Merrill Lynch's qualifications, expertise, reputation and experience in mergers and acquisitions. We retained Merrill Lynch pursuant to a letter agreement dated April 8, 2004. Merrill Lynch will be paid a fee of 0.40% of the aggregate merger consideration for its services as our financial advisor in connection with the transaction, the payment of which is contingent upon consummation of the transaction. In addition, we will reimburse Merrill Lynch for its reasonable expenses, in an amount up to $100,000, and its reasonable fees and disbursements of legal counsel, in an amount up to $25,000, in each case regardless of whether we complete the transaction.

  Opinion of Deutsche Bank Securities Inc.

        Deutsche Bank Securities Inc., or Deutsche Bank, has acted as our financial advisor in connection with the merger. On May 3, 2004, Deutsche Bank delivered its oral opinion to our Board, subsequently confirmed in writing as of the same date, to the effect that, as of such date, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the $23.80 per share in cash was fair, from a financial point of view, to the holders of common shares.

        The full text of Deutsche Bank's written opinion, dated May 3, 2004, which discusses, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Exhibit B-2 to this proxy statement and is incorporated herein by reference. You are urged to read this opinion in its entirety. The following summary of the Deutsche Bank opinion is qualified in its entirety by reference to the full text of the opinion.

        In connection with Deutsche Bank's role as our financial advisor, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning our company and certain internal analyses and other information that we furnished to it. In addition, Deutsche Bank has

  •
  reviewed the reported prices and trading activity for our common shares,

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  compared certain financial and stock market information for our company with similar information for certain companies whose securities are publicly traded,

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  reviewed the financial terms of certain recent business combinations, which it deemed comparable in whole or in part,

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  reviewed the terms of the merger agreement, and

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  performed such other studies and analyses and considered such other factors as it deemed appropriate.

        In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning our company, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank did not conduct a physical inspection of any of our properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of our assets or liabilities. With respect to the financial forecasts and projections made available to Deutsche Bank and used in its analysis, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of those forecasts and projections, or the assumptions on which they are based. Deutsche Bank's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of its opinion. In rendering its opinion, Deutsche Bank has not been asked or authorized by us or our Board to solicit, and Deutsche Bank did not solicit, interest from any party with respect to the acquisition of all or any portion of our company.

        For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis:

  •
  our representations and warranties and the representations and warranties of each of the other parties to the merger agreement contained in the merger agreement are true and correct,

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  we and each of the other parties to the merger agreement will each perform all of the covenants and agreements to be performed by it under the merger agreement,

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  all conditions to our obligations and the obligations of each of the other parties to the merger agreement to consummate the transaction will be satisfied without any waiver or modification thereof, and

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  all material governmental, regulatory or other approvals and consents required in connection with the consummation of the transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which we or any of the other parties to the merger agreement are a party or are subject or by which we or they are bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an adverse effect on us or any of the other parties to the merger agreement.

  Deutsche Bank's Financial Analysis

        Set forth below is a summary of the material financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with our Board at its meeting on May 3, 2004.

        Analysis of Selected Publicly Traded Companies.    Deutsche Bank reviewed certain financial information and compared commonly used valuation measurements for our company to corresponding information and measurements for a group of publicly traded companies in the industrial REIT industry.

        The publicly traded companies selected in the industrial REIT industry to which we were compared consisted of:

  •
  ProLogis

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  AMB Property Corporation

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  First Industrial Realty Trust Inc.

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  PS Business Parks, Inc.

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  EastGroup Properties, Inc.

        The financial information and valuation measurements reviewed by Deutsche Bank included, among other things:

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  current share price;

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  total equity market valuation;

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  total enterprise value (the sum of the total equity market valuation and net debt); and

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  ratios of price to funds from operations, or FFO.

        To calculate the trading multiples for our company and the selected companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including analyst reports and published historical financial information and FFO estimates as reported by First Call for the selected companies and FFO estimates prepared by our management for our company. First Call, a subsidiary of Thomson Financial, is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors.

        Deutsche Bank's analysis of the selected companies yielded the multiple range set forth in the chart below. Deutsche Bank then compared the multiple range of the selected companies to the multiple for the transaction based on the common share merger consideration. The following table sets forth the results of this analysis:

Price to 2004 FFO:
Selected Companies Relevant Multiple Range	Keystone
10.0 - 13.0x	14.2x

        None of the companies utilized in the publicly traded company analysis is identical to our company. Accordingly, Deutsche Bank believes the analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

        Analysis of Selected Precedent Transactions.    Deutsche Bank reviewed three mergers and acquisition transactions announced since November 17, 1998, in the industrial REIT industry. Deutsche Bank also reviewed eleven mergers and acquisition transactions announced since February 11, 2000, in the non-industrial REIT industry. The transactions reviewed, which we refer to as the selected transactions, were:

Date announced	Target	Acquiror
Industrial REIT transactions
10/29/01	Cabot Industrial Trust	California Public Employees Retirement System
03/01/99	Weeks Corporation	Duke Realty Investments, Inc.
11/17/98	Meridian Industrial Trust, Inc.	ProLogis
Other selected REIT transactions
06/18/03	Mid-Atlantic Realty Trust	Kimco Realty Corporation
05/08/03	RFS Hotel Investors, Inc.	CNL Hospitality Properties
10/29/02	IRT Property Company	Equity One, Inc.
05/31/02	Westcor Realty L.P.	The Macerich Company
03/04/02	JP Realty, Inc.	General Growth Properties, Inc.
01/14/02	Rodamco North America NV	Westfield America, Inc.
05/04/01	Charles E. Smith Residential, Inc.	Archstone Communities Trust
02/23/01	Spieker Properties Trust	Equity Office Properties Trust
06/28/00	Prentiss Properties Trust	Mack-Cali Realty Corporation
05/15/00	Bradley Real Estate Inc.	Heritage Property Investment Trust
02/11/00	Cornerstone Properties Inc.	Equity Office Properties Trust

        Deutsche Bank calculated price to fiscal year, or FY + 1 FFO multiples based on publicly available information for each of the selected transactions. Deutsche Bank then compared the multiple range of the selected companies to the multiple for the transaction based on the common share merger consideration and projections for 2004 prepared bv our management. The following table sets forth the results of this analysis:

Price to: FY + 1 FFO
Selected Companies Relevant Multiple Range	Keystone
9.0x - 12.0x	14.2x

        The analysis for the selected transactions was based on public information available at the time of announcement of such transactions, without taking into account differing market and other conditions during the period between November 17, 1998 and June 18, 2003, during which the selected transactions were announced.

        Premia Analysis.    For each of the selected transactions, Deutsche Bank also reviewed the premium or discount to the acquired company's per share market price one day prior to the announcement of the transaction and one week prior to the announcement of the transaction, in each case represented by the acquisition price in the transaction. The following table summarizes the results of this review:

	1 day prior	1 week prior
Range:	5.0% - 20.0%	7.0% - 20.0%

        Deutsche Bank calculated the implied value of our common shares by applying the range of premiums above to the closing market prices of our common shares one day and one week prior to April 30, 2004. Deutsche Bank observed that the implied value for our common shares based upon the premia ranges indicated above were as indicated in the chart below, and compared these ranges of values to the common share merger consideration of $23.80.

	1 day prior	1 week prior
Range:	$21.36 - $24.41	$22.38 - $25.10

        Discounted Cash Flow Analysis.    Deutsche Bank performed a discounted cash flow analysis for our company. Deutsche Bank calculated the discounted cash flow values for our company as the sum of the net present values of

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  the estimated future free cash flows that we will generate for the years 2004 through 2008, and

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  the terminal value of our company at the end of such period.

        The estimated future free cash flow was based on certain financial projections for our company for the years 2004 through 2008 prepared by our management. The terminal value for our company was calculated based on a projected net operating income, or NOI, capitalization rate for 2009 and a range of exit NOI capitalization rates ranging from 7.5% to 8.0%. Deutsche Bank used discount rates ranging from 7.0% to 9.0% for our company. Deutsche Bank used these discount rates based on its judgment of the estimated weighted average cost of our capital and used the exit NOI capitalization rates based on its review of the characteristics of our company.

        Deutsche Bank observed that the implied value of our common shares based on the discounted cash flow analysis ranged from $20.10 to $25.43 per share and compared that range of values to the common share merger consideration of $23.80 per share.

        Discounted Dividend Analysis.    Deutsche Bank performed a discounted dividend analysis for our company. Deutsche Bank calculated the discounted dividend values for our company as the sum of the net present values of

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  the estimated dividends per share that we will generate for the years 2004 through 2008 excluding the 2004 first quarter dividend, and

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  the terminal value of our common shares at the end of such period.

        The estimated dividends per share were based on certain of our financial projections for the years 2004 through 2008 prepared by our management. The terminal value for our common shares was calculated based on projected FFO per share for 2008 and a range of multiples of FFO ranging from 11.0x to 12.0x. Deutsche Bank used discount rates ranging from 8.0% to 10.0% for our company. Deutsche Bank used these discount rates based on its judgment of the cost of our equity and used the FFO multiples based on its review of the trading characteristics of our company.

        Deutsche Bank observed that the implied value of our common shares based on the discounted dividend analysis ranged from $21.58 to $25.11 per share and compared that range of values to the common share merger consideration of $23.80 per share.

        General.    The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to our Board, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

        In conducting its analyses and arriving at its opinions, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to our Board as to the fairness to us of the common share merger consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by our management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond our control or the control of our advisors, neither we nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

        The terms of the transaction were determined through negotiations between us and the ProLogis parties and were approved by our Board. Although Deutsche Bank provided advice to us during the course of these negotiations, the decision to enter into the transaction was solely that of our Board. As described above, the opinion and presentation of Deutsche Bank to our Board was only one of a number of factors taken into consideration by our Board in making its determination to approve the transaction. Deutsche Bank's opinion was provided to our Board to assist it in connection with its consideration of the transaction and does not constitute a recommendation to any holder of our common shares as to how to vote or take any other action with respect to the transaction. Deutsche Bank's opinion does not address the fairness to, or any consideration of, the holders of any class of securities, creditors or other constituencies of our company or our operating partnership, including the holders of limited partner interests in our operating partnership, other than the holders of our common shares.

        Deutsche Bank's opinion does not in any manner address the prices at which our common shares will trade after the announcement of the transaction.

        We selected Deutsche Bank as financial advisor in connection with the transaction based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions. We have retained Deutsche Bank pursuant to a letter agreement dated April 14, 2004, which we refer to as the engagement letter. Deutsche Bank will be paid a fee of 0.20% of the aggregate merger consideration for its services as our financial advisor in connection with the transaction, the payment of which is contingent upon consummation of the transaction. In addition, we will reimburse Deutsche Bank for reasonable fees and disbursements of its counsel and out-of-pocket expenses, in an amount up to $50,000, regardless of whether we complete the transaction. Deutsche Bank is an affiliate of Deutsche Bank AG, which together with its affiliates we refer to as the DB Group.

        Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of our company, the ProLogis parties and their affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Interests of Trustees and Executive Officers in the Merger

        In considering the recommendation of our Board in connection with the merger, shareholders should be aware that, as described below, some of our trustees and executive officers have interests in, and will receive benefits from, the merger and the related transactions that differ from, or are in addition to (and therefore may conflict with), the interests of our shareholders generally. The number of our common shares owned by our trustees and some of our executive officers as of the record date appears below under "Security Ownership of Certain Beneficial Owners and Management" on page 58. The Board was aware of these interests and considered them in approving the merger agreement and the merger. These additional interests are described below.

        Indemnification and Insurance.    The merger agreement provides that we, and following the mergers, the surviving company and ProLogis Six Rivers Limited Partnership, shall indemnify any person who is a trustee, director or officer of us or any of our subsidiaries as and to the same extent that such individuals were indemnified by us and our subsidiaries as of the date of the merger agreement. The merger agreement further provides that, prior to the effective time of the merger, we will purchase an extended reporting period endorsement under our existing directors' and officers' liability insurance coverage for our trustees and officers with coverage for six years following the closing of the merger. If the cost of obtaining that endorsement exceeds $550,000, we will purchase an endorsement in an amount and scope as great as can be obtained for $550,000. For a more complete discussion of these provisions of the merger agreement, see "The Merger Agreement—Indemnification" on page 53.

        Restricted Shares and Stock Options.    In connection with the merger and pursuant to the merger agreement, all outstanding stock options to purchase our common shares under our Amended and Restated 1993 Omnibus Incentive Plan or its predecessors, whether or not then vested, will become fully vested and exercisable. All options issued under this plan and held by our executive officers are fully vested as of the date of this proxy statement. In accordance with the terms of the merger agreement, any unexercised options held by our executive officers under this plan as of the closing of the merger will be exchanged for cash in an amount equal to the product of (1) $23.80 minus the exercise price per share and (2) the number of shares subject to the stock option. Any stock option to purchase our common shares granted to our non-employee trustees under our Amended and Restated 1994 Non-Employee Stock Incentive Plan or its predecessors (all of which options are currently exercisable) which is not exercised prior to the effective date of the merger will be terminated and cancelled concurrently with the merger.

        Restricted shares issued to employees as long-term incentive compensation and to trustees as part of trustee compensation are subject to forfeiture if certain performance measures are not adhered to or applicable holding periods are not met. As a result of the merger, any restrictions or forfeiture provisions will terminate or lapse. In addition, all outstanding employee stock loans will be forgiven in accordance with their terms. After the restrictions terminate or lapse, the restricted shares will be treated under the merger agreement in the same manner as our other common shares.

        Our executive officers and trustees will be entitled to receive the following amounts (based on the merger consideration) with respect to their existing stock options, all of which are vested as of the date of this proxy statement:

Executive Officer	Stock Option Amount
Jeffrey E. Kelter	$1,653,728
Robert F. Savage, Jr.	$1,097,000
John B. Begier	$2,531,978
Timothy E. McKenna	$829,312
Saul A. Behar	$274,250
Stephen J. Butte	$1,106,245
Charles C. Lee, Jr.	$1,289,993
Francis K. Ryan	$1,013,618
Jennifer A. Pancoast (Wierman)	$29,992

Total of all Executive Officers	$9,826,116
Trustee
Rodney B. Berens	$88,500
Donald E. Callaghan	$114,900
Jonathan D. Eilian	$114,900
Russell C. Platt	$80,100
Richard M. Cummins	$52,200
David M. Sherman	$112,600

Total of all Trustees	$563,200

Total of all Executive Officers and Trustees	$10,389,316

        The total value (based on the merger consideration) of restricted shares held by each of our executive officers and trustees is as follows:

Executive Officer	Value of Restricted Shares
Jeffrey E. Kelter	$4,229,022
Robert F. Savage, Jr.	$2,722,244
John B. Begier	$1,343,462
Timothy E. McKenna	$333,176
Saul A. Behar	$266,946
Stephen J. Butte	$349,774
Charles C. Lee, Jr.	$368,196
Francis K. Ryan	$333,176
John P. DiCola	$434,655
A. Donald Chase, Jr.	$365,863
Jennifer A. Pancoast (Wierman)	$169,494
J. Peter Lloyd	$125,469

Total of all Executive Officers	$11,041,477
Trustee
Rodney B. Berens	$23,800
Donald E. Callaghan	$23,800
Jonathan D. Eilian	$23,800
Russell C. Platt	$23,800
Richard M. Cummins	$23,800
David M. Sherman	$23,800
John S. Moody	$23,800
David F. McBride	$23,800

Total of all Trustees	$190,400

Total of all Executive Officers and Trustees	$11,231,877

        The total value of loans to be forgiven for each of our executive officers is as follows:

Executive Officer	Loan Amount
Jeffrey E. Kelter	$1,633,080
Robert F. Savage, Jr.	$1,283,000
John B. Begier	$856,200
Timothy E. McKenna	$298,410
Saul A. Behar	$50,000
Stephen J. Butte	$463,795
Charles C. Lee, Jr.	$427,000
Francis K. Ryan	$377,004
Jennifer A. Pancoast (Wierman)	$225,030
J. Peter Lloyd	$40,000

Total of all Executive Officers	$5,653,519

        Severance Arrangements.    Our employment agreements with Jeffrey E. Kelter and Robert F. Savage, Jr., (who are, respectively, our President and Chief Executive Officer, and Executive Vice President and Chief Operating Officer), provide that, upon a termination of employment, during the two-year period after a change in control, each of these executive officers will receive (1) a cash payment equal to three times the sum of (A) such officer's annual salary, (B) such officer's annual bonus (as determined under his employment agreement) and (C) the average of the dollar amounts awarded to such officer in the form of incentive compensation for the three fiscal years prior to the year of such termination; (2) for a period of three years after termination of employment, continuing health benefits under our health plans and programs as the officer would have received under his employment agreement; (3) an amount equal to any salary and other benefits earned and accrued but not yet paid; (4) an additional cash payment of $3,750,000 in the case of Mr. Kelter, and $2,500,000 in the case of Mr. Savage; (5) a pro-rata portion of the officer's target annual bonus for the year in which a termination occurs; (6) forgiveness of any outstanding balances on loans made by us to the officer to purchase our common shares; (7) the aggregate amount of the remaining unpaid supplemental cash payments provided for under the officer's employment agreement; (8) vesting of restricted shares and any other equity-based interests; and (9) continued rights and benefits under our employee benefit plans and programs in accordance with the applicable plans' and programs' provisions. The agreements also provide for a tax gross-up payment to be made by us to each officer, equal to (a) the sum of all federal, state and local income taxes payable by the officer upon the vesting of restricted shares (but no payments in respect of any taxes incurred as a result of the tax gross-up payment with respect to such shares) and (b) the amount of excise taxes incurred by that officer under section 4999 of the Code as a result of payments made in connection with a change in control plus a tax gross-up payment with respect to such excise tax payment such that the officer would be in the same after-tax position as if no excise tax had been imposed under section 4999 of the Code. The ProLogis parties have agreed that the merger constitutes a change in control under these agreements.

        Our employment agreement with John B. Begier (who is our Executive Vice President and Chief Investment Officer) provides that upon a termination of employment "without cause" (as defined in the agreement) or an "involuntary termination" (as defined in the agreement), during the two-year period after a change in control, Mr. Begier will receive (1) a cash payment equal to two times the sum of (A) his annual salary, (B) his annual bonus (as determined under his employment agreement) and (C) the average of the dollar amounts awarded to him in the form of incentive compensation for the three fiscal years prior to the year of such termination; (2) for a period of three years after termination of employment, continuing health benefits under our health plans and programs as Mr. Begier would have received under his employment agreement; (3) an amount equal to any salary and other benefits earned and accrued but not yet paid; (4) an additional cash payment of $1,250,000; (5) a pro-rata portion of Mr. Begier's target annual bonus for the year in which such termination occurs; (6) forgiveness of any outstanding balances on loans made by us to Mr. Begier to purchase our common shares; (7) vesting of restricted shares and any other equity-based interests; and (8) continued rights and benefits under our employee benefit plans and programs in accordance with the applicable plans' and programs' provisions. The ProLogis parties have agreed that the merger constitutes a change in control under this agreement.

        The maximum amount of severance payments that Messrs. Kelter, Savage and Begier may be entitled to receive as a result of the severance arrangements described above is as follows:

Executive Officer	Severance Payment Amount
Jeffrey E. Kelter	$10,154,027
Robert F. Savage, Jr.	$7,051,052
John B. Begier	$3,001,847

$20,206,926

        These amounts exclude the value of the vesting of restricted shares, the forgiveness of loans and tax gross-up payments.

        Under certain Change-in-Control Severance Agreements, nine executive officers (Saul A. Behar, Stephen J. Butte, A. Donald Chase, Jr., John P. DiCola, Charles C. Lee, Jr., J. Peter Lloyd, Timothy E.

McKenna, Jennifer A. Pancoast Wierman, and Francis K. Ryan) will be entitled to severance pay and continued rights and benefits under our employee benefit plans and programs (in accordance with the terms and provisions of the applicable plans and programs) in the event of certain covered terminations of employment following a change in control. Under these agreements, a covered termination occurs if during the one-year period following a change in control, the employment of the employee is terminated "without cause" (as defined in such agreements) or by the employee for "good reason" (as defined in such agreements). The ProLogis parties have agreed that the merger constitutes a change in control under these agreements. Generally, if the employee is offered employment by the ProLogis parties, and accepts such offer, or the employee rejects an offer of employment that does not give rise to a termination of employment for good reason, then the employee will not be deemed to have been terminated from his or her employment for purposes of the agreements. The aggregate amount of severance that these nine executive officers may be entitled to receive under the Change-In-Control Severance Agreements is approximatley $2.4 million.

        Under our Change-of-Control Severance Plan for Certain Employees, approximately 62 employees (excluding each executive officer described above who is party to an employment agreement or change-in-control severance agreement) will be entitled to certain payments in the event of certain qualifying terminations of employment in connection with a change in control. In the event of a qualifying termination, an employee is entitled to receive a severance payment based on the employee's number of years of service multiplied by a portion of his or her base salary. In addition, employees under this plan will be eligible to receive a transition bonus if they remain employed through the effective time of the merger, the amount of which is identical to the respective severance payment. The ProLogis parties have agreed that the merger constitutes a change in control for purposes of this plan.

        The maximum amount of severance payments that our three most senior executive officers, as well as the executive officers who have entered into Change-in-Control Severance Agreements and those employees who participate in the Change-of-Control Severance Plan for Certain Employees, as a group may be entitled to receive pursuant to the severance arrangements described above is $22.6 million. This amount excludes the value of the vesting of restricted shares, the forgiveness of loans and tax gross-up payments with respect to our three most senior executive officers.

        Contribution Option for Unit Holders.    In connection with the partnership merger, the holders of common units of limited partnership interest in our operating partnership will be entitled to receive $23.80 in cash without interest for each unit held by the holder immediately prior to the effective time of the partnership merger. Alternatively, under certain conditions, those holders who are "accredited investors" under the Securities Act will have the option to exchange their units for exchange units based upon an exchange rate determined by reference to the average closing price of ProLogis common shares over the 20 trading days ending on the trading day prior to the special meeting. Only the holders of common units of limited partnership interest who qualify as accredited investors and meet certain other conditions can participate in this exchange.

        This aspect of the transaction is expected to allow David F. McBride, our Chairman, (who beneficially owns 156,708 common units of limited partnership interest), as well as other holders of common units of limited partnership interest that currently benefit from absolute tax protection agreements, the opportunity to defer a portion of the otherwise substantial taxable gain they would recognize in an all cash transaction.

        Tax Related Undertakings.    Pursuant to the terms of the merger agreement, any agreement in effect at May 3, 2004 that absolutely restricts us from selling a property for a specified time period without the consent of the party or parties that contributed the property to our operating partnership will continue in effect in accordance with its terms after the merger. Such agreements were entered into at the time that we acquired certain properties in exchange for common units of limited partnership interest in our operating partnership and are designed to protect the seller from recognizing gain for a specified time period if and when we sell the property. David F. McBride is a party to such an agreement.

        Purchase of Management Company.    Concurrently with the closing of the merger, ProLogis Six Rivers Limited Partnership will purchase the shares of Keystone Realty Services, Inc. held by Jeffrey E. Kelter and David F. McBride for an aggregate purchase price of $70,000. Keystone Realty Services, Inc. is a property management company that is a subsidiary of our operating partnership.

        Appointment of Jeffrey E. Kelter to ProLogis Board.    At the later to occur of the first regularly scheduled meeting of the ProLogis board of trustees after the effective time of the merger and September 23, 2004, Jeffrey E. Kelter, our President and Chief Executive Officer, will be appointed to the board of trustees of ProLogis, subject to the negotiation of a mutually acceptable non-competition agreement between ProLogis and Mr. Kelter.

The Merger Agreement

        This is a description of the material terms of the merger agreement. However, the description does not contain all of the terms of the merger agreement. This summary is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Exhibit A to this proxy statement and is incorporated herein by reference. We encourage you to read the entire merger agreement.

        The Merger.    Under the merger agreement, a newly-formed Delaware limited liability company that is a subsidiary of ProLogis Six Rivers Limited Partnership will merge with and into our company, with our company continuing as the surviving company. The closing date of the merger will be no later than the third business day after the closing conditions to the merger are satisfied or waived by us and the ProLogis parties. The merger will become effective at such date and time as is agreed between the parties and specified in the articles of merger and certificate of merger.

        The Partnership Merger.    Immediately prior to the consummation of the merger, a newly-formed Delaware limited partnership that is an indirect subsidiary of ProLogis Six Rivers Limited Partnership will merge with and into our operating partnership, with our operating partnership continuing as the surviving partnership. The surviving company of the merger will initially be the sole general partner of the surviving partnership following the merger. Under the terms of the merger agreement, unless the consent of the holders of the Series D Units to the merger is obtained, we will redeem the Series D Units in accordance with the Partnership Unit Designation of the Series D Units. Such redemption may occur at any time on or after July 21, 2004 and will be effected immediately prior to the effective time of the merger. As of the date of this proxy statement, there were 211,145 Series D Units outstanding held by one holder.

        Consideration to Be Received for Our Common Shares in the Merger.    At the effective time of the merger, each common share will be converted into the right to receive a cash payment of $23.80 without interest. The merger consideration is fixed and will not be adjusted based on changes in the price of our common shares prior to the effective time of the merger. We may continue to declare and pay quarterly dividends of up to $0.33 per common share for each fiscal quarter that is completed prior to the effective time of the merger.

        Treatment of Stock Options and Restricted Shares.    In connection with the merger and pursuant to the merger agreement, all outstanding, unvested stock options to purchase our common shares under our Amended and Restated 1993 Omnibus Incentive Plan or its predecessors will become fully vested and exercisable. All options issued under this plan and held by our executive officers are fully vested as of the date of this proxy statement. In accordance with the terms of the merger agreement, any unexercised options held by our officers and employees under the plan as of the closing of the merger will be exchanged for cash in an amount equal to the product of (i) $23.80 minus the exercise price per share and (ii) the number of shares subject to the stock option.

        Any stock options to purchase our common shares granted to our non-employee trustees under our Amended and Restated 1994 Non-Employee Stock Incentive Plan or its predecessors (all of which options are currently exercisable) which is not exercised prior to the effective date of the merger will be terminated and cancelled.

        Procedures for Exchange of Our Common Shares.    ProLogis Six Rivers Limited Partnership will cause to be deposited with the paying agent cash in the amount of the aggregate merger consideration. Each letter of transmittal which will be sent to our shareholders following the closing of the merger will include detailed instructions on how our shareholders may exchange their common shares for the cash consideration they will receive in the merger. The paying agent will send to our former shareholders who submit their duly completed letters of transmittal and their share certificates a check for payment of the merger consideration they are entitled to receive, net of any applicable withholding tax. No interest will be paid on any cash paid pursuant to the merger.

        Treatment of Preferred Shares.    Each preferred share of our company that is outstanding at the effective time of the merger will remain outstanding upon completion of the merger and will be governed by the articles supplementary classifying such shares. Following the completion of the merger, ProLogis Six Rivers Limited Partnership intends to cause the surviving company in the merger to be liquidated as promptly as practicable. As part of that liquidation, holders of outstanding preferred shares will receive cash liquidation payments for their preferred shares and the preferred shares will be cancelled in accordance with the terms of the articles supplementary classifying the respective series of preferred stock.

        Representations and Warranties.    We and our operating partnership have made certain customary representations and warranties to the ProLogis parties, subject to exceptions disclosed to the ProLogis parties and to customary qualifications for materiality. These representations and warranties, include, but are not limited to, the following:

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  we are a validly existing real estate investment trust, our operating partnership is a validly existing limited partnership and each of our other subsidiaries and joint ventures is validly existing, and each of us and them have the requisite power to carry on our respective businesses;

  •
  we and our subsidiaries have the requisite corporate or partnership authority to enter into the merger agreement and to consummate the transactions that it contemplates;

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  the consummation of these transactions will not place us or our operating partnership in material violation of any laws or material contracts;

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  the capitalization of our company and our operating partnership;

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  our corporate structure and the partnership structure of our operating partnership;

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  we have made available to the ProLogis parties all reports we have filed with the SEC since January 1, 2001, and such reports complied, as of their respective dates, in all material respects with the applicable requirements of the federal securities laws;

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  there is no litigation or legal proceeding pending that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on our business;

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  we have disclosed all material consents required to be obtained by us in connection with entering into the merger agreement and consummating the transactions that it contemplates;

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  we have conducted our business only in the ordinary course, and there are no undisclosed changes in material liabilities in each case since December 31, 2003;

  •
  there are no liabilities that we did not disclose to the ProLogis parties other than (1) liabilities provided for in our and our joint ventures' December 31, 2003 balance sheets, (2) liabilities incurred in the ordinary course of business since December 31, 2003, and (3) liabilities that would not reasonably be expected to have a material adverse effect on our business;

  •
  we qualify for tax treatment as a REIT and have paid all taxes which are due and payable and filed all necessary tax returns;

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  our real properties are not subject to material undisclosed liens and none of our real properties are in material violation of the law;

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  we have complied with applicable environmental laws, except to the extent that any failures to comply, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on our business;

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  our employee benefit plans are in material compliance with applicable laws;

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  we have received opinions from our financial advisors as to the fairness of the consideration to be paid to our common shareholders in the merger;

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  we have disclosed certain material contracts and arrangements, and such contracts are valid, binding and enforceable;

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  we are neither in default nor violation of any term, condition or provision of our declaration of trust or bylaws, any loan or credit agreement, or any order, writ, injunction, decree, statute, rule or regulation applicable to us, except those that would not reasonably be expected to have a material adverse effect on our business;

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  we hold all certificates, permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of our business, and are in compliance therewith, except when, in the aggregate, failure to be in compliance would not reasonably be expected to have a material adverse effect on our business;

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  we are neither party to any collective bargaining agreement or other current labor contract with any labor union or organization, nor aware of any activity or proceeding of any labor union to organize our employees or of any strike, slowdown, work stoppage or walkout;

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  we are not party to any unfair labor practice charges;

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  we possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of our and our subsidiaries' businesses, except where the failure to possess or have adequate rights would not reasonably be expected to have a material adverse effect on our business;

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  we maintain insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in the ownership, acquisition, development and operation of industrial properties, and we have received no notice of cancellation or termination with respect to any existing material insurance policy;

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  neither we nor any of our subsidiaries "beneficially own" any of our outstanding common shares or preferred shares;

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  no owner of our securities or securities of our operating partnership is entitled to dissenters' or appraisal rights related to the merger or the partnership merger;

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  except for Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., no broker, investment banker or other person is entitled to fees in connection with the transactions contemplated by the merger agreement;

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  we have disclosed all material transactions between us and our trustees, officers and affiliates;

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  we have disclosed what equity holder votes are necessary to approve the merger and the partnership merger;

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  we are not an investment company for purposes of the federal securities laws; and

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  we have taken all necessary actions to exempt the transactions contemplated by the merger agreement from state takeover statutes and ownership limitations in our organizational documents.

        The ProLogis parties have made certain customary representations and warranties to us, subject to exceptions disclosed to us and to customary qualifications for materiality. These representations and warranties include, but are not limited to, the following:

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  they are validly existing real estate investment trusts, limited liability companies or limited partnerships, as applicable, and have the requisite power to carry on their respective businesses;

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  they have the requisite authority to enter into the merger agreement and the transactions that it contemplates;

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  the consummation of these transactions will not place them in material violation of any laws or material contracts which, individually or in the aggregate, would have a material adverse effect on them;

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  they have made available to us all reports filed by ProLogis and its subsidiaries with the SEC since January 1, 2001, and such reports complied, as of their respective dates, in all material respects with the applicable requirements of the securities laws;

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  the Merger Sub, Partnership Merger Sub and the limited partnership subsidiary of ProLogis were formed solely for the purpose of engaging in the transactions and will have incurred no other material obligations or liabilities and have no assets, except for those obligations or liabilities incurred in connection with their organization and the transactions contemplated by the merger agreement;

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  there is no litigation or legal proceeding pending to which any of them is a party that would be reasonably likely to prevent the consummation of the merger or the partnership merger; and

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  they will have the necessary financing to consummate the contemplated transactions.

        The representations and warranties contained in the merger agreement will not survive beyond the effective time of the merger.

        Covenants Regarding General Matters.    We and the ProLogis parties have agreed to various covenants regarding general matters. Some of these covenants are mutual while others have been made either only by us or only by the ProLogis parties.

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The mutual covenants regarding general matters include, but are not limited to:

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using reasonable best efforts to take all actions necessary to consummate and make effective the merger and the partnership merger;

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cooperating to prepare and file this proxy statement;

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consulting with each other, and receiving each other's approvals, on any public announcement regarding the merger and the partnership merger;

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agreeing not to take any action following the closing that is inconsistent with our status as a REIT for any period prior to the closing;

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agreeing to the tax treatment of the merger and the partnership merger and to making certain tax filings; and

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cooperating in the preparation of the partner solicitation materials to be used to offer the common units of limited partnership interest in a limited partnership subsidiary of ProLogis to the qualifying holders of common units of limited partnership interest in our operating partnership.

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The covenants regarding general matters that we have made include, but are not limited to:

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preparing and filing with the SEC this proxy statement and holding a special meeting of our shareholders to vote on the merger agreement, including the merger and the other transactions contemplated by the merger agreement;

•
seeking and recommending, subject to our fiduciary duties under applicable law, the approval of the holders of common units of limited partnership interest and holders of the Series D Units to the partnership merger;

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causing any of our officers and trustees to resign at the closing of the merger agreement upon the ProLogis parties' request; and

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continuing to comply with, and making preparations for continued compliance with, the Sarbanes-Oxley Act of 2002.

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The covenants regarding general matters that the ProLogis parties have made include, but are not limited to:

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causing a newly-formed limited partnership subsidiary of ProLogis to enter into a limited partnership agreement with each holder of common units of limited partnership interest in our operating partnership validly electing and qualifying to receive exchange units;

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providing to our employees who accept an employment offer from ProLogis the same benefits that ProLogis provides to its similarly situated employees;

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appointing Jeffrey E. Kelter, our President and Chief Executive Officer, to the board of trustees of ProLogis, subject to the negotiation of a mutually acceptable non-competition agreement;

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honoring in accordance with their terms all of our severance arrangements; and

•
substituting ProLogis for our company as a party to the registration rights agreements to which certain of the limited partners of our operating partnership are parties.

        Covenants Regarding Conduct of Our Business Before the Merger.    We have agreed to use commercially reasonable efforts to conduct our business and that of our subsidiaries from May 3, 2004 to the earlier of the effective time of the merger or termination of the merger agreement in the regular and ordinary course and to preserve intact our current business organization, goodwill, ongoing business and our status as a REIT. In particular, we have agreed, among other things, subject to enumerated exceptions, not to:

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  declare, set aside or pay any dividends or distributions on any of our or our subsidiaries' capital stock (with the exception of our and our operating partnership's regular quarterly dividend or distribution (not to exceed $0.33 per share) for each completed fiscal quarter prior to the effective time and dividends on our preferred shares in accordance with their terms);

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  issue, deliver, sell or grant any material rights in respect of any shares of our or our subsidiaries' capital stock;

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  merge, consolidate or enter into any other similar extraordinary corporate transaction with any other person;

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  amend our or any of our subsidiaries' declaration of trust or bylaws or other similar organizational documents;

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  make capital expenditures, including expenditures to acquire additional real property, or to develop or enter into any agreement to develop or construct real estate projects;

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  incur or guarantee indebtedness or make loans to or investments in any person;

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  sell, lease, mortgage or otherwise encumber or dispose of any real property or other assets;

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  enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

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  prepay, refinance or amend any existing indebtedness;

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  make or rescind any material tax elections;

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  materially change any of our methods, principles or practices of accounting or settle any claims relating to taxes;

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  increase the compensation of our officers or employees, except as required by law;

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  adopt any new or amend any existing employee benefit plan;

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  enter into or amend or otherwise modify any material agreement or arrangement with persons that are affiliates or, as of the date of the merger agreement, are employees or trustees of us without the consent of the ProLogis parties and the approval of a majority of "independent" members of our Board;

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  except as otherwise permitted or contemplated by the merger agreement, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of our company or our subsidiaries;

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  fail to use commercially reasonable efforts to maintain with financially responsible insurance companies insurance substantially similar to insurance coverage maintained by us and our subsidiaries and joint ventures as of the date of the merger agreement;

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  settle or compromise any material tax liability or material litigation;

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  except as otherwise permitted, amend or terminate, or waive compliance with the terms of, or breaches under, any material term of any material contract;

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  enter into any tax protection agreement;

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  take any action that would, or that would reasonably be expected to, result in any of our representations and warranties becoming untrue or incorrect in any material respect or in any of the conditions to closing the transaction not being satisfied;

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  fail to timely file all material reports, tax returns and other material documents required to be filed with all governmental entities and other authorities (including the New York Stock Exchange);

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  sell, securitize, factor or otherwise transfer any accounts receivable;

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  accept a promissory note in payment of the exercise price payable under any option to purchase our common shares;

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  fail to pay any taxes or other material debts when due or otherwise fail to use all commercially reasonable efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any of our outstanding indebtedness or the outstanding indebtedness of any of our subsidiaries or joint ventures;

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  accelerate the collection of receivables or defer the payment of payables, or modify the payment terms of any receivables or payables, in each case which, either individually or in the aggregate, would be in a manner that would be material to us or our subsidiaries; or

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  take any action that would prevent or delay the consummation of the transactions contemplated by the merger agreement.

        Covenants Regarding Conduct of the ProLogis Parties' Business Before the Merger.    The ProLogis parties have agreed, for the period from May 3, 2004 to the earlier of the effective time of the merger or termination of the merger agreement, not to take any action that would result in the representations and warranties of the ProLogis parties becoming untrue or incorrect in any material respect or any of the conditions precedent to effect the merger not being satisfied.

        Covenant Regarding No Solicitation; Covenant to Recommend.    The merger agreement prevents us, our subsidiaries and our respective representatives from directly or indirectly continuing, initiating, soliciting, encouraging, negotiating or otherwise engaging in discussions with, or facilitating (including by furnishing information to), a third party regarding (1) a merger, consolidation, share exchange, business combination or similar transaction involving us or any of our subsidiaries or joint ventures, (2) a sale, lease, mortgage, pledge, transfer or other disposition of 50% or more of the assets of our company and our subsidiaries, taken as a whole or (3) a tender offer or exchange offer for 50% or more of the voting power in the election of trustees exercisable by the holders of outstanding equity securities of our company or any of our subsidiaries except that we may negotiate or engage in discussions with or furnish information to a third party if we receive an unsolicited bona fide proposal from that third party and:

  •
  our Board, after consultation with its financial and legal advisors, determines in good faith that (1) the proposal is reasonably likely to lead to a superior competing transaction, which the merger agreement defines as a potential transaction that was not solicited, encouraged or facilitated by us, which is more favorable from a financial point of view to our shareholders and the holders of common units of limited partnership interest in our operating partnership than the merger, the partnership merger and the other transactions contemplated by the merger agreement (after taking into account any proposed amendments to the mergers and the merger agreement that may have been made by the ProLogis parties at such time), is not subject to any material contingency (unless our Board affirmatively determines such contingency is likely to be overcome), would result in the third party owning all or substantially all of our common shares and common units of limited partnership interest in our operating partnership and is reasonably capable of being consummated, and (2) such action is necessary for our trustees to comply with their fiduciary duties under applicable law;

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  no later than 24 hours before taking any such action, we provide notice thereof to the ProLogis parties and negotiate in good faith with the ProLogis parties concerning any new proposal by the ProLogis parties prior to the expiration of such 24-hour period; and

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  we receive from any such third party an executed confidentiality and standstill agreement containing terms at least as favorable to us as those contained in the confidentiality agreement between us and the ProLogis parties.

        Our Board has agreed to recommend to our shareholders the approval of the merger agreement, including the merger and the other transactions contemplated by the merger agreement. However, if, after consultation with independent legal counsel and financial advisors, our Board determines that an unsolicited bona fide written proposal is a superior competing transaction and determines in good faith that such action is necessary for our trustees to comply with their legal duties to our shareholders and the holders of common units of limited partnership interest in our operating partnership under applicable law, our Board can modify or withdraw its recommendation of the merger agreement, including the merger and the other transactions contemplated by the merger agreement, and instead approve or recommend to our shareholders the superior competing transaction if our Board has complied with the foregoing. In such event, the merger agreement provides for the payment by us of the break-up fee and expense reimbursement described below under the heading "Break-up Fees and Expenses" on page 52.

        Conditions to the Completion of the Merger.    The merger will be completed only if the conditions specified in the merger agreement are either satisfied or waived. Some of the conditions are mutual, meaning that if the condition is not satisfied, neither party would be obligated to close the merger. Most of the conditions are in favor of either the ProLogis parties or us, meaning that if the condition is not satisfied that party could waive the condition and the other party would remain obligated to close.

•
The mutual conditions are:

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approval of the merger by our shareholders and the approval of the partnership merger by the holders of common units of limited partnership interest and, if not previously redeemed, the holders of the Series D Units;

•
obtaining all consents and approvals required by the merger agreement to be obtained from any governmental entity in connection with the merger and the transactions related thereto; and

•
absence of a temporary restraining order, preliminary or permanent injunction, court order or other legal restraint preventing consummation of the merger or any of the other transactions contemplated by the merger agreement.

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The additional conditions in our favor, which we can waive if they are not satisfied, are:

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the ProLogis parties' representations and warranties being true and correct as of the closing; we have agreed with the ProLogis parties that this condition will be satisfied in full as long as the aggregate of any and all breaches of their representations and warranties would not or would not be reasonably likely to have a material adverse effect, as defined in the merger agreement, on the ProLogis parties;

•
the performance by the ProLogis parties, in all material respects, of their covenants and obligations in the merger agreement that are to be performed as of the closing;

•
the absence of a change, event or circumstance which, individually or in the aggregate, constitutes a material adverse effect on the ProLogis parties as defined in the merger agreement;

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the ProLogis parties' delivering executed certificates as to the satisfaction of the three conditions above;

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the delivery to the holders of common units of limited partnership interest in our operating partnership of a favorable legal opinion from ProLogis' legal counsel, with respect to the classification of ProLogis as a REIT and its subsidiary that will issue common units of limited partnership interest as a partnership for tax purposes; and

•
the adoption of an agreed form of partnership agreement for the ProLogis limited partnership subsidiary that will issue the exchange units.

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The additional covenants in favor of the ProLogis parties, which the ProLogis parties can waive if they are not satisfied, are:

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our representations and warranties and those of our operating partnership being true and correct as of the closing; we have agreed with the ProLogis parties that this condition will be satisfied in full as long as the aggregate of any and all breaches of our representations and warranties and those of our operating partnership would not or would not reasonably be likely to have a material adverse effect on us, as defined in the merger agreement;

•
our performance and the performance by our operating partnership, in all material respects, of our covenants and obligations and the covenants and obligations of our operating partnership in the merger agreement that are to be performed as of the closing;

•
the absence of a change, event or circumstance which, individually or in the aggregate, constitutes a material adverse effect on us, as defined in the merger agreement;

•
our delivering executed certificates as to the satisfaction of the three conditions above;

•
all consents and waivers from third parties in connection with our consummation and the consummation by our operating partnership of the merger and related transactions being obtained other than consents and waivers which, if not obtained, would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on us;

•
the delivery to ProLogis Six Rivers Limited Partnership of a favorable legal opinion from our legal counsel with respect to our classification as a REIT and our operating partnership's classification as a partnership for tax purposes; and

•
the purchase of shares representing at least 70% of the outstanding voting power of Keystone Realty Services, Inc. by ProLogis Six Rivers Limited Partnership or one of its affiliates.

        Certain of the above conditions, such as the requirement for shareholder and unitholder approvals and the absence of a court order preventing consummation of the transactions contemplated by the merger agreement, cannot be waived under applicable law. Both we and the ProLogis parties reserve the right to waive any of our or its respective other conditions to the merger. However, if we intend to waive one or more conditions to the closing of the merger in a manner or under circumstances that would make the information set forth in this proxy statement materially misleading or inaccurate, we would distribute an updated proxy statement to our shareholders and re-solicit the approval of our shareholders.

        Transaction Financing.    The merger is not subject to any financing contingency and is not conditional on the ProLogis parties obtaining financing of the merger. The merger agreement does not impose any restrictions on the ProLogis parties' methods for obtaining financing of the merger consideration.

        The ProLogis parties jointly and severally represented in the merger agreement that the ProLogis parties have access to sufficient funds through existing financing sources to fund their obligations under the merger agreement.

        Termination of the Merger Agreement.    The merger agreement may be terminated under the following circumstances:

  •
  by mutual written consent;

  •
  by the ProLogis parties or us if (1) the merger has not been consummated by October 31, 2004 and the party seeking termination has not materially breached its representations in, or obligations under, the merger agreement or (2) a governmental entity has issued a final and non-appealable judgment, injunction, order or decree or taken any other action preventing the consummation of the merger;

  •
  by the ProLogis parties if we or our operating partnership breach any representations, warranties, covenants, or agreements on the part of us or our operating partnership set forth in the merger agreement or our representations and warranties become untrue, in either case such that a condition to the merger would be incapable of being satisfied by October 31, 2004;

  •
  by us if the ProLogis parties breach any representations, warranties, covenants, or agreements on the part of the ProLogis parties set forth in the merger agreement or the representations and warranties of the ProLogis parties become untrue, in either case such that a condition to the merger would be incapable of being satisfied by October 31, 2004;

  •
  by the ProLogis parties or us if, upon a vote at a duly held meeting of our shareholders or any adjournment thereof, we do not obtain the necessary approval of our shareholders of the merger or if we do not obtain the necessary approval of the holders of common units of limited partnership interest of the partnership merger;

  •
  by us if our Board has otherwise fully complied with the terms of the merger agreement but has withdrawn its recommendation of the merger or the partnership merger or the merger agreement in connection with, or approved or recommended, any superior competing transaction and we have paid, or agreed in writing to pay, the break-up fee and expense reimbursement; or

  •
  by the ProLogis parties if (1) prior to a duly held meeting of our shareholders, our Board has withdrawn or modified in any manner adverse to the ProLogis parties its approval or recommendation of the merger, the partnership merger or the merger agreement in connection with, or approved or recommended, any superior competing transaction, (2) we or our operating partnership have entered into any agreement with respect to any superior competing transaction or (3) our Board or any Board committee has resolved to do any of the foregoing.

        Break-Up Fees and Expenses.    We have agreed to reimburse ProLogis Six Rivers Limited Partnership for its out-of-pocket expenses incurred in connection with the merger agreement and the other transactions contemplated thereby, in an amount not to exceed $2.5 million, if the ProLogis parties terminate the merger agreement because we or our operating partnership breach any representation, warranty, covenant, obligation, or agreement made by us or our operating partnership set forth in the merger agreement, such that the conditions to the ProLogis parties' obligation to close would be incapable of being satisfied by October 31, 2004.

        We also have agreed to pay ProLogis Six Rivers Limited Partnership $27.0 million, less any previously paid expenses, if:

  •
  we terminate the merger agreement because our Board or any Board committee has withdrawn its recommendation of the mergers or the merger agreement in connection with, or has approved or recommended, a superior competing transaction; or

  •
  the ProLogis parties terminate the merger agreement because, (1) prior to the special meeting, our Board or any Board committee has withdrawn or modified in any manner adverse to ProLogis Six Rivers Limited Partnership, its recommendation of the mergers or the merger agreement in connection with, or has approved or recommended, a superior competing transaction, (2) we or our operating partnership have entered into any agreement with respect to a superior competing transaction or (3) our Board or any Board committee has resolved to do any of the foregoing.

        We have also agreed to pay ProLogis Six Rivers Limited Partnership $27.0 million, less any previously paid expenses, if:

  (1)
  the ProLogis parties terminate the merger agreement because of a breach by us of our representations, warranties, covenants or agreements, such that the conditions to closing would be incapable of being satisfied by October 31, 2004; or

  (2)
  we or the ProLogis parties terminate the merger agreement because our shareholders do not approve the merger or the holders of partnership units in our operating partnership do not approve the partnership merger; and

after the date of the merger agreement and prior to such termination, a person or its representatives have made any inquiry or proposal relating to a competing transaction and within one year of any such termination we consummate a competing transaction, in the case of a termination pursuant to clause (1) above, with any person, and in the case of a termination pursuant to clause (2) above with such person or its affiliates.

        In addition, we will be liable to the ProLogis parties for damages if either our company or our operating partnership has willfully breached its representations, warranties, covenants or agreements, or if either our company or our operating partnership is obligated to consummate the transactions contemplated by the merger agreement but fails or refuses to do so.

        The ProLogis parties have agreed to pay our out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby, in an amount not to exceed $2.5 million, if we terminate the merger agreement because the representations and warranties made by the ProLogis parties in the merger agreement become untrue, or the ProLogis parties have breached their representations, warranties, covenants or agreements set forth in the merger agreement such that the conditions to our obligation to close are incapable of being satisfied by October 31, 2004.

        Amendment or Waiver of the Merger Agreement.    The parties may amend the merger agreement or waive its terms and conditions before the effective time, but, after our shareholders have approved the merger agreement, including the merger and the other transactions contemplated by the merger agreement, no such amendment will alter or change any terms or conditions of the merger agreement if such alteration or change would adversely affect our shareholders.

        Indemnification.    The merger agreement provides that we, the surviving company of the merger, and ProLogis Six Rivers Limited Partnership will indemnify and hold harmless each trustee, director and officer of our company or any of our subsidiaries as and to the same extent they were indemnified by us or our subsidiaries as of May 3, 2004. All rights to indemnification existing in favor of, and all limitations of the personal liability of, the trustees, directors and officers of our company and our subsidiaries provided for in our declaration of trust or bylaws or in the partnership agreement of our operating partnership as in effect as of May 3, 2004 will continue in full force and effect for a period of six years from the effective time of the merger.

        The ProLogis parties further agreed to indemnify and hold harmless our company, our affiliates and their respective officers, trustees and directors from any claims or causes of action based on any assertion by a holder of shares of our Series C Convertible Preferred Stock, 9.125% Series D Cumulative Redeemable Preferred Stock or 7.375% Series E Cumulative Redeemable Preferred Stock that the proposed plan to cause, or the consummation of, the liquidation of these series of preferred stock as contemplated by the merger agreement is contrary to the rights of such holder under our declaration of trust, and any losses or costs reasonably incurred in defending or settling such claim or paying any judgment with respect to such claim.

        The merger agreement also provides that, prior to the effective time of the merger, we will purchase an extended reporting period endorsement under our existing directors' and officers' liability insurance coverage for our trustees and officers with coverage for six years following the closing of the merger of not less than the existing coverage under, and having other terms not materially less favorable than, the directors' and officers' liability insurance coverage presently maintained by us. If the cost of obtaining that endorsement exceeds $550,000, we will purchcase an endorsement in an amount and scope as great as can be obtained for $550,000.

        Delisting and Deregistration of Our Common Shares.    Our common shares are currently listed on the New York Stock Exchange under the symbol "KTR." If the merger is completed, holders of our common shares will not have an opportunity to continue their equity interest in the surviving company as an ongoing corporation and, therefore, will not have the opportunity to share in our future earnings, dividends or growth, if any. In addition, upon completion of the merger, our common shares will no longer be listed on the New York Stock Exchange and will cease to be registered with the Securities and Exchange Commission, and we will no longer be a reporting company under Sections 13 and 15(d) of the Securities Exchange Act of 1934.

        Regulatory and Other Approvals.    There are no federal or state regulatory requirements which remain to be complied with in order to consummate the merger, other than the filing and acceptance for record of the articles of merger with respect to the merger with the State Department of Assessments and Taxation of Maryland and the certificates of merger with respect to the merger and the partnership merger with the Secretary of State of Delaware.

        State Takeover Statutes; Ownership Limits.    Our Board has taken all actions necessary to exempt the merger and the other transactions contemplated by the merger agreement from the operation of any anti-takeover statute enacted under the laws of the State of Maryland or the federal laws of the United States. Our Board has exempted ProLogis Six Rivers Limited Partnership and its beneficial owners from the applicable ownership limits in our declaration of trust so that it may consummate the merger.

        No Appraisal Rights.    The merger agreement is governed by New York law, except to the extent that the mergers and other transactions are required to be governed by Maryland or Delaware law. Under Maryland law, because our common shares are listed on the New York Stock Exchange, appraisal rights are not available to holders of our common shares or preferred shares in connection with the merger.

        Voting Agreements.    ProLogis Six Rivers Limited Partnership has entered into agreements with each of our trustees and certain of our executive officers, including John B. Begier, Rodney B. Berens, Donald E. Callaghan, Richard M. Cummins, Jonathan D. Eilian, Jeffrey E. Kelter, David F. McBride, John S. Moody, Russell C. Platt, Robert F. Savage, Jr., and David M. Sherman. A form of these voting agreements is attached to this proxy statement as Exhibit C and is incorporated herein by reference. Pursuant to these voting agreements, each of these holders has agreed, during the term of the voting agreements, to vote all of our common shares and any common units of limited partnership interest in our operating partnership (including any securities or options convertible into such common shares or units and including any share, units or securities acquired after the date of the voting agreements) beneficially owned by such executive officer or trustee to (1) approve the merger agreement, including the merger and the partnership merger and the other transactions contemplated by the merger agreement, and any related matters at any meeting, or by way of any other action or approval, of the holders of our common shares or the holders of common units of limited partnership interest in our operating partnership; and (2) help cause such meeting to be held and such consent or approval to be sought.

        In addition, each of these holders has agreed not to vote their common shares or common units of limited partnership interest in favor of (1) the approval of any competing transaction (including any superior competing transaction), any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of our company, our operating partnership or any affiliate of our company or our operating partnership, (2) any other extraordinary transaction involving us, our operating partnership or any affiliate of us or our operating partnership, (3) any change in our Board or any change in the current capitalization of our company or our operating partnership or any amendment to the organizational documents of us or our operating partnership, or (4) any other corporate action that would either frustrate the purposes of, or prevent, delay or otherwise adversely affect the consummation of, the transactions contemplated by the merger agreement. In furtherance of the voting agreements, each of these holders granted to the ProLogis parties a proxy to vote all of their common shares and common units of limited partnership interest solely with respect to the matters specified in, and in accordance with the provisions of, the voting agreements. This proxy is irrevocable during the term of the voting agreement.

        Each of these holders has agreed not to (1) sell, transfer, pledge, assign, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, encumbrance or other disposition of, or limitation on the voting rights of, any of their securities covered by the voting agreement during the term of the voting agreement, (2) grant any proxies or powers of attorney, deposit any of such holder's securities covered by the voting agreement into a voting trust or enter into a voting agreement with respect to any such securities, (3) take any action that would make any of such holder's representations or warranties contained in the voting agreement untrue or incorrect or have the effect of preventing or delaying the performance of any of such holder's obligations under the voting agreement, or (4) commit or agree to take any of the foregoing actions, other than (A) pursuant to the voting agreement or the merger agreement and (B) transfers to ProLogis Six Rivers Limited Partnership.

        As of the date of the voting agreements, the trustees and executive officers who are parties to the voting agreements beneficially owned in the aggregate 1,670,609 common shares, representing approximately 5.4% of our combined issued and outstanding common shares as of such date.

        As of the date of the voting agreements, such trustees and executive officers beneficially owned in the aggregate 668,729 common units of limited partnership interest, representing approximately 1.9% of the issued and outstanding common units of limited partnership interest that may be voted in regard to the partnership merger as of such date.

        The voting agreements terminate on the earlier to occur of (1) the termination of the merger agreement in accordance with its terms and (2) the effective time of the merger and the partnership merger.

Plans for the Company Following the Merger and Related Transactions

        Following the closing of the merger and the partnership merger, our company and our operating partnership will be controlled by the ProLogis parties.

        Following the completion of the merger, ProLogis Six Rivers Limited Partnership intends to cause Keystone Property Trust to be liquidated as promptly as practicable. In such liquidation, our outstanding preferred shares will be cancelled and preferred shareholders will receive a cash liquidation payment in accordance with the terms of the articles supplementary classifying the respective series of preferred shares.

Conduct of the Company in the Event the Merger is Not Consummated

        In the event the merger is not completed for any reason, we will continue to pursue our strategic business plan intended to deliver further sustainable growth in funds from operations and enhanced value for our shareholders over time. In addition, we may seek to enter into other acquisition or business combination opportunities, subject to our obligations under the merger agreement, if any, or to issue additional debt or equity.

Fees and Expenses

        We estimate that our company will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of filing fees, fees and expenses of investment bankers, attorneys and accountants and other related charges, totaling approximately $12,497,076, assuming the merger and the related transactions are completed. This amount consists of the following estimated fees:

Investment bankers' fees	$9,347,076
Legal, tax and accounting fees	3,075,000
Other, including filing, investor services and printing fees	75,000

$12,497,076

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material federal income tax considerations that you should take into account in determining whether to vote for or against the approval of the merger agreement and the transactions it contemplates. This summary is based upon interpretations of the Internal Revenue Code, Treasury Regulations promulgated under the Internal Revenue Code, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all federal income tax considerations, or any state, local or foreign tax consequences of the merger. Your tax treatment may vary depending upon your particular situation. Also, this discussion does not address various tax rules that may apply if you are a shareholder subject to special treatment under the Internal Revenue Code, such as a dealer, financial institution, insurance company, tax-exempt entity, U.S. expatriate, non-U.S. shareholder (except as discussed below), a person who holds common shares as part of a "straddle," a "hedge," a "constructive sale" transaction or a "conversion" transaction, a person that has a functional currency other than the U.S. dollar, a person who is subject to the alternative minimum tax, an investor in a pass-through entity, or if you do not hold our common shares as a capital asset.

        A U.S. shareholder is a U.S. citizen or resident alien individual as defined in the Internal Revenue Code, a domestic corporation or entity that has elected to be treated as a domestic corporation for federal income tax purposes, an estate the income from which is includable in its gross income for federal income tax purposes without regard to its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. A non-U.S. shareholder is any shareholder that is not a U.S. shareholder.

        THIS FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO YOU. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS.

        Consequences to You of the Merger—U.S. Shareholders.    The merger will be treated as a taxable sale by you of your common shares in exchange for the merger consideration. As a result, if you are a U.S. shareholder, you will recognize capital gain or loss with respect to your shares, measured by the difference between your adjusted tax basis in the shares exchanged and the amount of cash received for those shares. Your gain or loss will constitute long-term capital gain or loss if you held your shares for more than one year as of the effective time of the merger. However a shareholder who has held our shares for six months or less at the effective time of the merger, taking into account the holding period rules of Sections 246(c)(3) and (4) of the Internal Revenue Code, and who recognizes a loss with respect to that stock will be treated as recognizing long-term capital loss to the extent of any capital gain dividends received from us, or such shareholder's share of any designated retained capital gains, with respect to those shares. If you hold blocks of shares which were acquired separately at different times and/or prices, you must calculate separately your gain or loss and its character for each block of shares.

        Consequences to You of the Merger—Non-U.S. Shareholders.    If you are a non-U.S. shareholder, generally you will recognize capital gain or loss with respect to your shares of common shares calculated in the same manner as for U.S. shareholders above.

        Subject to the discussion of backup withholding, you should not be subject to federal income taxation on any gain or loss from the merger unless (1) the gain is effectively connected with a trade or business that you conduct in the United States, (2) you are an individual who has been present in the

United States for 183 days or more during the taxable year of the merger and certain other conditions are satisfied, or (3) your shares constitute a "U.S. real property interest" under the Foreign Investment in Real Property Tax Act, or FIRPTA.

        If your gain is effectively connected with a U.S. trade or business, then you will be subject to federal income tax on your gain on a net basis in the same manner as U.S. shareholders. In addition, if you are a non-U.S. corporation, you will be subject to the 30% branch profits tax.

        If you are a non-U.S. shareholder who is an individual and has been present in the United States for 183 days or more during the taxable year of the merger and certain other conditions are satisfied, you will be subject to a 30% tax on the gross amount of your capital gains. In addition, non-U.S. shareholders may be subject to applicable alternative minimum taxes.

        If your shares constitute a "U.S. real property interest" under FIRPTA, you will be subject to federal income tax on your gain on a net basis in the same manner as U.S. shareholders. In addition, if you are a non-U.S. corporation, you may be subject to the 30% branch profits tax. Your shares generally will constitute a "U.S. real property interest" if (1) we are not a "domestically-controlled REIT" at the effective time of the merger, and (2) you hold more than 5% of the total fair market value of our shares at any time during the shorter of (x) the five-year period ending with the effective date of the merger or (y) your holding period for your shares. We will be a "domestically-controlled REIT" at the effective time of the merger if non-U.S. shareholders held less than 50% of the value of our common shares at all times during the five-year period ending with the effective time of the merger. Based on the record ownership of common shares, we believe we are a domestically-controlled REIT, as of the date hereof, but no assurances can be given that the actual ownership of our common shares has been or will be sufficient for us to qualify as a domestically-controlled REIT at the effective time of the merger.

        Income Tax Treaties.    If you are eligible for treaty benefits under an income tax treaty with the United States, you may be able to reduce or eliminate certain of the federal income tax consequences discussed above, such as the branch profits tax. You should consult your tax advisor regarding possible relief under an applicable income tax treaty.

        U.S. Withholding Tax Under FIRPTA.    You will be subject to withholding tax if the merger consideration you receive is considered attributable to the sale of "U.S. real property interests." As discussed above, because of the uncertainty regarding the treatment of your shares under FIRPTA, the ProLogis parties may be required to withhold at a rate of 10% of the merger consideration received by you. You may be entitled to a refund or credit against your U.S. tax liability, if any, with respect to the amount withheld, provided that the required information is furnished to the IRS on a timely basis. You should consult your tax advisor regarding withholding tax considerations.

        Information Reporting and Backup Withholding.    Under certain circumstances you may be subject to information reporting and backup withholding with respect to your merger consideration. Backup withholding generally will not apply if you are a corporation or other exempt entity, or you furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on IRS Form W-9 if you are a U.S. shareholder, or on the applicable Form(s) W-8 if you are a non-U.S. shareholder, or an appropriate substitute form. If you are subject to backup withholding, the amount withheld is not an additional tax, but rather is credited against your federal income tax liability. You should consult your tax advisor to ensure compliance with the procedures for exemption from backup withholding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The total number of our common shares outstanding as of the record date was                        . The following table sets forth certain information as of the record date (unless otherwise indicated) regarding the beneficial ownership of our common shares with respect to (1) each person known to us to be the beneficial owner of 5% or more of our outstanding common shares; (2) our executive officers named below; (3) our trustees; and (4) all of our trustees and executive officers as a group.

Name and Address(1)	Shares of Stock Beneficially Owned(2)	Percent of Class
Trustees and Executive Officers
Jeffrey E. Kelter(3)**	1,557,794	4.95%
David F. McBride(4)**	329,541	1.06%
Robert F. Savage, Jr.(5)**	392,524	1.27%
Rodney B. Berens(6)**	59,404	*
John S. Moody**	46,133	*
Donald E. Callaghan(7)**	27,511	*
David M. Sherman(8)**	21,425	*
Russell C. Platt(9)**	20,728	*
Jonathan D. Eilian(9)**	16,077	*
Richard M. Cummins(9)**	11,898	*
John B. Begier(10)	420,303	1.35%
John P. DiCola	26,310	*
Charles C. Lee(11)	209,943	*
All trustees and executive officers as a group (20 persons)	3,719,421	11.41%

*
Less than 1%.

**
Designates a trustee.

(1)
Unless otherwise noted, the address for each of the persons listed is c/o Keystone Property Trust, 200 Four Falls, Suite 208, West Conshohocken, Pennsylvania 19428.

(2)
Includes common shares issuable upon the conversion or exchange of common units of limited partnership interest in Keystone Operating Partnership, L.P., or the exercise of stock options, in each such case within 60 days as of the record date. Each beneficial owner's percentage of ownership was determined by assuming that all such common units of limited partnership interest in Keystone Operating Partnership, L.P. and stock options have been converted, exchanged or exercised, as applicable, by such person but not by any other person.

(3)
Includes 465,380 common units of limited partnership interest in Keystone Operating Partnership, L.P. owned directly by Mr. Kelter, 917 common units of limited partnership interest in Keystone Operating Partnership, L.P. owned beneficially through a corporation in which Mr. Kelter is the sole shareholder, and 150,750 common shares issuable pursuant to stock options exercisable within 60 days of the record date.

(4)
Includes 1,031 common shares owned by a limited liability company in which Mr. McBride has an ownership interest and 101 common shares owned by a trust, in the name of Mr. McBride's deceased father, for which Mr. McBride is a trustee. Mr. McBride expressly disclaims any beneficial ownership of any of our common shares not directly owned by him. Also includes 152,917 common units of limited partnership interest in Keystone Operating Partnership, L.P. owned directly by Mr. McBride, and 3,791 common units of limited partnership interest in Keystone Operating Partnership, L.P. owned by a trust in the name of Mr. McBride's deceased father for which Mr. McBride is a trustee.

(5)
Includes 22,394 common units of limited partnership interest in Keystone Operating Partnership, L.P. and 100,000 common shares issuable pursuant to stock options exercisable within 60 days of the record date.

(6)
Includes 16,000 common shares owned by Mr. Berens' children and 10,000 common shares issuable pursuant to stock options exercisable within 60 days of the record date. Mr. Berens expressly disclaims any beneficial ownership of any of our common shares not directly owned by him.

(7)
Includes 4,000 common shares held in an individual retirement account for the benefit of Mr. Callaghan, and 10,000 common shares issuable pursuant to stock options exercisable within 60 days of the record date.

(8)
Includes 3,000 common shares held in an individual retirement account for the benefit of Mr. Sherman and 10,000 common shares issuable pursuant to stock options exercisable within 60 days of the record date.

(9)
Includes 10,000 common shares issuable pursuant to stock options exercisable within 60 days of the record date.

(10)
Includes 23,330 common units of limited partnership interest in Keystone Operating Partnership, L.P. and 253,250 common shares issuable pursuant to stock options exercisable within 60 days of the record date.

(11)
Includes 14,598 common units of limited partnership interest in Keystone Operating Partnership, L.P. and 137,750 common shares issuable pursuant to stock options exercisable within 60 days of the record date.

OTHER MATTERS

        We are not aware of any business or matter other than as indicated above, which may be properly presented at the special meeting. If, however, any other matter properly comes before the special meeting, proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS

        If we complete the merger, we will not hold annual meetings thereafter. If we do not complete the merger when currently anticipated, we intend to hold our next annual meeting in June 2005 or shortly thereafter. Shareholder proposals intended to be presented at our 2005 Annual Meeting of Shareholders must be received by us at our address stated in this proxy by January 1, 2005 to be considered for inclusion in our proxy statement and form of proxy relating to such meeting. Any shareholder who intends to submit a proposal at our 2005 Annual Meeting of Shareholders without including the proposal in the proxy statement for such annual meeting must, under our bylaws, deliver such proposal to our Secretary at the address herein indicated no earlier than March 5, 2005 and no later than April 4, 2005, subject to certain exceptions.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may obtain copies of this information in person or by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.

        The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like our company, which file electronically with the SEC. The address of that site is http://www.sec.gov. You may also retrieve financial information from our website at www.keystoneproperty.com.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that important information may be disclosed to you by referring you to another document filed separately with the SEC. Our information incorporated by reference is deemed to be part of this proxy statement, except for information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC. The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

  •
  Definitive Proxy Statement on Schedule 14A filed on April 30, 2004;

  •
  Annual Report on Form 10-K for the year ended December 31, 2003; and

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

        We are also incorporating by reference additional documents that we may file with the SEC under the Securities Exchange Act of 1934, as amended, between the date of this proxy statement and the date of our special meeting of shareholders.

        You may have been sent some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. A copy of any and all of the information that has been incorporated by reference is available from us, excluding any exhibits which are not specifically incorporated by reference as exhibits to this proxy statement, without charge to each person to whom a proxy statement is delivered, upon written or oral request of such person. Any requested documents will be sent by first class mail or other equally prompt means within one business day of receipt of such request, at the following address:

  Keystone Property Trust
  200 Four Falls, Suite 208
  West Conshohocken, Pennsylvania 19428
  (484) 530-1800
  Attention: Saul A. Behar, Secretary

        If you would like to request documents from us, please do so immediately to receive them before the special meeting.

        You should rely only on the information in this document or in documents to which we have referred you. We have not authorized anyone to provide you with information that is different. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

By order of the Board of Trustees,
/s/ SAUL A. BEHAR Saul A. Behar Secretary

                        , 2004
West Conshohocken, PA

Exhibit A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of May 3, 2004

by and among

PROLOGIS SIX RIVERS LIMITED PARTNERSHIP,

SIX RIVERS REIT MERGER SUB LLC,

SIX RIVERS PARTNERSHIP MERGER SUB L.P.,

PROLOGIS,

PROLOGIS FRASER, L.P.,

BELAIR REAL ESTATE CORP.,

BELCREST REALTY CORP.,

BELMAR REALTY CORP.,

BELROSE REALTY CORP.,

KEYSTONE OPERATING PARTNERSHIP, L.P.

and

KEYSTONE PROPERTY TRUST

A-i

(e)	SEC Documents	A-14
(f)	Absence of Certain Changes or Events	A-15
(g)	No Undisclosed Material Liabilities	A-15
(h)	No Default	A-16
(i)	Compliance with Applicable Laws	A-16
(j)	Litigation	A-17
(k)	Taxes	A-17
(l)	Pension and Benefit Plans; ERISA	A-19
(m)	Labor and Employment Matters	A-20
(n)	Intangible Property	A-21
(o)	Environmental Matters	A-21
(p)	Properties	A-23
(q)	Insurance	A-26
(r)	Opinions of Financial Advisors	A-26
(s)	Vote Required	A-26
(t)	Brokers	A-26
(u)	Investment Company Act of 1940	A-27
(v)	Contracts	A-27
(w)	Dissenters' Rights	A-28
(x)	State Takeover Statutes; Charter Waiver	A-28
Section 2.2.	Representations and Warranties of the ProLogis Parties	A-29
(a)	Organization, Standing and Corporate Power	A-29
(b)	Authority; No Violations; Consents and Approvals	A-29
(c)	Litigation	A-30
(d)	Interim Operations of Merger Sub, Partnership Merger Sub and Newco I	A-30
(e)	SEC Documents	A-30
(f)	Transaction Financing	A-31
ARTICLE III	COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS	A-31
Section 3.1.	Conduct of Business by Keystone and Keystone OP	A-31
Section 3.2.	Conduct of Business by the ProLogis Parties	A-35
ARTICLE IV	ADDITIONAL COVENANTS	A-35
Section 4.1.	Preparation of the Proxy Statement; Shareholders' Meeting	A-35
Section 4.2.	Partner Solicitation Materials	A-36
Section 4.3.	Access to Information; Confidentiality	A-37
Section 4.4.	Reasonable Best Efforts	A-37
Section 4.5.	Tax Treatment	A-38
Section 4.6.	No Solicitation of Transactions	A-38
Section 4.7.	Public Announcements	A-40
Section 4.8.	Transfer and Gains Taxes	A-40

A-ii

A-iii

EXHIBITS
A	Amended and Restated Agreement of Limited Partnership of Newco I	A-1
B	REIT Articles of Merger	B-1
C	Partnership Certificate of Merger	C-1
D	Specified Holders	D-1
E	Interim Operating Plan	E-1

SCHEDULES

Schedule	Title
1.7(d)(iii)	Employee Stock Loans
2.1(a)	Organization, Standing and Corporate Power
2.1(b)(i)	Subsidiaries
2.1(b)(ii)	Joint Ventures
2.1(c)(i)(D)	Restricted Stock; Outstanding Stock Options
2.1(c)(ii)(C)	Units
2.1(c)(iii)(A)	Voting and Convertible Securities; Options
2.1(c)(iii)(B)	Remote or Special Purpose Entities of Keystone Subsidiaries
2.1(c)(iii)(C)	Registration Rights
2.1(c)(iii)(D)	Ownership of Keystone Subsidiaries By Officers and Trustees
2.1(d)(ii)	Violation; Third Party Consents
2.1(d)(iii)	Consents of Governmental Entities
2.1(f)	Absence of Certain Changes or Events
2.1(g)	Liabilities
2.1(j)	Litigation
2.1(k)(iv)	Tax Protection Agreements
2.1(l)(iii)	Employee Benefit Plans
2.1(l)(vii)	Severance Agreements
2.1(l)(x)	Severance Agreements—Excess Parachute Payments
2.1(l)(xi)	Liability or Contingent Liability
2.1(o)	Environmental Matters
2.1(p)(i)(A)	Properties
2.1(p)(i)(A)(1)	Mortgage Debt
2.1(p)(i)(C)	Notices of Condemnation or Zoning Violations
2.1(p)(iii)	Development and Acquisition of Properties
2.1(p)(vi)	Rent Roll
2.1(p)(vi)	Brokerage Fees and Commissions
2.1(p)(vi)	Tenant Improvements
2.1(p)(vi)	Rent Concessions
2.1(p)(vii)	Tenants' Options to Purchase
2.1(p)(vii)	Tenants with Rights of First Refusal Options
2.1(p)(vii)	Tenants' Termination Options
2.1(p)(viii)	Unfunded Capital Improvements
2.1(p)(ix)	Restrictions on Transfer of Keystone Properties
2.1(q)	Insurance
2.1(v)(i)	Material Contracts
2.1(v)(ii)	Mortgages
2.1(v)(iv)	Indemnification Agreements
2.1(v)(v)	Prepayment of Indebtedness
2.1(v)(vi)	Management of Keystone Properties by Third Parties
2.1(v)(vii)	Management of Real Properties Other than Keystone Properties
2.1(v)(viii)	Purchase or Sale Agreements Not Yet Consummated
2.1(z)	Related Party Transactions
5.2(e)	Consents
9.1	Knowledge

A-iv

INDEX OF DEFINED TERMS

1993 Keystone Option	4
1993 Option Plan	4
1994 Keystone Option	4
1994 Option Plan	4
Accelerated Exercise Period	4
Affiliate	51
Agreement	1
Allocable Consideration	38
BRC I	1
BRC II	1
BRC III	1
BRC IV	1
CERCLA	21
Certificate	4
Claim	41, 42
Closing	3
Closing Date	3
Code	51
Commitment	32
Confidentiality Agreement	37
Contributing OP Unit Holder	2
Deutsche Bank	26
DLLCA	2
DRULPA	3
Effective Time	3
Effective Times	3
Environmental Law	21
ERISA	18
Exchange Act	14
Exchange Fund	6
Financing	51
Form of Election	36
GAAP	14
Governmental Entity	6
Hazardous Material	21
Indemnified Parties	41, 42
Interim Operating Plan	32
Keystone	1
Keystone By-laws	3
Keystone Common Shares	1
Keystone Common Unit Holders	1
Keystone Common Units	1
Keystone Declaration of Trust	3
Keystone Disclosure Letter	9
Keystone Employee Benefit Plans	51
Keystone Employees	20
Keystone ERISA Affiliate	18
Keystone GP Units	8
Keystone Intangible Property	20
Keystone Joint Ventures	10
Keystone Material Adverse Effect	9
Keystone OP	1
Keystone Option Plans	4
Keystone Options	4
Keystone Partner Approval	26
Keystone Pension Plans	18
Keystone Permits	16
Keystone Preferred Shares	1
Keystone Preferred Units	11
Keystone Properties	22
Keystone Property	22
Keystone Property Restrictions	23
Keystone SEC Documents	14
Keystone Series C Preferred Shares	1
Keystone Series D Preferred Shares	1
Keystone Series D Units	2
Keystone Series E Preferred Shares	1
Keystone Series F Units	11
Keystone Series G Units	11
Keystone Series H Units	11
Keystone Severance Agreements	19
Keystone Shareholder Approval	26
Keystone Shareholder Meeting	13
Keystone Subsidiary	52
Knowledge	52
Law	52
Leases	25
Lien	10
Liens	10
Liquidation Payment Date	5
Material Contracts	26
Merger Consideration	7
Merger Sub	1
Mergers	1
Merrill Lynch	25
MRL	2
Newco I	1
Newco I Common Units	2
Offered Employees	40
Partner Solicitation Materials	35
Partnership Articles of Merger	2
Partnership Merger	1
Partnership Merger Consideration	7
Partnership Merger Sub	1
PARTY B	1
PARTY B Break-Up Expenses	48

A-v

PARTY B Break-Up Fee	48
PARTY B SEC Documents	30
Paying and Exchange Agent	5
PCBs	21
Person	52
ProLogis	1
ProLogis Material Adverse Effect	28
ProLogis Parties	1
Property Agreements	23
Proxy Statement	14
Redemption Date	42
REIT	17
REIT Articles of Merger	2
REIT Merger	1
REIT Merger Consideration	4
Release	21
Rent Roll	24
Sarbanes-Oxley Act	43
SEC	14
Securities Act	14
Selling OP Unit Holder	2
Specified Holders	2
Subsidiary	52
Surviving Company	2
Surviving OP Agreement	3
Surviving Partnership	3
Takeover Statute	27
Tax	52
Tax Protection Agreement	52
Tax Return	52
Taxes	52
Termination Date	46
Transaction Document	13
Transaction Documents	13
Transfer and Gains Taxes	40
Transferred Employee	40
Value	52
Venture Partner	1
Voting Agreements	2
Voting Debt	53

A-vi

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 3, 2004, by and among PROLOGIS SIX RIVERS LIMITED PARTNERSHIP, a Delaware limited partnership ("PARTY B"), SIX RIVERS REIT MERGER SUB LLC, a Delaware limited liability company whose sole member is PARTY B ("Merger Sub"), SIX RIVERS PARTNERSHIP MERGER SUB L.P., a Delaware limited partnership whose sole general partner is Merger Sub ("Partnership Merger Sub"), PROLOGIS, a Maryland real estate investment trust ("ProLogis"), PROLOGIS FRASER, L.P., a Delaware limited partnership whose sole general partner is PROLOGIS FRASER GP LLC ("Newco I"), BELAIR REAL ESTATE CORP., a Delaware corporation ("BRC I"), BELCREST REALTY CORP., a Delaware corporation ("BRC II"), BELMAR REALTY CORP., a Delaware corporation ("BRC III"), BELROSE REALTY CORP., a Delaware corporation ("BRC IV"), and each of BRC I, BRC II, BRC III and BRC IV (a "Venture Partner", and together with ProLogis, PARTY B, Merger Sub, Newco I and Partnership Merger Sub, the "ProLogis Parties"), KEYSTONE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Keystone OP"), and KEYSTONE PROPERTY TRUST, a Maryland real estate investment trust and the sole general partner of Keystone OP ("Keystone").

RECITALS

        A.    The Board of Trustees of Keystone has determined that it is advisable and in the best interests of Keystone and its shareholders that, upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will be merged with and into Keystone, with Keystone continuing as the surviving entity in the merger (the "REIT Merger").

        B.    The general partner of PARTY B has determined that it is advisable and in the best interests of the partners of PARTY B to consummate the REIT Merger.

        C.    In the REIT Merger, (1) each issued and outstanding common share of beneficial interest, par value $.001 per share, of Keystone (the "Keystone Common Shares") will be converted into the right to receive $23.80 in cash; (2) (i) each issued and outstanding share of Series C Convertible Preferred Stock, par value $.001 per share, of Keystone (the "Keystone Series C Preferred Shares"), (ii) each issued and outstanding share of 9.125% Series D Cumulative Redeemable Preferred Stock, par value $.001 per share, of Keystone (the "Keystone Series D Preferred Shares") and (iii) each issued and outstanding share of 7.375% Series E Cumulative Redeemable Preferred Stock, par value $.001 per share, of Keystone (the "Keystone Series E Preferred Shares" and together with the Keystone Series C Preferred Shares and the Keystone Series D Preferred Shares, the "Keystone Preferred Shares") will remain outstanding; and (3) each issued and outstanding membership interest of Merger Sub shall be converted into newly issued common shares of beneficial interest of the Surviving Company (as defined herein).

        D.    Merger Sub, as the sole general partner of Partnership Merger Sub, deems it advisable and in the best interests of Partnership Merger Sub's partners, and PARTY B, as the sole member of Merger Sub, has determined that it is advisable and in the best interests of Merger Sub that, upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the REIT Merger, Partnership Merger Sub shall merge with and into Keystone OP, with Keystone OP continuing as the surviving entity in the merger (the "Partnership Merger" and together with the REIT Merger, the "Mergers").

        E.    Keystone, as the sole general partner of Keystone OP, has determined that it is advisable and in the best interests of Keystone OP and its partners to consummate the Partnership Merger.

        F.     Prior to the Partnership Merger, the holders (the "Keystone Common Unit Holders") of common units of limited partner interest in Keystone OP (the "Keystone Common Units") may elect, on the terms and subject to the conditions specified herein, to receive, in exchange for Keystone Common Units, common units of limited partner interest ("Newco I Common Units") in Newco I immediately prior to the Partnership Merger (each such Keystone Common Unit Holder a "Contributing OP Unit Holder"). Newco I Common Units shall have the rights set forth in the Amended and Restated Agreement of Limited Partnership of Newco I attached hereto as Exhibit A. In the Partnership Merger, (1) any Keystone Common Units held by any remaining Keystone Common Unit Holders at the time of the Partnership Merger will be converted into the right to receive $23.80 in cash per Keystone Common Unit (each such Keystone Common Unit Holder a "Selling OP Unit Holder"), (2) each Series D Convertible Preferred Unit of partnership interest in Keystone OP (the "Keystone Series D Units") will be treated as set forth in Section 4.14, (3) each Keystone Series F Unit, Keystone Series G Unit and Keystone Series H Unit (each as defined herein) shall remain outstanding and (4) each issued and outstanding partnership interest of Partnership Merger Sub shall be converted into a newly issued limited partnership interest of the Surviving Partnership (as defined herein).

        G.    Upon the terms and subject to the conditions set forth herein, Merger Sub and Keystone shall execute a Certificate of Merger and Articles of Merger (collectively, the "REIT Articles of Merger") in substantially the form attached hereto as Exhibit B and shall file such REIT Articles of Merger in accordance with applicable law to effectuate the REIT Merger.

        H.    Upon the terms and subject to the conditions set forth herein, Partnership Merger Sub and Keystone OP shall execute a Certificate of Merger (the "Partnership Certificate of Merger") in substantially the form attached hereto as Exhibit C and, prior to the filing of the REIT Articles of Merger, shall file such Partnership Certificate of Merger in accordance with applicable law to effectuate the Partnership Merger.

        I.     As a condition and inducement to the willingness of the ProLogis Parties to enter into this Agreement and consummate the transactions contemplated hereby, the ProLogis Parties have required the persons set forth on Exhibit D (collectively, the "Specified Holders") to enter into a voting agreement, of even date herewith (the "Voting Agreements"), pursuant to which, among other things, each Specified Holder agrees to vote all Keystone Common Shares beneficially owned by such Specified Holder (including Keystone Common Shares issued upon conversion of options of Keystone beneficially owned by the Specified Holder) in favor of the REIT Merger and to vote all Keystone Common Units beneficially owned by such Specified Holder in favor of the Partnership Merger.

        J.     The ProLogis Parties, Keystone OP and Keystone desire to make certain representations, warranties and agreements in connection with the Mergers.

AGREEMENT

        In consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGERS

        Section 1.1.    The REIT Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 8-501.1 of the Maryland REIT Law (the "MRL") and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA"), Merger Sub shall be merged with and into Keystone, with Keystone being the surviving entity (the "Surviving Company").

        Section 1.2.    The Partnership Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), immediately prior to the consummation of the REIT Merger, Partnership Merger Sub shall be merged with and into Keystone OP, with Keystone OP being the surviving entity (the "Surviving Partnership").

        Section 1.3.    Closing.    The closing of the Mergers (the "Closing") will take place commencing at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Article V (the "Closing Date"), at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, unless another date or place is agreed to in writing by the parties hereto.

        Section 1.4.    Effective Time.    As part of the Closing, (a) Merger Sub and Keystone shall execute and file the REIT Articles of Merger, in accordance with the MRL and the DLLCA, with the State Department of Assessments and Taxation of Maryland and the Secretary of State of Delaware, as applicable, and shall make all other filings and recordings required under such statutes with respect to the REIT Merger, and (b) Partnership Merger Sub and Keystone OP shall execute and file the Partnership Certificate of Merger with the Secretary of State of Delaware, in accordance with the DRULPA, and shall make all other filings and recordings required under such statute with respect to the Partnership Merger. The Mergers shall become effective (each, an "Effective Time," and collectively, the "Effective Times") at such times as (i) Merger Sub and Keystone shall agree should be specified in the REIT Articles of Merger and (ii) Partnership Merger Sub and Keystone OP shall agree should be specified in the Partnership Certificate of Merger. Unless otherwise agreed, the parties shall cause the Effective Times to occur on the Closing Date with the Effective Time of the Partnership Merger occurring before the Effective Time of the REIT Merger.

        Section 1.5.    Declaration of Trust and By-laws.    The Declaration of Trust (including all Articles Supplementary thereto) (the "Keystone Declaration of Trust") and by-laws of Keystone (the "Keystone By-laws"), as in effect immediately prior to the Effective Time of the REIT Merger, shall, except for any required amendments, continue in full force and effect after the REIT Merger as the declaration of trust and by-laws of the Surviving Company, until further amended in accordance with the respective terms of such declaration of trust and by-laws and applicable Maryland law.

        Section 1.6.    Agreement of Limited Partnership and Certificate of Limited Partnership.    The Agreement of Limited Partnership of Keystone OP (the "Surviving OP Agreement") and the Certificate of Limited Partnership of Keystone OP as in effect as of the Effective Time of the Partnership Merger, shall, except for any required amendments, continue in full force and effect after the Partnership Merger as the partnership agreement and certificate of limited partnership, respectively, of the Surviving Partnership until further amended in accordance with applicable Delaware law.

        Section 1.7.    Conversion of Equity Securities in the REIT Merger.    At the Effective Time, by virtue of the REIT Merger and without any action on the part of the holder of any shares of beneficial interest of Keystone or membership interests of Merger Sub:

          (a)    Membership Interests of Merger Sub.    The issued and outstanding membership interests of Merger Sub immediately prior to the Effective Time shall be converted into the issued and outstanding common shares of beneficial interest of the Surviving Company.

          (b)    Cancellation of Treasury Shares.    Each Keystone Common Share that is owned as treasury shares by Keystone immediately prior to the Effective Time shall automatically be canceled and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

          (c)    REIT Merger Consideration.    The consideration to be paid to the holders of Keystone Common Shares not held by Keystone and the treatment of Keystone Preferred Shares in the Merger is as follows:

              (i)  Each Keystone Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.7(b)) shall be converted into the right to receive $23.80 in cash without interest (the "REIT Merger Consideration").

             (ii)  Each Keystone Preferred Share issued and outstanding immediately prior to the Effective Time shall remain outstanding as a preferred security of the Surviving Company, having the same preferences, privileges, voting powers and terms for its respective series of Preferred Shares as prior to the Effective Time, and shall, upon the subsequent liquidation of the Surviving Company, receive payment as set forth in Section 1.7(g).

            (iii)  At the Effective Time, all Keystone Common Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares (each a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the REIT Merger Consideration described above and any dividends declared and unpaid thereon payable to holders of record thereof as of a record date preceding the Effective Time. Following the Effective Time, upon surrender of Certificates representing Keystone Common Shares, in accordance with Section 1.8, the Surviving Company shall pay to the holders of such Certificates as of the Effective Time, in addition to the REIT Merger Consideration, any unpaid dividends declared in respect of such Keystone Common Shares, with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

          (d)    Stock Options and Restricted Stock.

              (i)  In connection with the REIT Merger, as of the Effective Time, each option (each a "1993 Keystone Option") to purchase Keystone Common Shares granted under Keystone's Amended and Restated 1993 Omnibus Incentive Plan or its predecessors (the "1993 Option Plan") which is outstanding immediately prior to the Effective Time shall vest in its entirety as of the Effective Time and each holder of such a 1993 Keystone Option will be entitled to receive, and shall receive, in full settlement thereof a cash payment from PARTY B in an amount equal to the product of (A) the REIT Merger Consideration minus the exercise price per share under the 1993 Keystone Option (it being understood that there shall be no payment on any such shares which are "out of the money") and (B) the number of Keystone Common Shares subject to the 1993 Keystone Option Plan held by such holder immediately prior to the Effective Time.

             (ii)  For a period of 15 days ending on the day before the Effective Time (the "Accelerated Exercise Period"), each option (each a "1994 Keystone Option" and, collectively, together with all 1993 Keystone Options, the "Keystone Options") to purchase Keystone Common Shares granted under Keystone's Amended and Restated 1994 Non-Employee Stock Incentive Plan or its predecessors (the "1994 Option Plan" and, together with the 1993 Option Plan, the "Keystone Option Plans") which is outstanding under the 1994 Option Plan as of the first day of the Accelerated Exercise Period shall be exercisable (whether or not otherwise exercisable) during the Accelerated Exercise Period and any 1994 Keystone Option which is not exercised during the Accelerated Exercise Period shall be terminated and cancelled and no person shall thereafter have any rights under or with respect to such 1994 Keystone Option.

            (iii)  In connection with the REIT Merger, as of the Effective Time, any restrictions with respect to restricted shares awarded under the Keystone Option Plans shall terminate or lapse. In addition, as of the Effective Time, all outstanding employee stock loans set forth in Schedule 1.7(d)(iii) of the Keystone Disclosure Letter (as defined herein) shall be forgiven in accordance with their terms. After such restrictions terminate or lapse and such loans are forgiven, the shares relating thereto shall be treated pursuant to this Agreement in the same manner as other Keystone Common Shares.

            (iv)  By virtue of the foregoing treatment of the Keystone Options set forth above, no person shall have any right under or with respect to any Keystone Option after the Effective

    Time, other than rights to payments as specifically set forth in this Agreement, and all such Keystone Options shall cease to exist as of the Effective Time.

             (v)  As of the Effective Time, the Keystone Option Plans shall be terminated and no further awards or grants shall be made thereunder.

            (vi)  Keystone shall use its commercially reasonable efforts to ensure that the requirements of this Section 1.7(d) are satisfied.

          (e)    No Appraisal Rights.    The holders of Keystone Common Shares and Keystone Preferred Shares are not entitled under applicable law to appraisal, dissenters' or similar rights as a result of the REIT Merger.

          (f)    Adjustments to REIT Merger Consideration.    The REIT Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, share split, reverse split, share dividend (including any share dividend or distribution of securities convertible into Keystone Common Shares or Keystone Preferred Shares, as applicable), reorganization, recapitalization or other like change with respect to Keystone Common Shares (or for which a record date is established) after the date hereof and prior to the Effective Time.

          (g)    Liquidation of the Surviving Company.    As promptly as practicable following the Effective Time, the Surviving Company shall deliver written notice of its election to liquidate and terminate its existence to the holders of each series of Keystone Preferred Shares, stating the date and place of payment of the amount distributable to such holders of the Keystone Preferred Shares in accordance with the terms of the Articles Supplementary classifying such series, which notice will be delivered prior to the payment date stated in the notice in accordance with the terms of the respective series of Keystone Preferred Shares (the "Liquidation Payment Date"). On the Liquidation Payment Date, the holder of each series of Keystone Preferred Shares will receive distributions from the Surviving Company equal to the amounts payable to them upon a liquidation of the Surviving Company in accordance with the terms of the Articles Supplementary classifying such series. The Surviving Company will file a notice of termination with the State Department of Assessments and Taxation of Maryland in accordance with Section 8-502 of the MRL.

        Section 1.8.    Surrender of Certificates.

          (a)    Paying Agent and Exchange Agent.    Prior to the Effective Time, PARTY B shall designate a bank or trust company reasonably acceptable to Keystone to act as agent for the payment of the REIT Merger Consideration, upon surrender of Certificates evidencing Keystone Common Shares (the "Paying and Exchange Agent"). PARTY B shall take all steps necessary to enable, and shall cause, the Surviving Company to provide to the Paying and Exchange Agent immediately following the Effective Time the REIT Merger Consideration payable upon surrender of the Keystone Common Shares pursuant to Section 1.7(c), plus any amounts payable in respect of unpaid dividends declared in respect of the Keystone Common Shares with a record date prior to the Effective Time and which remain unpaid at the Effective Time. The funds deposited with the Paying and Exchange Agent in respect of the REIT Merger Consideration together with earnings thereon is hereinafter referred to as the "Exchange Fund."

          (b)    Payment Procedure.    As soon as practicable after the Effective Time, the Paying and Exchange Agent shall mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person (as defined herein) shall pass, only upon proper delivery of the Certificates to the Paying and Exchange Agent and shall be in customary form and have such other provisions as PARTY B may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the REIT Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying and Exchange Agent or to such other agent or agents as may be appointed by PARTY B, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Paying and Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the REIT Merger Consideration in respect of the shares formerly evidenced by such Certificate pursuant to Section 1.7(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Keystone Common Shares that is not registered in the share transfer books of Keystone, payment may be made therefor to a Person other than the Person in whose name the Certificate so surrendered is registered, if such shall be properly endorsed or otherwise be in proper form for transfer, and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of PARTY B that such Tax has been paid or is not applicable. No interest shall be paid or shall accrue on the REIT Merger Consideration, or unpaid dividends declared in respect of the Keystone Common Shares and with a record date prior to the Effective Time and which remain unpaid at the Effective Time, payable upon surrender of any Certificate.

          (c)    No Further Ownership Rights.    All cash paid upon the surrender of a Certificate in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the Keystone Common Shares formerly evidenced by such Certificate. At the close of business on the day on which the Effective Time occurs, the share transfer books of Keystone shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Company of the Keystone Common Shares that were outstanding, immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company or the Paying and Exchange Agent for transfer or any other reason, they shall be canceled and payment of the REIT Merger Consideration shall be made therefor as provided in this Article I.

          (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of Keystone Common Shares one year after the Effective Time shall be delivered to Newco I or its designated Affiliate, upon demand, and any holder of Keystone Common Shares who has not theretofore complied with this Article I shall thereafter look only to the Surviving Company or its successor in interest for payment of its claim for REIT Merger Consideration.

          (e)    No Liability.    None of PARTY B, Keystone OP, nor the Surviving Company shall be liable to any person for any part of the Merger Consideration (as defined in Section 1.9(a) below) or for dividends or distributions with respect thereto delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law (as defined herein). Any amounts remaining unclaimed by holders of any such shares five years after the Effective Time or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Federal, state, local government, or agency or any court, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), shall, to the extent permitted by applicable Law, become the property of Newco I or its designated Affiliate free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

          (f)    Investment of Exchange Fund.    The Paying and Exchange Agent shall invest any cash included in the Exchange Fund, as directed by PARTY B, on a daily basis; provided, however, that such investments shall be in (i) obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, (iii) certificates of deposit maturing not more than 180 days after the date of purchase issued by a bank organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $500,000,000 or (iv) a money market fund having assets of at least $3,000,000,000. Any interest and other income resulting from such investments shall be the property of, and paid to, PARTY B or its designated Affiliate.

          (g)    Lost Certificates.    If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, defaced or destroyed and, if required by the Surviving Company, the posting by such Person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying and Exchange Agent shall pay or deliver in respect of such lost, stolen, defaced or destroyed Certificate the applicable REIT Merger Consideration.

          (h)    Withholding Rights.    The Surviving Company or the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Keystone Common Shares, such amounts as it is required to withhold with respect to such payments under the Code (as defined herein) or any other provision of state, local or foreign tax law. Any such amounts so withheld shall be paid over to the applicable Governmental Entity in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the former holder of a Certificate with respect to which such deduction and withholding was made.

          (i)    Tax Treatment.    The parties intend, that, for Federal income tax purposes, the REIT Merger shall be treated as a taxable purchase of the Keystone Common Shares from the holders of record thereof by PARTY B in exchange for the REIT Merger Consideration.

        Section 1.9.    Conversion of Equity Securities in the Partnership Merger.    At the Effective Time, by virtue of the Partnership Merger and without any action on the part of any Selling OP Unit Holder or holder of partnership interests of Partnership Merger Sub:

          (a)    Partnership Merger Consideration.    The consideration to be paid to the Selling OP Unit Holders in the Partnership Merger is as follows (the "Partnership Merger Consideration" and together with the REIT Merger Consideration, the "Merger Consideration"):

              (i)  Each Keystone Common Unit outstanding immediately prior to the Effective Time of the Partnership Merger (other than Keystone Common Units held by Keystone and Keystone Common Units contributed to Newco I by the Contributing OP Unit Holders) shall be exchanged for $23.80 in cash per Keystone Common Unit without interest, provided that if any Keystone Common Unit Holder is an "accredited investor" (as defined in Rule 501, promulgated under the Securities Act (as defined herein)), and has previously submitted to Partnership Merger Sub a Form of Election (as defined herein) in accordance with the procedures and time periods specified in Section 4.2(e) hereof, such Keystone Common Unit Holder shall have the right to receive for each Keystone Common Unit then held by it Newco I Common Units with a Value of $23.80.

             (ii)  Any Keystone OP units held by the general partner of Keystone OP (the "Keystone GP Units") outstanding immediately prior to the Effective Time of the Partnership Merger shall become common units of the Surviving Partnership.

            (iii)  Any Keystone Common Units outstanding and held by Keystone immediately prior to the Effective Time of the Partnership Merger shall remain outstanding as common units of the Surviving Partnership.

            (iv)  Any Keystone Common Units contributed to Newco I by the Contributing OP Unit Holders and outstanding immediately prior to the Effective Time of the Partnership Merger shall remain outstanding as common units of the Surviving Partnership.

             (v)  Each Keystone Series F Unit, Keystone Series G Unit and Keystone Series H Unit issued and outstanding immediately prior to the Effective Time of the Partnership Merger shall remain outstanding as a preferred security of the Surviving Partnership, having the same preferences, privileges voting powers and terms for its respective series of preferred units as prior to the Effective Time and shall, upon the subsequent liquidation of the Surviving Company, receive payment in accordance with the certificates of designation classifying such units.

            (vi)  At the Effective Time of the Partnership Merger, each holder of a Keystone Common Unit outstanding immediately prior to the Effective Time of the Partnership Merger (other than Keystone Common Units held by Keystone and Keystone Common Units contributed to Newco I by the Contributing OP Unit Holders) shall cease to have any rights with respect thereto except the right to receive the applicable Partnership Merger Consideration and any distributions declared and unpaid thereon payable to holders of record thereof as of a record date preceding the Effective Time. Following the Effective Time, upon delivery to the Paying and Exchange Agent of such duly executed documents as may be required by the Paying and Exchange Agent or PARTY B, the Surviving Partnership shall pay to such former holders any unpaid distributions declared in respect of the Keystone Common Units with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

          (b)    Adjustments to Partnership Merger Consideration.    The Partnership Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, split, reverse split, distribution of securities convertible into Keystone Common Units, reorganization, recapitalization or other like change with respect to Keystone Common Units occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

          (c)    Withholding Rights.    PARTY B or the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this agreement to any holder of Keystone Common Units or Keystone Series D Units (if applicable), such amounts as it is required to withhold with respect to such payments under the Code or any other provision of state, local or foreign tax law. Any such amounts so withheld shall be paid over to the applicable Governmental Entity in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the former holder of Keystone Common Units or Keystone Series D Units, as the case may be, with respect to which such deduction and withholding was made.

          (d)    Tax Treatment.    The parties intend that, for Federal income tax purposes, (i) the Partnership Merger be treated as a taxable purchase of Keystone Common Units by PARTY B from each holder of Keystone Common Units who receives, directly or indirectly, any consideration other than Newco I Common Units in connection with the Partnership Merger and (ii) the contribution of Keystone Common Units to Newco I by Contributing OP Unit Holders who hold such Keystone Common Units in exchange for Newco I Common Units be treated as a contribution governed by Section 721 of the Code.

        Section 1.10.    Procedures for Exchange of Keystone Common Units in the Partnership Merger.    Except for the provisions relating to the Certificates, all other provisions of Section 1.8 shall apply to Keystone OP and the Keystone Common Units with respect to the Partnership Merger, except as otherwise provided in Section 1.9 and Section 4.2(a).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        Section 2.1.    Representations and Warranties of Keystone and Keystone OP.    Keystone and Keystone OP represent and warrant to the ProLogis Parties as follows:

          (a)    Organization, Standing and Corporate Power of Keystone.    Keystone is a statutory real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Maryland and has the requisite trust power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Keystone is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, (x) would not have, or would not be reasonably likely to have, a material adverse effect on the business, properties, condition (financial or otherwise), or results of operations of Keystone and the Keystone Subsidiaries (as defined herein) taken as a whole or (y) would not, or would not be reasonably likely to, prevent or materially delay the performance by Keystone or Keystone OP of any of their respective obligations under this Agreement or the consummation of the Mergers or any other transaction contemplated by this Agreement (a "Keystone Material Adverse Effect"), provided that a Keystone Material Adverse Effect shall not include any change with respect to Keystone or any Keystone Subsidiary to the extent resulting from or attributable to (i) general national, international or regional economic, financial or political conditions or events, including, without limitation, the effects of terrorist acts that do not result in the destruction or material physical damage of a material portion of Keystone's real properties, (ii) the announcement, pendency or consummation of this Agreement or the other Transaction Documents or the transactions contemplated hereby and thereby or (iii) conditions generally affecting the securities markets or the industries in which Keystone and the Keystone Subsidiaries operate. Keystone has heretofore made available to PARTY B complete and correct copies of the Keystone Declaration of Trust, as amended and supplemented to the date hereof, and the Keystone By-laws, as amended to the date hereof. Each jurisdiction in which Keystone is qualified or licensed to do business and each assumed name under which it conducts business in any jurisdiction are identified in Schedule 2.1(a) of the disclosure letter dated as of the date of this Agreement and delivered to PARTY B in connection with the execution hereof (the "Keystone Disclosure Letter").

          (b)    Keystone Subsidiaries; Keystone Joint Ventures.    (i) Each Keystone Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Keystone Subsidiary, including Keystone OP, that is a partnership, limited liability company or trust is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Keystone Subsidiary, including Keystone OP, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties or the management of properties for others makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect. All outstanding shares of capital stock of each Keystone Subsidiary that is a corporation have been duly authorized, are validly issued, fully paid and nonassessable, and are not subject to any preemptive rights and are owned by Keystone or another Keystone Subsidiary, except as disclosed in Schedule 2.1(b)(i) of the Keystone Disclosure Letter, and are so owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (each, a "Lien" and collectively, "Liens"). All equity interests in each Keystone Subsidiary, including Keystone OP, that is a partnership, limited liability company, trust or other entity, have been duly authorized and are validly issued and are owned by Keystone or another Keystone Subsidiary, except as disclosed in Schedule 2.1(b)(i) of the Keystone Disclosure Letter, and are so owned free and clear of all Liens. Keystone has heretofore made available to PARTY B complete and correct copies of the charter, by-laws or other organizational documents of each of the Keystone Subsidiaries, each as amended to the date of this Agreement. Schedule 2.1(b)(i) of the Keystone Disclosure Letter sets forth (A) all Keystone Subsidiaries and their respective jurisdictions of incorporation or organization, (B) each owner and the respective amount of such owner's equity interest in each Keystone Subsidiary and (C) a list of each jurisdiction in which each Keystone Subsidiary is qualified or licensed to do business and each assumed name under which each such Keystone Subsidiary conducts business in any jurisdiction.

          (ii)   Schedule 2.1(b)(ii) of the Keystone Disclosure Letter sets forth (A) all Keystone Joint Ventures (as defined herein) and their respective jurisdictions of incorporation or organization, (B) each owner and the respective amount of such owner's equity interest in each Keystone Joint Venture and (C) a list of each jurisdiction in which each Keystone Joint Venture is qualified or licensed to do business and each assumed name under which each such Keystone Joint Venture conducts business in any jurisdiction. Except for the capital stock of, or other equity interests in, the Keystone Subsidiaries and the other interests disclosed in Schedule 2.1(b)(ii) of the Keystone Disclosure Letter (such other interests, the "Keystone Joint Ventures"), neither Keystone nor any of the Keystone Subsidiaries owns any capital stock or other ownership interest in any Person. Neither Keystone nor any Keystone Subsidiary is in default under any agreement, document or contract governing its rights in, or obligations to, the Keystone Joint Ventures which default is, or could, with the passage of time, result in, a material breach under such agreement, document or contract. To the Knowledge of Keystone and Keystone OP, the other parties to such agreements, documents and contracts are not in breach of any of their respective obligations under such agreements, documents or contracts.

          (c)    Capital Structure.

            (i)    Shares of Beneficial Interest.

              (A)  As of the date of this Agreement, the authorized shares of beneficial interest of Keystone consist of (1) 59,840,000 Keystone Common Shares and (2) 5,160,000 preferred shares of beneficial interest, par value $0.001 per share, of which 200,000 shares have been designated as Keystone Series C Preferred Shares, 2,760,000 shares have been designated as Keystone Series D Preferred Shares and 2,200,000 shares have been designated as Keystone Series E Preferred Shares.

              (B)  As of the date of this Agreement, (1) 30,876,507 Keystone Common Shares are issued and outstanding, including 505,652 restricted shares under the Keystone Option Plans, and (2) 5,160,000 Keystone Preferred Shares are issued and outstanding, of which 200,000 Keystone Series C Preferred Shares, 2,760,000 Keystone Series D Preferred Shares and 2,200,000 Keystone Series E Preferred Shares are issued and outstanding. All outstanding shares of beneficial interest of Keystone are duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right. Except as provided herein or in the Articles Supplementary governing the Keystone Preferred Shares as in effect on the date hereof, no holder of Keystone Preferred Shares has, or will have, any right to (i) cause the redemption of such Keystone Preferred Shares, (ii) exchange such Keystone Preferred Shares for other securities or (iii) convert, redeem or receive a distribution with respect to such Keystone Preferred Shares, in each case, solely as a result of the Mergers or the other transactions contemplated by this Agreement.

              (C)  As of the date of this Agreement, (1) 1,123,343 Keystone Common Shares are reserved for issuance upon exercise of outstanding Keystone Options, (2) 317,460 Keystone Common Shares are reserved for issuance upon conversion of the Keystone Series C Preferred Shares for Keystone Common Shares, (3) 3,955,598 Keystone Common Shares are reserved for issuance upon exchange of Keystone Common Units for Keystone Common Shares pursuant to the Keystone OP Agreement and (4) 319,916 Keystone Common Shares are reserved for issuance upon conversion of the Keystone Series D Units for Keystone Common Shares pursuant to the terms of the Keystone Series D Units. All such Keystone Common Shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

              (D)  Except as provided herein or as disclosed in Schedule 2.1(c)(i)(D) of the Keystone Disclosure Letter, there are no outstanding restricted Keystone Common Shares, performance share awards, stock options, stock appreciation rights or dividend equivalent rights relating to the shares of beneficial interest of Keystone.

              (E)  There is no Voting Debt (as defined herein) of Keystone or any Keystone Subsidiary outstanding.

              (F)  All dividends or distributions on securities of Keystone or any Keystone Subsidiary that have been declared or authorized prior to the date of this Agreement have been paid in full.

            (ii)    Partnership Units.

              (A)  As of the date of this Agreement, 34,832,105 Keystone Common Units, 211,145 Keystone Series D Units, 200,000 Series F Convertible Preferred Units of Keystone OP (the "Keystone Series F Units"), 2,760,000 Series G Cumulative Redeemable Preferred Units of Keystone OP (the "Keystone Series G Units") and 2,200,000 Keystone Series H Cumulative Redeemable Preferred Units of Keystone OP (the "Keystone Series H Units" and, collectively with the Keystone Series D Units, Keystone Series F Units and Keystone Series G Units, the "Keystone Preferred Units"), are validly issued and outstanding, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

              (B)  Each Keystone Common Unit may, under certain circumstances set forth in the Keystone OP Agreement, be redeemed for Keystone Common Shares on a one-for-one basis. The holders of Keystone Series D Units have the right, under certain circumstances, to exchange such units for Keystone Common Units or Keystone Common Shares pursuant to the terms of the Keystone Series D Units. Except as provided herein, or as disclosed in the Partnership Unit Designations for the Series D Units or in the organizational documents for Keystone OP, no holder of Keystone Preferred Units has, or will have, any right to (i) cause the redemption of such Keystone Preferred Units, (ii) exchange such Keystone Preferred Units for other securities or (iii) convert, redeem or receive a distribution with respect to such Keystone Preferred Units, in each case solely as a result of the Mergers or the other transactions contemplated by this Agreement.

              (C)  Keystone is the sole general partner of Keystone OP and holds 36,036,507 Keystone OP Units representing a 89.646% general partner interest in Keystone OP, which consists of 30,876,507 Keystone OP Units, 200,000 Keystone Series F Units, 2,760,000 Keystone Series G Units and 2,200,000 Keystone Series H Units. Schedule 2.1(c)(ii)(C) of the Keystone Disclosure Letter sets forth the name, number and class of units of partnership interest held by each partner in Keystone OP.

            (iii)    Miscellaneous.

              (A)  Except as set forth in this Schedule 2.1(c) or in Schedule 2.1(c)(iii)(A) of the Keystone Disclosure Letter, there are issued and outstanding or reserved for issuance: (1) no shares of beneficial interest, Voting Debt or other voting securities or equity securities of Keystone; (2) no securities of Keystone or any Keystone Subsidiary or securities or assets of any other entity convertible into or exchangeable for shares of beneficial interest, Voting Debt or other voting securities or equity securities of Keystone or any Keystone Subsidiary; and (3) no subscriptions, options, warrants, conversion rights, calls, performance stock awards, stock appreciation rights or phantom stock rights, rights of first refusal, rights (including preemptive rights), commitments or arrangements or agreements to which Keystone or any Keystone Subsidiary is a party or by which it is bound obligating Keystone or any Keystone Subsidiary to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of beneficial interest, Voting Debt or other voting securities of Keystone or of any Keystone Subsidiary, or obligating Keystone or any Keystone Subsidiary to grant, extend or enter into any such subscription, option, warrant, conversion right, call, performance stock award, stock appreciation right or phantom stock right, right of first refusal, right, commitment or arrangement or agreement. Except as set forth in Schedule 2.1(c)(iii)(A) of the Keystone Disclosure Letter or otherwise in this Section 2.1(c), there are no awards outstanding under the Keystone Option Plans.

              (B)  Except for the Transaction Documents (as defined herein), there are no (x) shareholder agreements, voting trusts or other agreements or understandings relating to the voting of any shares of beneficial interest or capital stock of Keystone or any Keystone Subsidiary or partnership interests in Keystone OP or (y) agreements or understandings relating to the sale or transfer of any shares of Keystone or any ownership interests in any Keystone Subsidiary, in the case of (x) and (y) to which Keystone or any Keystone Subsidiary is a party other than as provided in the organizational documents of Keystone, any Keystone Subsidiary or any Keystone Joint Venture and other than as listed on Schedule 2.1(c)(iii)(A) of the Keystone Disclosure Letter. Except as set forth in the applicable organizational documents of any Keystone Subsidiary or as imposed and required by lenders in connection with bankruptcy remote or special purpose entities that are Subsidiaries, which bankruptcy remote or special purpose entities are specified in Schedule 2.1(c)(iii)(B) of the Keystone Disclosure Letter, there are no restrictions on Keystone's ability to vote the equity interests of any of the Keystone Subsidiaries.

              (C)  Except as set forth in Schedule 2.1(c)(iii)(C) of the Keystone Disclosure Letter, no holder of securities in Keystone (other than Keystone Common Shares that will be converted pursuant to Section 1.7(c)) or any Keystone Subsidiary has any right to have such securities registered by Keystone or any Keystone Subsidiary, as the case may be. All prior issuances of securities by Keystone or any Keystone Subsidiary were, in all respects, made in compliance with all applicable Federal and state securities laws.

              (D)  Except as set forth in Schedule 2.1(c)(iii)(D) of the Keystone Disclosure Letter, there are no Keystone Subsidiaries or Keystone Joint Ventures in which any officer,

      trustee or director of Keystone or any Keystone Subsidiary owns any shares of beneficial interest, capital stock or other securities. Schedule 2.1(c)(iii)(D) of the Keystone Disclosure Letter sets forth a true, accurate and complete list of: (1) the name of any such officer, trustee or director owning beneficial interests, capital stock or other securities in any Keystone Subsidiary, (2) the name of the entity or entities in which such officer, trustee or director owns an interest, and (3) the type and amount of beneficial interests, capital stock or other securities owned by such officer, trustee or director in such entities. There are no agreements or understandings between Keystone or any Keystone Subsidiary and any Person listed in Schedule 2.1(c)(iii)(D) of the Keystone Disclosure Letter that could cause such Person to be treated as holding any beneficial interest, capital stock or security in Keystone or any Keystone Subsidiary or as an agent for, or nominee of, Keystone or any Keystone Subsidiary.

          (d)    Authority; No Violations; Consents and Approval.

              (i)  The Board of Trustees of Keystone has approved and declared advisable the Mergers and the other transactions contemplated by the Transaction Documents and has authorized that the REIT Merger be submitted for consideration at a special meeting of the Keystone shareholders (the "Keystone Shareholder Meeting"). Keystone has all requisite power and authority to enter into this Agreement and all other documents to be executed by Keystone in connection with the transactions contemplated hereby and thereby (each, a "Transaction Document" and collectively, the "Transaction Documents") and, subject, with respect to the consummation of the REIT Merger, to receipt of the Keystone Shareholder Approval (as defined herein), to consummate the transactions contemplated hereby and thereby. Keystone OP has the requisite limited partnership power and authority to enter into this Agreement and subject to, with respect to the Partnership Merger, the Keystone Partner Approval (as defined herein), to consummate the transactions contemplated by this Agreement. Each Keystone Subsidiary that is a party to any Transaction Document has all requisite power and authority to enter into such Transaction Document and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been or when executed will have been duly authorized by all necessary action on the part of Keystone and each applicable Keystone Subsidiary, subject, with respect to the consummation of the REIT Merger, to receipt of the Keystone Shareholder Approval and with respect to the consummation of the Partnership Merger, to receipt of the Keystone Partner Approval. The Transaction Documents have been or when executed will have been duly executed and delivered by Keystone and each applicable Keystone Subsidiary and, subject, with respect to the consummation of the REIT Merger, to receipt of the Keystone Shareholder Approval and with respect to the consummation of the Partnership Merger, to receipt of the Keystone Partner Approval and assuming the Transaction Documents to which any of the ProLogis Parties is a party constitute the valid and binding obligation of such ProLogis Party, are enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

             (ii)  Except as set forth in Schedule 2.1(d)(ii) of the Keystone Disclosure Letter, the execution and delivery of the Transaction Documents by Keystone or each applicable Keystone Subsidiary do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of Keystone or any of the Keystone Subsidiaries under or require the consent or approval of any third party under, any provision of (A) the Keystone Declaration of Trust or the Keystone By-laws or any provision of the comparable charter or organizational documents of any of the Keystone Subsidiaries, (B) any Material Contract (as defined herein) (it being understood that no representation is being given as to whether the Surviving Company and the Keystone Subsidiaries will be in compliance with any financial covenants contained therein following the Mergers), or (C) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Schedules 2.1(d)(ii) and (iii) of the Keystone Disclosure Letter are duly and timely obtained or made and the Keystone Shareholder Approval and the Keystone Partner Approval have been obtained, any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Keystone or any of the Keystone Subsidiaries, or any of their respective properties or assets, other than, in the case of clauses (B) or (C), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect.

            (iii)  Except as set forth in Schedule 2.1(d)(iii) of the Keystone Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to Keystone or any of the Keystone Subsidiaries in connection with the execution and delivery of the Transaction Documents by Keystone or each of the applicable Keystone Subsidiaries or the consummation by Keystone or the applicable Keystone Subsidiaries of the transactions contemplated hereby or thereby, except for: (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) (a) a proxy statement in preliminary and definitive form relating to the Keystone Shareholder Meeting held in connection with the Mergers (the "Proxy Statement") or (b) other documents otherwise required in connection with the transactions contemplated hereby and (2) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with the Transaction Documents and the transactions contemplated hereby or thereby; (B) the filing of the REIT Articles of Merger and the Partnership Articles of Merger with, and the acceptance for record of the REIT Articles of Merger and the Partnership Articles of Merger by, the State Department of Assessments and Taxation of Maryland or the Secretary of State of Delaware, as applicable; (C) such filings and approvals as may be required by any applicable Environmental Laws (as defined herein) as more specifically described in Schedule 2.1(d)(iii) of the Keystone Disclosure Letter; and (D) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect.

          (e)    SEC Documents.    Keystone has made available to PARTY B (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by either Keystone or any Keystone Subsidiary with the SEC since January 1, 2001 (the "Keystone SEC Documents") which are all of the documents required to have been filed by any of them with the SEC since that date. As of their respective dates, the Keystone SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Keystone SEC Documents and none of the Keystone SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Keystone SEC Documents filed and publicly available prior to the date of this Agreement. Neither Keystone nor any Keystone Subsidiary has any outstanding and unresolved comments from the SEC with respect to the Keystone SEC Documents. The consolidated financial statements of Keystone and Keystone Subsidiaries included in the Keystone SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of Keystone and the Keystone Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of Keystone and the Keystone Subsidiaries for the periods presented therein, in each case, except to the extent such financial statements have been modified or superseded by later Keystone SEC Documents filed and publicly available prior to the date of this Agreement. No Keystone Subsidiary is required to make any filing with the SEC.

          (f)    Absence of Certain Changes or Events.    Except as disclosed or reflected in the Keystone SEC Documents filed with the SEC prior to the date of this Agreement or as disclosed in Schedule 2.1(f) of the Keystone Disclosure Letter, since December 31, 2003 there has not been: (i) (A) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, shares or property) with respect to any of Keystone's capital stock except for regular quarterly dividends on the Keystone Shares; (B) any amendment of any term of any outstanding equity security of Keystone or any Keystone Subsidiary; (C) any repurchase, redemption or other acquisition by Keystone or any Keystone Subsidiary of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Keystone or any Keystone Subsidiary; (D) any change in any method of accounting or accounting practice or any tax method, practice or election by Keystone or any Keystone Subsidiary that would materially affect its assets, liabilities or business, except insofar as may have been required by a change in applicable Law or GAAP; (E) any Keystone Material Adverse Effect; (F) any (1) amendment of any employment, consulting, severance, retention or other agreement between Keystone and any officer or trustee of Keystone; (2) grant of any severance or termination pay to any trustee, director or officer of Keystone or any Keystone Subsidiary; (3) entering into of any employment agreement with any trustee, director or officer of Keystone or any Keystone Subsidiary; (4) material increase in any benefits payable under any existing severance or termination pay policies or employment agreements; or (5) increase in compensation, bonus or other benefits payable to trustees, directors or officers of Keystone or any Keystone Subsidiary; (G) any incurrence, assumption or guarantee by Keystone or any Keystone Subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices; (H) any creation or assumption by Keystone or any Keystone Subsidiary of any Lien in an amount, individually or in the aggregate, in excess of $1,000,000 on any asset other than in the ordinary course of business consistent with past practices; or (I) any making of any loan, advance or capital contribution to or investment in any Person in an amount exceeding $50,000 or (ii) except for the issuance of awards under the Keystone Option Plans and the issuance of Keystone Common Units, any split, combination or reclassification of any of Keystone's shares of beneficial interest or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for, or giving the right to acquire by exchange or exercise, shares of beneficial interest or any issuance of an ownership interest in, any Keystone Subsidiary.

          (g)    No Undisclosed Material Liabilities.    Except as disclosed in the Keystone SEC Documents, as set forth in Schedule 2.1(g) of the Keystone Disclosure Letter or as otherwise would not reasonably be expected to have a Keystone Material Adverse Effect, there are no liabilities of Keystone or any of the Keystone Subsidiaries or Keystone Joint Ventures, whether accrued, contingent, absolute or determined, and, to Keystone's Knowledge, there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability, other than: (i) liabilities adequately provided for on the balance sheet of Keystone and Keystone OP dated as of December 31, 2003 (including the notes thereto); (ii) liabilities adequately provided for on the balance sheets of the Keystone Joint Ventures dated as of December 31, 2003; or (iii) liabilities incurred in the ordinary course of business subsequent to December 31, 2003. Schedule 2.1(g) of the Keystone Disclosure Letter sets forth a complete list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments existing at the date of this Agreement pursuant to which any indebtedness of Keystone, any Keystone Subsidiary or any Keystone Joint Venture is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement. For purposes of this Section 2.1(g), "indebtedness" means, with respect to any Person, without duplication (i) all obligations of such Person for borrowed money or obligations with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such Person's business, consistent with past practice), (vi) all capitalized lease obligations of such Person other than leases for office and computer equipment incurred in the ordinary course of business, (vii) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (viii) all letters of credit issued for the account of such Person, and (ix) all guarantees and arrangements having the economic effect of a guarantee of such Person of any indebtedness of any other Person.

          (h)    No Default.    None of Keystone, any of the Keystone Subsidiaries or, to Keystone's Knowledge, any of the Keystone Joint Ventures is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Keystone Declaration of Trust or the Keystone By-laws or the comparable charter or organizational documents of any of the Keystone Subsidiaries or Keystone Joint Ventures, (ii) any loan or credit agreement, note, or any bond, mortgage or indenture, to which Keystone or any of the Keystone Subsidiaries or any Keystone Joint Venture is a party or by which Keystone, any of the Keystone Subsidiaries or any Keystone Joint Venture or any of their respective properties or assets is bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Keystone, any of the Keystone Subsidiaries or any of the Keystone Joint Ventures, except in the case of (ii) and (iii) for defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect.

          (i)    Compliance with Applicable Laws.    Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Keystone Permits"), except where the failure so to hold such Keystone Permits, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect. Keystone and the Keystone Subsidiaries are in compliance with the terms of the Keystone Permits, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect. Except as disclosed in the Keystone SEC Documents, the businesses of Keystone and the Keystone Subsidiaries are not being conducted in violation of any Law, except for violations which, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Keystone, any Keystone Subsidiary or any Keystone Joint Venture is pending or, to Keystone's Knowledge, threatened, other than those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect.

          (j)    Litigation.    Except as disclosed in the Keystone SEC Documents or as set forth in Schedule 2.1(j) of the Keystone Disclosure Letter and except for routine litigation arising from the ordinary course of business of Keystone and the Keystone Subsidiaries which are adequately covered by insurance, there is no suit, action or proceeding pending or, to the Knowledge of Keystone, threatened against or affecting Keystone, any Keystone Subsidiary or any Keystone Joint Venture or any of their respective properties or assets that, individually or in the aggregate, would reasonably be expected to have a Keystone Material Adverse Effect or materially adversely affect the right or ability of PARTY B or its Affiliates to own and operate the business and assets of Keystone or any Keystone Subsidiary or to participate in any Keystone Joint Venture.

          (k)    Taxes.    (i) Each of Keystone and the Keystone Subsidiaries has timely filed all material Tax Returns (as defined herein) required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so). Each such Tax Return is accurate and complete in all material respects. Keystone and each Keystone Subsidiary has paid (or Keystone has paid on its behalf), all material Taxes that are shown as due and payable on such Tax Returns. All material Taxes which Keystone or the Keystone Subsidiaries are required by Law to withhold or collect, including Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party and sales, gross receipts and use taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Entities within the time period prescribed by law. The most recent audited financial statements contained in the Keystone SEC Documents filed with the SEC prior to the date of this Agreement reflect an adequate reserve for all material Taxes payable by Keystone and the Keystone Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Keystone and each Keystone Subsidiary has established (and until the Closing Date shall continue to establish and maintain) on its books and records reserves that are adequate for the payment of all material Taxes not yet due and payable. Since December 31, 2003, Keystone has incurred no liability for any material Taxes under Sections 857(b), 860(c) or 4981 of the Code, IRS Notice 88-19, Treasury Regulation Section 1.337(d)-5, or Treasury Regulation Section 1-337(d)-6 including, without limitation, any material Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Keystone nor any of the Keystone Subsidiaries has incurred any material liability for Taxes other than in the ordinary course of business and other than transfer or similar Taxes arising in connection with the sales of property. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed upon Keystone or any Keystone Subsidiary. Neither Keystone nor any Keystone Subsidiary is the subject of any audit, examination, or other proceeding in respect of Federal income Taxes; to the Knowledge of Keystone, no audit, examination or other proceeding in respect of Federal income Taxes involving Keystone or any Keystone Subsidiary is being considered by any Tax authority; and no audit, examination or proceeding in respect of Federal income Taxes involving Keystone or any Keystone Subsidiary has occurred since December 31, 1998. No deficiencies for any Taxes have been asserted or assessed in writing (or to the Knowledge of Keystone or any Keystone Subsidiary, proposed) against Keystone or any of the Keystone Subsidiaries, including claims by any taxing authority in a jurisdiction where Keystone or any Keystone Subsidiary does not file Tax Returns but in which any of them is or may be subject to taxation, which individually or in the aggregate would be material, and no requests for waivers of the time to assess any such Taxes have been granted and remain in effect or are pending. There are no Liens for Taxes upon the assets of Keystone or the Keystone Subsidiaries except for statutory Liens for Taxes not yet due.

           (ii)  Keystone (A) for each taxable year beginning with its taxable year ended on December 31, 1993 and ending at the Effective Time, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, consistent with the requirements for qualification and taxation as a REIT through the Effective Time and (C) has not taken or omitted to take any action which could reasonably be expected to result in the loss of its status as a REIT, and no such challenge is pending, or to Keystone's Knowledge, threatened. Each Keystone Subsidiary which is a partnership, joint venture or limited liability company has since its acquisition by Keystone (A) been classified for Federal income tax purposes as a partnership or treated as a disregarded entity and not as an association taxable as a corporation, or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code that is treated as a corporation for Federal income tax purposes under Section 7704(a) of the Code, and (B) not owned any assets (including, without limitation, securities) that would cause Keystone to violate Section 856(c)(4) of the Code. Each Keystone Subsidiary which is a corporation, and each other issuer of securities in which Keystone holds securities (within the meaning of Section 856(c) of the Code but excluding "straight debt" of issuers as described in Section 856(c)(7) of the Code) having a value of more than 10 percent of the total value of the outstanding securities of such issuer, has since its acquisition by Keystone been a REIT, a qualified REIT subsidiary under Section 856(i) of the Code or a taxable REIT subsidiary under Section 856(l) of the Code or otherwise qualified as a "real estate asset" within the meaning of Section 856(c)(5)(B) of the Code. Neither Keystone nor any Keystone Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as announced in IRS Notice 88-19 or Treasury Regulation Section 1.337(d)-5 or Treasury Regulation Section 1.337(d)-6 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

          (iii)  As of the date of this Agreement, Keystone does not have any earnings and profits attributable to Keystone or any other corporation in any non-REIT year within the meaning of Section 857 of the Code.

          (iv)  Except as disclosed in Schedule 2.1(k)(iv) of the Keystone Disclosure Letter, none of Keystone, any of the Keystone Subsidiaries or any of the Keystone Joint Ventures is (i) subject, directly or indirectly, to any Tax Protection Agreement or (ii) in violation of or in default under any Tax Protection Agreement.

           (v)  To Keystone's Knowledge, as of the date hereof, Keystone is a "domestically-controlled REIT" within the meaning of Section 897(h) of the Code.

          (vi)  Neither Keystone nor any Keystone Subsidiary is a party to any Tax allocation or sharing agreement.

         (vii)  Keystone does not have any liability for the Taxes of any person other than Keystone and the Keystone Subsidiaries and the Keystone Subsidiaries do not have any liability for the Taxes of any person other than Keystone and the Keystone Subsidiaries (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract or (D) otherwise.

        (viii)  Keystone and the Keystone Subsidiaries have disclosed to the IRS all positions taken on its Federal income Tax Returns which could give rise to a substantial understatement of Tax under Section 6662 of the Code.

          (l)    Pension and Benefit Plans; ERISA.    Except as set forth in the Keystone SEC Documents: (i) all "employee pension benefit plans," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or contributed to by Keystone or any of the Keystone Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Keystone under Section 414(b), (c), (m) or (o) of the Code (a "Keystone ERISA Affiliate") (the "Keystone Pension Plans") intended to qualify under Section 401(a) of the Code so qualify and have been determined by the IRS to be qualified under Section 401(a) of the Code (or has been timely submitted to the IRS for such determination), no such determination has been modified, revoked or limited and each such determination covers all amendments to such plan for which the remedial amendment period has expired.

           (ii)  Neither Keystone nor any Keystone ERISA Affiliate or Keystone Subsidiary currently sponsors, contributes to, maintains or has liability (whether contingent or otherwise) under (A) a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or (B) an employee benefit plan that was subject to Part 3 of Subtitle B of Title I of ERISA, or Section 412 of the Code, or Title IV of ERISA.

          (iii)  Each Keystone Employee Benefit Plan (as defined herein), related trust (or other funding or financing arrangement, if applicable) and all amendments thereto are listed in Schedule 2.1(l)(iii) of the Keystone Disclosure Letter, true and complete copies of which have been made available to PARTY B and Merger Sub, as have the most recent summary plan descriptions, Form 5500s, applicable trust agreements and, with respect to any Keystone Employee Benefit Plan intended to be qualified pursuant to Section 401(a) of the Code, a current determination letter.

          (iv)  Except as set forth in the Keystone SEC Documents, all Keystone Employee Benefit Plans and Keystone Severance Agreements comply and have been administered in form and in operation in all material respects in accordance with their terms and with all requirements of applicable Laws, none of Keystone nor any of the Keystone Subsidiaries has received any claim or notice that any such Keystone Employee Benefit Plan is not in compliance with, its terms and all applicable Laws, regulations, rulings and other authority issued thereunder and all other applicable governmental Laws, regulations and orders, and prohibited transaction exemptions, including, without limitation, the requirements of ERISA and all Tax rules for which favorable Tax treatment is intended and, to the Knowledge of Keystone, no event has occurred which will or could cause any such Keystone Employee Benefit Plan or Keystone Severance Agreement to fail to comply with such requirements.

           (v)  There are no actions, disputes, suits, claims, arbitration or legal, administrative or other proceeding or governmental investigation pending (other than routine claims for benefits) or, to the Knowledge of Keystone, threatened alleging any breach of the terms of any Keystone Employee Benefit Plan or of any fiduciary duties thereunder or violation of any applicable Law with respect to any such plan.

          (vi)  All contributions, premiums and other payments required by Law or any Keystone Employee Benefit Plan or applicable collective bargaining agreement to have been made under any such plan to any fund, trust or account established thereunder or in connection therewith have been made by the due date thereof.

         (vii)  All individual employment, termination, severance, change in control, retention bonus, post-employment and other compensation agreements, arrangements and plans existing prior to the execution of this Agreement or which will exist prior to the Closing, which are between Keystone or a Keystone Subsidiary and any current or former trustee, officer or employee thereof, including the name and title of such current or former trustee, officer or employee, and the type of agreement, including the amount of payment due thereunder upon the consummation of the transactions contemplated by this Agreement, are listed in Schedule 2.1(l)(vii) of the Keystone Disclosure Letter (collectively, the "Keystone Severance Agreements").

        (viii)  None of the assets of any Keystone Employee Benefit Plan (excluding the Keystone Option Plans) are invested in employer securities or employer real property.

          (ix)  There have been no acts or omissions by Keystone, any Keystone ERISA Affiliate or Keystone Subsidiary which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which any of them may be liable.

           (x)  Except as set forth in the Keystone SEC Documents or as set forth in Schedule 2.1(l)(x) of the Keystone Disclosure Letter, none of the payments contemplated by the Keystone Employee Benefit Plans or the Keystone Severance Agreements or any other agreements to which Keystone or any of the Keystone Subsidiaries is a party, would, individually or in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)) or would exceed the amount deductible pursuant to section 162(m) of the Code.

          (xi)  Except as set forth in the Keystone SEC Documents, or as set forth in Schedule 2.1(l)(xi) of the Keystone Disclosure Letter, none of Keystone, any Keystone ERISA Affiliate or Keystone Subsidiary has any liability or contingent liability for providing, under any Keystone Employee Benefit Plan, Keystone Severance Agreement or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state law.

         (xii)  Except as set forth in Schedule 2.1(l)(xii) of the Keystone Disclosure Letter, there have been no acts or omissions that would impair the ability of Keystone, any Keystone Subsidiary (or any successor thereto) to unilaterally amend or terminate any Keystone Employee Benefit Plan.

          (m)    Labor and Employment Matters.

              (i)  Except as set forth in the Keystone SEC Documents or as would not be reasonably expected to have, individually or in the aggregate, a Keystone Material Adverse Effect, there are no actions, disputes, suits or claims pending or, to Keystone's Knowledge, threatened between Keystone or any Keystone Subsidiary and any of their respective employees (collectively, the "Keystone Employees").

             (ii)  Neither Keystone nor any Keystone Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to Keystone Employees, nor to Keystone's Knowledge are there any activities or proceedings of any labor union to organize any Keystone Employees.

            (iii)  Except as would not reasonably be expected to have, individually or in the aggregate, a Keystone Material Adverse Effect, to Keystone's Knowledge, Keystone and each Keystone Subsidiary has complied, and is in compliance in all material respects, with all applicable laws relating to labor and employment practices, including all laws relating to terms and conditions of employment, wages, hours, collective bargaining, workers' compensation, occupational safety and health, equal employment opportunity and immigration, and is not engaged in any unfair labor or unlawful employment practice.

            (iv)  No National Labor Relations Board unfair labor practice charge (or litigation alleging such claim) has been filed or threatened or is presently pending against either Keystone or any Keystone Subsidiary relating to a Keystone Employee. There is no strike, work stoppage, walkout, slowdown, handbilling, picketing or other "concerted action" involving any Keystone Employees, and no grievance proceeding or other controversy is in progress, pending or, to the Knowledge of Keystone or Keystone OP, threatened between Keystone or any Keystone Subsidiary and any Keystone Employee or any union or collective bargaining unit relating thereto.

          (n)    Intangible Property.    Keystone and the Keystone Subsidiaries own, possess or have adequate rights to use all trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Keystone and the Keystone Subsidiaries (collectively, the "Keystone Intangible Property"), except where the failure to possess or have adequate rights to use such properties, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect. All of the Keystone Intangible Property is owned or licensed by Keystone or the Keystone Subsidiaries free and clear of any and all Liens, except those that, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect, and neither Keystone nor any such Keystone Subsidiary has forfeited or otherwise relinquished any Keystone Intangible Property which forfeiture has resulted in, individually or in the aggregate, or would reasonably be expected to result in a Keystone Material Adverse Effect. To the Knowledge of Keystone, the use of Keystone Intangible Property by Keystone or the Keystone Subsidiaries does not in any material respect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor, of any other Person, and there have been no claims made, and neither Keystone nor any of the Keystone Subsidiaries has received any notice of any claim or otherwise knows that any of the Keystone Intangible Property is invalid or conflicts with the asserted rights of any other Person or has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Keystone Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect.

          (o)    Environmental Matters.    For purposes of this Agreement, (x) "Environmental Law" means any Law of any Governmental Entity relating to human health, safety or protection of the environment, including, but not limited to, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") and (y) "Hazardous Material" means (A) any petroleum or petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and transformers and other equipment that contain dielectric fluid containing greater than 50 parts per million polychlorinated biphenyls ("PCBs"); or (B) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law. Except as disclosed in Schedule 2.1(o) of the Keystone Disclosure Letter or in the environmental audits/reports listed thereon, and except as would not reasonably be expected to have a Keystone Material Adverse Effect:

              (i)  None of Keystone, the Keystone Subsidiaries or the Keystone Joint Ventures has received written notice that any administrative or compliance order has been issued that is still in effect, any complaint has been filed that remains unresolved, any penalty has been assessed that has not been paid and any investigation or review is pending or threatened by any Governmental Entity with respect to any alleged failure by Keystone, any Keystone Subsidiary or any Keystone Joint Venture to have any permit required under any applicable Environmental Law or with respect to any treatment, storage, recycling, transportation, disposal or "release" (as defined in 42 U.S.C. (S) 9601(22) ("Release")) by Keystone, any Keystone Subsidiary or any Keystone Joint Venture of any Hazardous Material in material violation of any Environmental Law.

             (ii)  To the Knowledge of Keystone, (A) except in material compliance with applicable Environmental Laws, there are no asbestos-containing materials present on any property owned or operated by Keystone, any Keystone Subsidiary or any Keystone Joint Venture, (B) there are no regulated levels of PCBs present on any property owned or operated by Keystone, any Keystone Subsidiary or any Keystone Joint Venture, and (C) there are no underground storage tanks, active or abandoned, used for the storage of Hazardous Materials currently present on any property owned or operated by Keystone, any Keystone Subsidiary or any Keystone Joint Venture.

            (iii)  None of Keystone, any Keystone Subsidiary or any Keystone Joint Venture has received written notice of a claim, that has not been resolved, to the effect that it is liable to a third party, including a Governmental Entity, as a result of a Release of a Hazardous Material into the environment in material violation of any Environmental Law at any property currently or formerly owned or operated by Keystone, a Keystone Subsidiary or a Keystone Joint Venture.

            (iv)  None of Keystone, any Keystone Subsidiary or any Keystone Joint Venture has received written notice of (A) any Liens arising under or pursuant to any applicable Environmental Law on any Keystone Property or (B) any action taken which could subject any Keystone Property to such Liens. To the Knowledge of Keystone, no such action is in process. Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures currently do not have any duty under any applicable Environmental Law to place any restriction relating to the presence of Hazardous Material at any Keystone Property.

             (v)  None of Keystone, the Keystone Subsidiaries or the Keystone Joint Ventures has transported or arranged for the transportation of any Hazardous Material to any location which, to the Knowledge of Keystone, is the subject of any action, suit or proceeding that could be reasonably expected to result in claims against Keystone, the Keystone Subsidiaries, or the Keystone Joint Ventures related to such Hazardous Material for clean-up costs, remedial work, damages to natural resources or personal injury claims, including but not limited to claims under CERCLA and the rules and regulations promulgated thereunder.

            (vi)  Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures have made notification of Releases of a Hazardous Material where required by applicable Environmental Law, and no property now or, to the Knowledge of Keystone, previously owned or operated by Keystone, the Keystone Subsidiaries, or the Keystone Joint Ventures is listed or, to the Knowledge of Keystone, proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar list of sites under any Environmental Law of any other Governmental Entity where such listing requires active investigation or clean-up.

           (vii)  Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures have not entered into any agreements to provide indemnification to any third party purchaser pursuant to Environmental Laws in relation to any property or facility previously owned or operated by Keystone, the Keystone Subsidiaries, and the Keystone Joint Ventures.

          (viii)  None of Keystone, the Keystone Subsidiaries or the Keystone Joint Ventures has in its possession or control any environmental assessment or investigation reports prepared within the last four years that (A) have not been provided to PARTY B prior to the execution of this Agreement or (B) that disclose a material environmental condition which has not been addressed or remediated with respect to the Keystone Properties which has not been addressed or remediated or been made the subject of an environmental insurance policy listed in Schedule 2.1(q) of the Keystone Disclosure Letter, except for such reports that (1) contain information regarding the environmental condition of any such property that has been provided to PARTY B or (2) reflect the results of an asbestos survey and/or abatement work performed in the ordinary course of renovation or demolition activities.

          (p)    Properties.

              (i)  (A) Except as listed in Schedule 2.1(p)(i)(A) of the Keystone Disclosure Letter, Keystone, a Keystone Subsidiary or a Keystone Joint Venture owns fee simple title to or has a valid leasehold interest in, each of the real properties reflected on the most recent balance sheet of Keystone or Keystone OP included in the Keystone SEC Documents and as identified in Schedule 2.1(p)(i)(A) of the Keystone Disclosure Letter (each, a "Keystone Property" and collectively, the "Keystone Properties"), which are all of the real estate properties owned or leased by them, in each case free and clear of Liens except for (1) debt and other matters identified on Schedule 2.1(p)(i)(A)(1) of the Keystone Disclosure Letter, (2) inchoate mechanics', workmen's, repairmen's and other inchoate Liens imposed for construction work in progress or otherwise incurred in the ordinary course of business, (3) mechanics', workmen's and repairmen's Liens (other than inchoate Liens for work in progress) which have heretofore been bonded or insured; (4) (A) all matters disclosed on existing title policies or (B) as would be disclosed on current title reports or surveys and would not have a material adverse effect on the value or use of the affected property (excluding outstanding indebtedness listed in Schedule 2.1(p)(i)(A)(1) of the Keystone Disclosure Letter); (5) real estate Taxes and special assessments not yet due and payable which are being contested in good faith in the ordinary course of business and (6) Liens that would not cause a material adverse effect on the value or use of the affected property; (B) except as listed in Schedule 2.1(p)(i)(B) of the Keystone Disclosure Letter or as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, the Keystone Properties are not subject to any rights of way, written agreements, Laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Keystone Property Restrictions"), except for (1) Keystone Property Restrictions imposed or promulgated by Law with respect to real property, including zoning regulations, which would not reasonably be expected to have a material adverse effect on the value or use of the affected property, (2) leases, easement agreements and all matters disclosed on existing title policies or as would be disclosed on current title reports or surveys (excluding outstanding indebtedness listed in Schedule 2.1(p)(i)(A)(1) of the Keystone Disclosure Letter) and (3) real estate Taxes and special assessments; (C) except as listed in Schedule 2.1(p)(i)(C) of the Keystone Disclosure Letter or as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, none of Keystone, a Keystone Subsidiary or a Keystone Joint Venture has received written notice to the effect that there are any (1) condemnation or rezoning proceedings that are pending or, to the Knowledge of Keystone and the Keystone Subsidiaries, threatened with respect to any material portion of any of the

    Keystone Properties or (2) zoning, building or similar Laws or orders that are presently being violated or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Keystone Properties or by the continued maintenance, operation or use of the parking areas located thereon or appurtenant thereto or used in connection therewith; (D) except as listed in Schedule 2.1(p)(i)(D) of the Keystone Disclosure Letter or as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, none of Keystone, any Keystone Subsidiary or any Keystone Joint Venture has received written notice that it is currently in default or violation of any Keystone Property Restrictions; and (E) except as listed in Schedule 2.1(p)(i)(E) of the Keystone Disclosure Letter or as would not reasonably be expected to have a material adverse effect on the value or use of the affected property, (1) all requested certificates, permits or licenses from any Governmental Entity having jurisdiction over any of the Keystone Properties or any agreements, easements or any other rights which are necessary to permit the lawful use and operation of the buildings and improvements on any of the Keystone Properties or which are necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Keystone Properties (collectively, the "Property Agreements") have been obtained and are in full force and effect, in each case the absence of which would reasonably be expected to have a Keystone Material Adverse Effect, (2) there are, to the Knowledge of Keystone, no pending threats of modification or cancellation of any of the Property Agreements and (3) none of Keystone, any Keystone Subsidiary or any Keystone Joint Venture has received written notice that it is currently in default of any Property Agreement; and (F) except for the owners of the properties in which Keystone, any Keystone Subsidiary or any Keystone Joint Venture has a leasehold interest as listed in Schedule 2.1(p)(i)(F) of the Keystone Disclosure Letter no Person other than Keystone, a Keystone Subsidiary, a Keystone Joint Venture or any Subsidiary of a Keystone Joint Venture has any ownership interest in any of the Keystone Properties.

             (ii)  Except as provided in Schedule 2.1(p)(ii) of the Keystone Disclosure Letter, valid policies of title insurance or updates or endorsements have been issued, insuring Keystone's, the applicable Keystone Subsidiary's or the applicable Keystone Joint Venture's fee simple title or leasehold estate to each of the Keystone Properties in amounts at least equal to the purchase price paid for ownership of such Keystone Properties or such entity that owned such Keystone Properties at the time of the issuance of each such policy, subject only to the exceptions contained in the policies of title insurance and the matters disclosed in Schedule 2.1(p)(ii) of the Keystone Disclosure Letter, and such policies are in full force and effect and no material claim has been made against any such policy.

            (iii)  Except as listed in Schedule 2.1(p)(iii) of the Keystone Disclosure Letter or, individually or in the aggregate, as would not reasonably be expected to have a Keystone Material Adverse Effect, all properties currently under development or construction by Keystone, the Keystone Subsidiaries or the Keystone Joint Ventures and all properties currently under contract for acquisition, development or commencement of construction as of the date of this Agreement by Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures are listed as such in Schedule 2.1(p)(iii) of the Keystone Disclosure Letter. Except as listed in Schedule 2.1(p)(iii) of the Keystone Disclosure Letter or as, individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect, all executory agreements entered into by Keystone, any of the Keystone Subsidiaries or any of the Keystone Joint Ventures as of the date of this Agreement relating to the development or construction of real estate properties (other than agreements for architectural, engineering, planning, accounting, legal or other professional services or agreements for material or labor) are listed in Schedule 2.1(p)(iii) of the Keystone Disclosure Letter.

            (iv)  Except as provided in Schedule 2.1(p)(iv) of the Keystone Disclosure Letter, (A) Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures have no Knowledge of and have not received written notice of any violation of any Law issued by any Governmental Entity which would reasonably be expected to have a Keystone Material Adverse Effect, (B) Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures have no Knowledge of and have not received written notice of any structural defects relating to any Keystone Property which would reasonably be expected to have a Keystone Material Adverse Effect, (C) Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures have no Knowledge of and have not received written notice of any Keystone Property whose building systems are not in working order so as to have a material adverse effect on the value or use of the affected property or (D) Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures have no Knowledge of and have not received written notice of any physical damage to any Keystone Property which would, individually or in the aggregate, reasonably be expected to have a Keystone Material Adverse Effect for which there is not insurance in effect covering the cost of the restoration and the loss of revenue.

             (v)  Except with respect to properties currently under development or construction, (A) all work required to be performed, payments required to be made and actions required to be taken prior to the date of this Agreement pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any Keystone Properties (e.g., Local Improvement District, Road Improvement District) have been performed, paid or taken, as the case may be, and (B) there are no planned, and there has been no proposal by or to Keystone, any Keystone Subsidiary or any of the Keystone Joint Ventures regarding, payments or actions that may be required after the date hereof pursuant to such agreements.

            (vi)  Schedule 2.1(p)(vi) of the Keystone Disclosure Letter sets forth the rent roll for each of the Keystone Properties (the "Rent Roll") as of March 31, 2004 including any leases which have been executed for which the term has not yet commenced. Except as disclosed in Schedule 2.1(p)(vi) of the Keystone Disclosure Letter and for discrepancies that, either individually or in the aggregate, would not reasonably be expected to have a Keystone Material Adverse Effect, (1) the information set forth in the Rent Roll is true, correct and complete as of the date thereof; (2) no brokerage fees, commissions or any similar payments are owed or payable by the lessor under any of the leases listed on the Rent Roll (the "Leases") to any third party in connection with the existence or execution thereof, or in connection with any renewal, expansion or extension of any Lease which has occurred prior to, or may occur after, the date hereof; (3) all work to be performed by any party to any of the Leases has been completed and fully paid for; (4) no tenants under the Leases are entitled to any free rent, abatement of rent or similar concession, nor to Keystone's Knowledge, to any claim of any offset or defense against the payment of rent; and (5) no person other than those identified on the Rent Roll (and those claiming by, through or under them) is in occupancy of any portion of any Keystone Property.

           (vii)  Schedule 2.1(p)(vii) of the Keystone Disclosure Letter sets forth, and identifies as such, those tenants that have existing options to purchase, or rights of first offer or first refusal with regard to sales of, Keystone Properties and tenants who have been granted early termination rights with respect to their lease obligations.

          (viii)  Schedule 2.1(p)(viii) of the Keystone Disclosure Letter contains a list, as of the date of this Agreement, of (A) all unfunded capital improvements required to have been conducted by Keystone, any Keystone Subsidiary or any of the Keystone Joint Ventures in excess of $50,000 in any instance, (B) all outstanding leasing commissions in excess of $25,000 in any instance and (C) all committed capital expenditures in excess of $50,000 in any instance, excluding capital expenditures related to development projects of Keystone, any Keystone Subsidiary or any of the Keystone Joint Ventures.

            (ix)  Except as set forth in Schedule 2.1(p)(ix) of the Keystone Disclosure Letter, there are no written agreements which restrict Keystone, any Keystone Subsidiary or any of the Keystone Joint Ventures from transferring any of the Keystone Properties, and none of the Keystone Properties is subject to any restriction on the sale or other disposition thereof or on the financing or release of financing thereon.

             (x)  Except as set forth in Schedule 2.1(p)(x) of the Keystone Disclosure Letter, Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures have good and sufficient title to, or are permitted to use under valid and existing leases, all personal and nonreal properties and assets reflected in their books and records as being owned by them or reflected on the most recent balance sheet of Keystone or Keystone OP included in the Keystone SEC Documents (except as since sold or otherwise disposed of in the ordinary course of business) or used by them in the ordinary course of business, free and clear of all Liens, and except for (A) immaterial Liens for current taxes not yet due and payable, and liens or encumbrances which are normal to the business of Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures and (B) imperfections of title or leasehold interest, or encumbrances, if any, as do not materially interfere with the present use of the properties or assets subject thereto or affected thereby.

          (q)    Insurance.    Schedule 2.1(q) of the Keystone Disclosure Letter sets forth an insurance schedule of Keystone and the Keystone Subsidiaries as of the date of this Agreement. Keystone and each of the Keystone Subsidiaries maintains insurance with financially responsible insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in the ownership, acquisition, operation and development of industrial properties (taking into account the cost and availability of such insurance). Except as set forth in Schedule 2.1(q) of the Keystone Disclosure Letter, neither Keystone nor any of the Keystone Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy of Keystone or any of the Keystone Subsidiaries.

          (r)    Opinions of Financial Advisors.    The Board of Trustees of Keystone has received the separate oral opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Deutsche Bank Securities Inc. ("Deutsche Bank"), each dated as of the date of this Agreement, to the effect that, as of such date, the REIT Common Share Merger Consideration is fair from a financial point of view to the holders of Keystone Common Shares, written copies of which opinions will promptly be made available to PARTY B after receipt by the Board of Trustees of Keystone.

          (s)    Vote Required.    The affirmative vote of the holders of a majority of the Keystone Common Shares (the "Keystone Shareholder Approval") and the approval by a majority in interest of the Keystone Common Unit Holders (the "Keystone Partners Approval") are the only votes required to approve the Mergers and the other transactions contemplated by the Transaction Documents.

          (t)    Brokers.    Except for the fees and expenses payable to Merrill Lynch and Deutsche Bank (which fees have been disclosed to PARTY B), no broker, investment banker or other Person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of Keystone or any Keystone Subsidiary. Keystone has previously provided PARTY B with a true and complete copy of the engagement letters with each of Merrill Lynch and Deutsche Bank as in effect on the date hereof, pursuant to which such fees and expenses are payable, and the amounts payable by Keystone pursuant to such letters shall not have been increased between the date of this Agreement and the Closing Date.

          (u)    Investment Company Act of 1940.    Neither Keystone nor any of the Keystone Subsidiaries is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

          (v)    Contracts.

              (i)  Schedule 2.1(v)(i) of the Keystone Disclosure Letter lists all Material Contracts of Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures as of the date of this Agreement. Except as set forth in Schedule 2.1(v)(i) of the Keystone Disclosure Letter or in the Keystone SEC Documents, each Material Contract is valid, binding and enforceable and in full force and effect, except where such failure to be so valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Keystone Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not, individually or in the aggregate, reasonably be expected to have a Keystone Material Adverse Effect. For purposes of this Agreement, "Material Contracts" shall mean (i) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or other indebtedness to any Person other than individual items of indebtedness in a principal amount less than $100,000, (ii) each material commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by Keystone, any Keystone Subsidiary or any Keystone Joint Venture which may result in total payments by or liability of Keystone, any Keystone Subsidiary or any Keystone Joint Venture in excess of $100,000, (iii) any other agreements filed or required to be filed as exhibits to the Keystone SEC Documents pursuant to Item 601(b)(10) of Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations, (iv) any interest rate cap, interest rate collar, interest rate swap, currency hedging transaction and any other agreement relating to a similar transaction to which Keystone or any Keystone Subsidiary is a party or an obligor with respect thereto, (v) any Tax Protection Agreement and (vi) any agreement, commitment, instrument or obligation of a type described in Sections 2.1(v)(ii) through 2.1(v)(x).

             (ii)  All mortgages on any of the assets of Keystone, any Keystone Subsidiary or any Keystone Joint Venture as of the date of this Agreement are listed in Schedule 2.1(v)(ii) of the Keystone Disclosure Letter hereto. The Mergers and the other transactions contemplated by the Transaction Documents will not trigger any due-on-sale provision on any of such mortgages, except as set forth in Schedule 2.1(v)(ii) of the Keystone Disclosure Letter and will not require the consent of any mortgage lender, except as set forth in Schedule 2.1(v)(ii) of the Keystone Disclosure Letter.

            (iii)  Except as set forth in Schedule 2.1(v)(iii) of the Keystone Disclosure Letter, there is no confidentiality agreement, non-competition agreement or other contract or agreement that contains covenants that restrict Keystone's ability to conduct its business in any location or present a material restriction on the conduct of the business of Keystone, the Keystone Subsidiaries or Keystone Joint Ventures.

            (iv)  Except as set forth in Schedule 2.1(v)(iv) of the Keystone Disclosure Letter, there are no indemnification agreements entered into by and between Keystone and any director or officer of Keystone, any of the Keystone Subsidiaries or any Keystone Joint Venture.

             (v)  Except as set forth in Schedule 2.1(v)(v) of the Keystone Disclosure Letter, none of Keystone, any Keystone Subsidiary or any Keystone Joint Venture is a party to any agreement which would restrict any of them from prepaying any of their indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of indebtedness with respect to any of the Keystone Properties.

            (vi)  Except as set forth in Schedule 2.1(v)(vi) of the Keystone Disclosure Letter, none of Keystone, any Keystone Subsidiary or any Keystone Joint Venture is a party to any agreement relating to the management of any Keystone Property by any Person other than Keystone, a Keystone Subsidiary or a Keystone Joint Venture.

           (vii)  Except as set forth in Schedule 2.1(v)(vii) of the Keystone Disclosure Letter, none of Keystone, any Keystone Subsidiary or any Keystone Joint Venture is a party to any agreement pursuant to which Keystone, any Keystone Subsidiary or any Keystone Joint Venture manages or provides services with respect to any real properties other than Keystone Properties.

          (viii)  Schedule 2.1(v)(viii) of the Keystone Disclosure Letter lists all agreements existing as of the date of this Agreement to which Keystone, any Keystone Subsidiary or any Keystone Joint Venture is a party providing for the sale of, or option to sell, any Keystone Properties or the purchase of, or option to purchase, by Keystone, any Keystone Subsidiary or any Keystone Joint Venture, on the one hand, or the other party thereto, on the other hand, any real estate not yet consummated as of the date hereof.

            (ix)  Except as set forth in Schedule 2.1(v)(ix) of the Keystone Disclosure Letter, none of Keystone, any Keystone Subsidiary or any Keystone Joint Venture has any material continuing contractual liability to pay any additional purchase price for any of the Keystone Properties.

          (w)    Dissenters' Rights.    No dissenters' or appraisal rights shall be available with respect to the REIT Merger, the Partnership Merger or the other transactions contemplated by the Transaction Documents.

          (x)    State Takeover Statutes; Charter Waiver.    Keystone has taken all action necessary to exempt the transactions contemplated by this Agreement between PARTY B and Keystone and its Affiliates from operation of any "fair price," "business combination," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under Federal or state Laws of the United States or similar statute or regulation (a "Takeover Statute"). Keystone and the Keystone Board of Trustees have taken all appropriate and necessary actions to waive or remove, or to exempt PARTY B and its beneficial owners from triggering, any and all limitations on ownership of Keystone Common Shares contained in Keystone's Declaration of Trust or By-laws by reason of the Mergers and the other transactions contemplated by this Agreement.

          (y)    Rule 16b-3.    Keystone and Keystone OP have taken all necessary action, including causing the Keystone Board of Trustees to adopt resolutions authorizing and approving the Mergers, this Agreement and the other transactions contemplated by the Transaction Documents, to exempt such transactions under Rule 16b-3 of the Exchange Act from the provisions of Section 16(b) of the Exchange Act.

          (z)    Related Party Transactions.    Except as expressly described in the Keystone SEC Documents or as set forth in Schedule 2.1(z) of the Keystone Disclosure Letter, there are no material arrangements, agreements or contracts entered into by Keystone or any of the Keystone Subsidiaries, on the one hand, and any Person who is an officer, trustee, director or Affiliate of Keystone or any Keystone Subsidiary or any Keystone Joint Venture, any relative of the foregoing or an entity of which any of the foregoing is an Affiliate, on the other hand. Copies of any such documents have been previously provided to PARTY B.

          (aa)    Beneficial Ownership of Keystone Common Shares.    Neither Keystone nor the Keystone Subsidiaries "beneficially own" (as defined in Rule 13d-3 promulgated under the Exchange Act) any of the outstanding Keystone Common Shares or Keystone Preferred Shares.

        Section 2.2.    Representations and Warranties of the ProLogis Parties.    The ProLogis Parties, jointly and severally, represent and warrant to Keystone as follows:

          (a)    Organization, Standing and Corporate Power.    ProLogis is a real estate investment trust duly formed, validly existing and in good standing under the laws of Maryland. Each of PARTY B and Newco I is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware. Merger Sub is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware. Partnership Merger Sub is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of ProLogis, PARTY B, Merger Sub, Newco I, and Partnership Merger Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its businesses or the ownership, operation or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate, (x) would not have, or would not reasonably be likely to have, a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of ProLogis and the ProLogis Subsidiaries (as defined herein), taken as a whole, or on ProLogis and its Subsidiaries, taken as a whole, or (y) would not, or would not reasonably be likely to, prevent or materially delay the performance by the ProLogis Parties of any of their respective obligations under this Agreement or the consummation of the Mergers or any other transaction contemplated by the Agreement, (a "ProLogis Material Adverse Effect"), provided that a ProLogis Material Adverse Effect shall not include any change with respect to ProLogis or any of its Subsidiaries, to the extent resulting from or attributable to (i) general national, international or regional economic, financial or political conditions or events, including, without limitation, the effects of terrorist acts that do not result in the destruction or material physical damage of a material portion of ProLogis' real properties, (ii) the announcement, pendency or consummation of this Agreement or the other Transactional Documents or the transactions contemplated hereby and thereby or (iii) conditions generally affecting the securities markets or the industries in which ProLogis and its Subsidiaries operate.

          (b)    Authority; No Violations; Consents and Approvals.

              (i)  Each of the ProLogis Parties has all requisite power and authority to enter into the Transaction Documents to which it is party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of the ProLogis Parties.

             (ii)  The Transaction Documents to which each ProLogis Party is party have been or when executed will have been duly executed and delivered by each ProLogis Party, and assuming the Transaction Documents to which Keystone or any of the Keystone Subsidiaries is a party constitute the valid and binding obligation of Keystone or the Keystone Subsidiary, as the case may be, constitute a valid and binding obligation of such ProLogis Party, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

            (iii)  The execution and delivery of the Transaction Documents to which it is a party do not, and the consummation of the transactions contemplated hereby or thereby, and compliance with the provisions hereof or thereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation, or give rise to a right of purchase under, result in the creation of any Lien upon any of the properties or assets of any of the ProLogis Parties under, or require the consent or approval of any third-party lender under any provision of (A) the organizational documents of any of the ProLogis Parties or, (B) any Material Contract applicable to any of the ProLogis Parties, the respective properties or assets of any of the ProLogis Parties, or any guarantee by any of the ProLogis Parties, (C) any joint venture or other ownership arrangement to which any of the ProLogis Parties is a party or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 2.2(d)(iv) are duly and timely obtained or made, any judgment, order, decree or Law applicable to any of the ProLogis Parties or any of their respective properties or assets, other than, in the case of clauses (B), (C) and (D), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not reasonably be expected to result in a ProLogis Material Adverse Effect.

            (iv)  No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to any of the ProLogis Parties in connection with the execution and delivery by any of the ProLogis Parties of the Transaction Documents to which any of the ProLogis Parties is a party or the consummation by any of the ProLogis Parties of the transactions contemplated hereby or thereby, except for: (A) the filing with the SEC of such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby; (B) the filing of the REIT Articles of Merger with, and acceptance for recording of the REIT Articles of Merger by, the State Department of Assessments and Taxation of Maryland; (C) the filing of the Partnership Certificate of Merger with, and acceptance for recording of the Partnership Certificate of Merger by, the Secretary of State of Delaware; (D) any such consent, approval, order, authorization, registration, declaration, filing or permit that the failure to obtain or make would not reasonably be expected to materially impair the ability of any of the ProLogis Parties to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby or result in a ProLogis Material Adverse Effect and (E) such filings as may be required under applicable Federal and state securities laws.

          (c)    Litigation.    There is no suit, action or proceeding pending, or, to the knowledge of any of the ProLogis Parties, threatened against or affecting any of the ProLogis Parties that would be reasonably likely to prevent the consummation of the transactions contemplated by this Agreement.

          (d)    Interim Operations of Merger Sub, Partnership Merger Sub and Newco I.    Each of Merger Sub, Partnership Merger Sub and Newco I was formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing Date and as of the Effective Time, except for obligations or liabilities incurred in connection with its organization and the transactions, agreements and arrangements contemplated by this Agreement, has engaged in no other business or activities, has incurred no other obligations or liabilities, has no assets and has conducted its operations only as contemplated hereby.

          (e)    SEC Documents.    ProLogis has made available to Keystone (by public filing with the SEC or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by ProLogis or any ProLogis Subsidiary, with the SEC since January 1, 2001 (the "ProLogis SEC Documents"), which are all of the documents required to have been filed by any of them with the SEC since that date. As of their respective dates, the ProLogis SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ProLogis SEC Documents and none of the ProLogis SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated

  therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later ProLogis SEC Documents filed and publicly available prior to the date of this Agreement. Neither ProLogis nor any ProLogis Subsidiary has any outstanding and unresolved comments from the SEC with respect to the ProLogis SEC Documents. The consolidated financial statements of ProLogis included in the ProLogis SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of ProLogis and the ProLogis Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of ProLogis and the ProLogis Subsidiaries for the periods presented therein. Other than ProLogis no other ProLogis Subsidiary is required to make any filing with the SEC.

          (f)    Transaction Financing.    In the aggregate, the ProLogis Parties have access to sufficient Financing (as defined herein) through existing financing sources to complete the Mergers and the other transactions contemplated hereby.

ARTICLE III

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS

        Section 3.1.    Conduct of Business by Keystone and Keystone OP.

        (a)   During the period from the date of this Agreement to the Effective Time, Keystone shall, and shall cause each of the Keystone Subsidiaries (including Keystone OP) to use all commercially reasonable efforts to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with applicable Law and, to the extent consistent herewith, use commercially reasonable efforts to preserve intact in all material respects its current business organization, goodwill, ongoing businesses and Keystone's status as a REIT within the meaning of the Code. Keystone will promptly deliver to PARTY B true and correct copies of any report, statement, schedule or other document filed with the SEC by Keystone subsequent to the date of this Agreement; and Keystone will promptly notify PARTY B of any litigation having, to the Knowledge of Keystone, potential liability to Keystone, any of the Keystone Subsidiaries or any Keystone Joint Venture in excess of $100,000 or any complaint, investigation or hearing, of which Keystone has Knowledge, by a Governmental Entity involving Keystone, any of the Keystone Subsidiaries or any Keystone Joint Venture.

        (b)   Without limiting the generality of the foregoing, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time of the later to occur of the two Mergers, except as otherwise contemplated by this Agreement or to the extent consented to by PARTY B, which consent shall not be unreasonably withheld, Keystone and Keystone OP shall not, and shall cause each of the Keystone Subsidiaries and, to the extent within their control, the Keystone Joint Ventures not to, engage in, authorize or agree to any of the following:

            (i)  (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Keystone's shares of beneficial interest or the partnership interests, stock or other equity interests in any Keystone Subsidiary that is not directly or indirectly wholly-owned by Keystone, except (1) the authorization and payment of regular quarterly dividends with respect to the Keystone Common Shares (not to exceed $.33 per share per quarter) and dividends with respect to the Keystone Preferred Shares in accordance with their respective terms for each full quarter ending prior to the Effective Time, provided that Keystone shall notify PARTY B of the proposed record date for any such distribution prior to such date and (2) a distribution per Keystone Common Unit in the same amount as a dividend per Keystone Common Share permitted pursuant to clause (1) above, with the same record and payment dates as such dividend on Keystone Common Shares, (3) quarterly dividends with respect to the Keystone Preferred Units which are required by the terms of the Keystone OP Agreement, or (4) any distribution (or an increase in a distribution) by Keystone that is necessary for Keystone to maintain REIT status, avoid the incurrence of any Taxes under Section 857 of the Code, avoid the imposition of any excise Taxes under Section 4981 of the Code, or avoid the need to make one or more extraordinary or disproportionately larger distributions to meet any of the objectives in this clause (4), (B) split, combine or reclassify any shares of beneficial interest, partnership interests, stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such shares of beneficial interest, partnership interests, stock or other equity interests or (C) purchase, redeem (except for the redemption of Keystone Common Units in accordance with their terms) or otherwise acquire any shares of Keystone's beneficial interest or the partnership interests, stock or other equity interests in any Keystone Subsidiary or any Keystone Joint Venture or any options, warrants or rights to acquire, or security convertible into, shares of Keystone's beneficial interest or the partnership interests, stock or other equity interests in any Keystone Subsidiary or any Keystone Joint Venture, except to repurchase Keystone Common Shares issued under any Keystone Option Plan or in connection with the use of Keystone Common Shares to pay the exercise price or Tax withholding obligation upon the exercise of a Keystone Option as presently permitted under the Keystone Option Plans, or to redeem Keystone Series D Units as contemplated in this Agreement;

           (ii)  (A) issue, deliver, sell or grant any option or other material right in respect of, any shares of beneficial interest, capital stock, any other voting or redeemable securities (including Keystone Common Units or other partnership interests) of Keystone, any Keystone Subsidiary or any Keystone Joint Venture or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or redeemable securities, except (i) to Keystone or a wholly-owned Keystone Subsidiary, (ii) as required under the Keystone OP Agreement as presently in effect, (iii) in connection with the exercise of outstanding Keystone Options under the Keystone Option Plan or the exchange of Keystone Common Units for shares of Keystone Common Shares, and (iv) in connection with conversion of any of Keystone convertible securities outstanding as of the date hereof or (B) change, or consent to a change in, the ownership of any Keystone Subsidiary or any Keystone Joint Venture;

          (iii)  amend the Keystone Declaration of Trust or the Keystone By-laws, the Keystone OP Agreement or any other comparable charter or organizational documents of any Keystone Subsidiary or Keystone Joint Venture, except as required by this Agreement;

          (iv)  merge, consolidate or enter into any other similar extraordinary corporate transaction with any Person;

           (v)  except as set forth in the Interim Operating Plan set forth as Exhibit E hereto (the "Interim Operating Plan"), (A) make any capital expenditures, except in the ordinary course of business consistent with past practice and not exceeding $5,000 individually or $50,000 in the aggregate, (B) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a "Commitment") for the acquisition of any real property or other transaction involving nonrefundable deposits in excess of $100,000; (C) commence construction of, or enter into any Commitment to develop or construct, other real estate projects involving in excess of $100,000; (D) incur additional indebtedness (secured or unsecured) except under its revolving line(s) of credit and Commitments for indebtedness described in Section 3.1(b)(v) of the Keystone Disclosure Letter; or (E) make any loans, advances, capital contributions or investments in any other Person in excess of $100,000 individually and $500,000 in the aggregate;

          (vi)  (A) except as set forth in the Interim Operating Plan, sell, mortgage, lease, subject to Lien or otherwise dispose of any of the Keystone Properties; (B) pledge or otherwise encumber shares of beneficial interest, partnership interests, capital stock or securities of Keystone or any Keystone Subsidiary or any Keystone Joint Venture; or (C) except as set forth in the Interim Operating Plan, sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal or intangible property, except for transactions made in the ordinary course of business which are not material individually or in the aggregate;

         (vii)  except as set forth in the Interim Operating Plan, guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

        (viii)  except as set forth in the Interim Operating Plan, (A) prepay, refinance or amend any existing indebtedness other than, in the case of refinancings and amendments, on terms more favorable than the terms of the existing indebtedness or (B) pay, discharge or satisfy any claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of Liabilities reflected or reserved against in the balance sheet of Keystone and Keystone OP dated as of December 31, 2003;

          (ix)  make or rescind any express or deemed material election relating to Taxes (unless Keystone reasonably determines after consultation with PARTY B that such action is required by Law or necessary to preserve Keystone's status as a REIT or the partnership status of Keystone OP or any other Keystone Subsidiary which files Tax Returns as a partnership for Federal tax purposes, in which event Keystone shall make such election in a timely manner); provided that nothing in this Agreement shall preclude Keystone from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code, with the prior written consent of PARTY B, which will not be unreasonably withheld;

           (x)  (A) change in any material respect that is adverse to Keystone any of its methods, principles or practices of accounting in effect or (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises relating to Taxes on real property or sales Taxes in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for Federal income tax purposes from those employed in the preparation of its Federal income Tax Return for the taxable year ended December 31, 2003, except as to clauses (A) and (B) as may be required by the SEC, applicable Law or GAAP;

          (xi)  adopt any new employee benefit plan, incentive plan, severance plan, bonus plan, change in control, retention, retirement, health, life, disability, compensation or special remuneration plan, share option or similar plan, program, policy or arrangement, grant new share options, shares of restricted shares, share appreciation rights or other equity-based awards or amend any existing plan or rights, or enter into or amend any employment agreement, consulting agreement, severance, change in control, termination agreement, retention agreement or any similar agreement or arrangement or, except in the ordinary course consistent with past practice, grant or become obligated to grant any increase in the compensation of current officers or employees, except such changes as are required by Law or which are not more favorable to participants than provisions presently in effect;

         (xii)  enter into or amend or otherwise modify any material agreement or arrangement with persons that are Affiliates or, as of the date of this Agreement, are officers, trustees or directors of Keystone or any Keystone Subsidiary; provided that even with the consent of PARTY B, such action shall require the approval of a majority of the "independent" members of the Board of Trustees of Keystone;

        (xiii)  except as required by this Agreement, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Keystone, any of the Keystone Subsidiaries or any of the Keystone Joint Ventures;

        (xiv)  fail to use all commercially reasonable efforts to maintain with financially responsible insurance companies insurance substantially similar to insurance coverage maintained by Keystone and the Keystone Subsidiaries and Keystone Joint Ventures on the date hereof;

         (xv)  settle or compromise (A) any material Tax liability or (B) any material litigation (including any shareholder derivative or class action claims (without regard to materiality), arising out of or in connection with any of the transactions contemplated by this Agreement), or waive, release or assign any material rights or claims;

        (xvi)  except as otherwise permitted under this Agreement, amend or terminate, or waive compliance with the terms of, or breaches under, any material term of any Material Contract or enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to have been listed in Schedule 2.1(v)(i) of the Keystone Disclosure Letter;

       (xvii)  enter into any Tax Protection Agreement;

      (xviii)  take any action that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of Keystone set forth in this Agreement becoming untrue or incorrect in any material respect or (B) any of the conditions set forth in Article V not being satisfied;

        (xix)  fail to (A) duly and timely file all material reports, Tax Returns and other material documents required to be filed with all Governmental Entities and other authorities (including the New York Stock Exchange), subject to extensions permitted by Law, provided Keystone notifies PARTY B and its counsel that it is availing itself of such extensions and provided such extensions do not adversely affect Keystone's status as a qualified REIT under the Code or (B) fail to cause all such reports and other documents to be complete and accurate in all material respects when filed;

         (xx)  sell, securitize, factor or otherwise transfer any accounts receivable;

        (xxi)  accept a promissory note in payment of the exercise price payable under any option to purchase Keystone Common Shares;

       (xxii)  fail to pay any Taxes or other material debts when due or otherwise fail to use all commercially reasonable efforts to comply or remain in compliance with all material terms and provisions of any agreement relating to any outstanding indebtedness of Keystone, any Keystone Subsidiary or any Keystone Joint Venture;

      (xxiii)  accelerate the collection of receivables or defer the payment of payables, or modify the payment terms of any receivables or payables, in each case which, either individually or in the aggregate, in a manner that would be material to Keystone or any Keystone Subsidiary; or

      (xxiv)  take any action inconsistent with any of the foregoing.

        Section 3.2.    Conduct of Business by the ProLogis Parties.    During the period from the date of this Agreement to the Effective Time of the later to occur of the two Mergers, the ProLogis Parties shall not take any action that would, or that would reasonably be expected to, result in (A) any of the representations and warranties of the ProLogis Parties set forth in this Agreement becoming untrue or incorrect in any material respect or (B) any of the conditions set forth in Article V not being satisfied.

ARTICLE IV

ADDITIONAL COVENANTS

        Section 4.1.    Preparation of the Proxy Statement; Shareholders' Meeting.

        (a)   As soon as practicable following the date of this Agreement, Keystone shall prepare and file with the SEC a preliminary Proxy Statement for the purpose of calling the Keystone Shareholder Meeting to obtain the Keystone Shareholder Approval. The parties shall reasonably cooperate with each other in the preparation of the Proxy Statement and to have such document cleared by the SEC as promptly as practicable after such filing. Keystone will notify PARTY B promptly following the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and will supply PARTY B with copies of all correspondence with the SEC with respect to the Proxy Statement. The Proxy Statement shall comply in all material respects with all applicable requirements of Law and each of Keystone, Keystone OP and the ProLogis Parties agrees that the information provided by it for inclusion or incorporation by reference in the Proxy Statement and each amendment thereto, at the time of mailing thereof and at the time of the Keystone Shareholder Meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Keystone shall date the Proxy Statement as of the approximate date of mailing to its shareholders and shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable date. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, (i) PARTY B or Keystone, as the case may be, shall promptly inform the other of such occurrences, (ii) Keystone shall prepare and file with the SEC any such amendment or supplement to the Proxy Statement; provided, however, that no amendment or supplement to the Proxy Statement will be made without prior consultation of ProLogis and providing ProLogis a reasonable opportunity to review and comment on such amendment or supplement, (iii) Keystone shall use its commercially reasonable efforts to have any such amendment or supplement cleared for mailing, to the extent necessary, to Keystone shareholders as promptly as practicable after such filing and (iv) Keystone shall use its commercially reasonable efforts to have any such amendment or supplement mailed to its shareholders at the earliest practicable date.

        (b)   Keystone will, as soon as practicable following the date on which the Proxy Statement is cleared by the SEC, duly call, give notice of, convene and hold the Keystone Shareholder Meeting (but in no event shall such meeting be held sooner than ten days, or except as provided in Section 4.1(c) later than 45 days, following the date the Proxy Statement is mailed to its shareholders), for the purpose of obtaining the Keystone Shareholder Approval. Keystone covenants that, subject to Section 6.1, Keystone will, through its Board of Trustees, recommend to its shareholders approval of the REIT Merger and the other transactions contemplated by the Transaction Documents and further covenants that the Proxy Statement will include such recommendation.

        (c)   If on the date for the Keystone Shareholders Meeting or any subsequent adjournment thereof pursuant to this Section 4.1(c), Keystone has not received proxies representing a sufficient number of Keystone Common Shares to approve the REIT Merger (but less than a majority of the outstanding Keystone Common Shares have been voted against approval of the REIT Merger), Keystone shall adjourn the Keystone Shareholder Meeting until such date as shall be mutually agreed upon by

Keystone and Merger Sub, which date shall not be less than ten days nor more than 20 days after the date of adjournment, and shall continue to use its commercially reasonable efforts, together with its proxy solicitor, to assist in the solicitation of proxies from shareholders relating to the Keystone Shareholder Approval.

        Section 4.2.    Partner Solicitation Materials.

        (a)   As promptly as reasonably practicable following the date of this Agreement, the ProLogis Parties shall prepare solicitation materials (the "Partner Solicitation Materials"), which will be used by Newco I as a private placement memorandum to offer the Newco I Common Units to the Keystone Common Unit Holders and by Keystone and Keystone OP to solicit the Keystone Partner Approval. The Partner Solicitation Materials shall be prepared by the ProLogis Parties in compliance with applicable Law and shall include information about PARTY B, Newco I and Partnership Merger Sub, a description of the transaction, the Federal income tax consequences of the transaction and other matters that the parties reasonably determine are to be specified therein. The parties shall cooperate in a commercially reasonable manner with each other in the preparation of the Partner Solicitation Materials.

        (b)   None of Keystone or PARTY B or any of their respective Affiliates shall supply information for inclusion or incorporation by reference in the Partner Solicitation Materials that will, at the date mailed to Keystone Common Unit Holders or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Keystone or PARTY B or any of their respective Affiliates, or with respect to other information supplied by Keystone or PARTY B or any of their respective Affiliates for inclusion in the Partner Solicitation Materials shall occur which is required to be described in an amendment of, or a supplement to, the Partner Solicitation Materials, Keystone or PARTY B, as the case may be, shall promptly (but, in any event, within 24 hours of gaining Knowledge of such event) notify the other of them in writing, which writing shall describe such event in reasonable detail.

        (c)   Unless and until Keystone's Board of Trustees has withdrawn its recommendation in accordance with Section 6.1(e), Keystone shall (i) use its reasonable best efforts, as the general partner of Keystone OP, to seek the written consents and approvals of the Keystone Common Unit Holders to the Keystone Partner Approval and (ii) recommend to the Keystone Common Unit Holders approval of such matters, and include such recommendation in the Partnership Solicitation Materials.

        (d)   As promptly as reasonably practicable following the date of this Agreement, PARTY B shall prepare a form of election in form and substance reasonably acceptable to Keystone and Keystone OP (the "Form of Election"), pursuant to which each Keystone Common Unit Holder will specify (A) the number of Keystone Units which it desires to have converted into the right to receive Newco I Common Units and (B) the number of Keystone Common Units which it desires to have converted into the right to receive cash in the Partnership Merger. In order to be eligible to elect to receive the Newco I Common Units, a Keystone Common Unit Holder must qualify as an "accredited investor" under the Securities Act. Any Keystone Common Unit Holder electing option (A) must also agree to become a party to Newco I's OP Agreement and deliver a signature page to the Newco I Partnership Agreement therewith, which agreement shall become effective immediately prior to the Effective Time of the Partnership Merger.

        (e)   Concurrently with the mailing of the Proxy Statement to Keystone shareholders, Newco I shall mail Forms of Election to Keystone Common Unit Holders, together with the Partner Solicitation Materials. An election to subscribe for the Newco I Common Units shall be effective only if a properly executed Form of Election is received by Newco I prior to 5:00 p.m., Eastern Standard Time, on the business day preceding the Keystone Shareholders Meeting. If a Keystone Common Unit Holder fails to return a duly completed Form of Election within the time period specified above, such Keystone Common Unit Holder shall be deemed to have elected to receive cash upon the conversion of its Keystone Common Units in the Partnership Merger. Newco I and Keystone by mutual agreement shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of Forms of Election and the issuance and delivery of Newco I Common Units, as applicable, in the Partnership Merger.

        (f)    Newco I shall reasonably cooperate with each Keystone Common Unit Holder who validly elects to receive Newco I Common Units to take all other reasonable and necessary steps so that such Keystone Common Unit Holders shall become limited partners of Newco I and enjoy the full rights and benefits of the Newco I Common Units.

        (g)   The parties shall reasonably cooperate with each other with respect to the matters set forth in this Section 4.2, and intend that the offer of the Newco I Common Units shall be conducted as a private placement, exempt from the registration requirements of the Securities Act.

        Section 4.3.    Access to Information; Confidentiality.    Keystone shall, and shall cause each of the Keystone Subsidiaries and, to the extent permitted by applicable contracts and Law, the Keystone Joint Ventures, to, afford to PARTY B and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access upon reasonable prior notice and during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records but only to the extent that such access does not unreasonably interfere with business or operations of Keystone, the Keystone Subsidiaries (including Keystone OP) and the Keystone Joint Ventures and, during such period, Keystone shall, and shall cause each of the Keystone Subsidiaries and the Keystone Joint Ventures, to furnish promptly to PARTY B (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws and (b) all other information concerning its business, properties and personnel as PARTY B may reasonably request. Upon PARTY B's reasonable request, the officers of Keystone shall confer with representatives of PARTY B as promptly as practicable concerning operational matters, and in any event, shall promptly advise PARTY B orally and in writing of any Keystone Material Adverse Effect. Each of Keystone and PARTY B will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement between Keystone and PARTY B dated as of March 19, 2004, as amended to date (as so amended, the "Confidentiality Agreement"). Keystone shall also cause its and its Subsidiaries' and the Keystone Joint Ventures' (to the extent permitted by applicable contracts and Law) employees, counsel and financial advisors to cooperate reasonably with PARTY B in its investigation of the business of Keystone, the Keystone Subsidiaries and the Keystone Joint Ventures.

        Section 4.4.    Reasonable Best Efforts.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of PARTY B and Keystone agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the REIT Merger, the Partnership Merger and the other transactions contemplated by the Transaction Documents, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In addition, each of PARTY B and Keystone agrees to use their reasonable best efforts to defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging the REIT Merger, the Partnership Merger, this Agreement or the transactions contemplated by the Transaction Documents, including seeking to have any stay, temporary restraining order, injunction, or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Transaction Documents entered by any court or other Governmental Entity vacated or reversed. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Keystone and PARTY B shall take all such necessary action. From the date of this Agreement through the Effective Time, Keystone shall timely file, or cause to be filed, with the SEC all Keystone SEC Documents required to be so filed.

        (b)   Keystone shall give prompt notice to PARTY B, and PARTY B shall give prompt notice to Keystone, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and, provided further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 5.2(b) or 5.3(b), as the case may be.

        Section 4.5.    Tax Treatment.

        (a)    Tax Treatment of the REIT Merger.    The parties shall treat the REIT Merger for all Federal income tax purposes as a taxable purchase of the Keystone Common Shares from the holders of record thereof by PARTY B in exchange for the REIT Merger Consideration, and no party shall take any position inconsistent with such treatment.

        (b)    Tax Treatment of the Partnership Merger and Contribution to Newco I.    The parties shall treat for all Federal income tax purposes (i) the Partnership Merger as a taxable purchase of the Keystone Common Units by PARTY B from each holder of Keystone Common Units who receives, directly or indirectly, any cash or consideration other than Newco I Common Units in connection with the Partnership Merger and (ii) the contribution of Keystone Common Units to Newco I by Contributing OP Unit Holders in exchange for Newco I Common Units as a contribution governed by Section 721 of the Code; no party shall take any position inconsistent with the foregoing treatment.

        (c)   Subject to any action contemplated in Section 1.7(f), neither PARTY B nor Keystone will take (or permit its Affiliates to take) any action following the Closing that is inconsistent with Keystone's status as a REIT for any period.

        (d)   On or prior to the Closing Date, the ProLogis Parties shall, with the consent of Keystone and Keystone OP, reach an agreement as to the manner in which the consideration to be paid pursuant to this Agreement, together with any assumed liabilities (the "Allocable Consideration"), shall be allocated among the assets of Keystone and Keystone OP. Such allocation shall be made in the manner required by Section 1060 of the Code and the regulation promulgated thereunder. In making such allocation, the fair market values as reasonably determined by the parties shall apply.

        Section 4.6.    No Solicitation of Transactions.

        (a)   Subject to Section 6.1, none of Keystone or any Keystone Subsidiary shall, nor shall it authorize or permit, directly or indirectly, any officer, trustee, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other agent, representative or Affiliate of Keystone or any Keystone Subsidiary to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined herein), or enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction. Keystone shall, and shall cause the Keystone Subsidiaries and, to the extent within Keystone's and Keystone OP's control, the Keystone Joint Ventures to, and Keystone and the Keystone Subsidiaries shall, take all actions reasonably necessary to cause their respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, accountants, brokers, finders and any other agents, representatives or Affiliates to, immediately cease any discussions, negotiations or communications with any party or parties with respect to any Competing Transaction. Keystone and Keystone OP shall be responsible for any failure on the part of their respective officers, trustees, directors, employees, investment bankers, financial advisors, attorneys, accountants, brokers, finders and any other agents, representatives or Affiliates to comply with this Section 4.6(a). Keystone shall promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition, stock sale, asset sale or otherwise) Keystone or any Keystone Subsidiary or any Keystone Joint Venture, if any, to return all confidential information heretofore furnished to such person by or on behalf of Keystone or any Keystone Subsidiary or any Keystone Joint Venture.

        (b)   Keystone shall notify PARTY B in writing (as promptly as practicable but in any event within 24 hours of receipt) of the relevant details relating to all inquiries and proposals (including the identity of the parties, price and other terms thereof) which it or any of the Keystone Subsidiaries or Keystone Joint Ventures or any such officer, trustee, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative or Affiliate may receive after the date hereof relating to any of such matters and shall promptly inform PARTY B in writing with respect to any such inquiry or proposal that becomes reasonably likely to lead to a proposal for a Competing Transaction (as defined herein), regardless of whether or not such proposal is likely to lead to a Superior Competing Transaction.

        (c)   For purposes of this Agreement, a "Competing Transaction" shall mean any of the following (other than the transactions expressly provided for in this Agreement): (i) any merger, consolidation, share exchange, business combination or similar transaction involving Keystone (or any of the Keystone Subsidiaries, including Keystone OP, or Keystone Joint Ventures); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 50% or more of the assets of Keystone and the Keystone Subsidiaries, taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; or (iii) any tender offer or exchange offer for 50% or more of the voting power in the election of trustees exercisable by the holders of outstanding equity securities of Keystone (or any of the Keystone Subsidiaries, including Keystone OP).

        (d)   For purposes of this Agreement, a "Superior Competing Transaction" means a bona fide proposal for a Competing Transaction made by a third party which the Board of Trustees of Keystone determines (after taking into account any amendment of the terms of the Mergers by PARTY B or Merger Sub and/or any proposal by PARTY B or Merger Sub to amend the terms of the Transaction Documents or the Mergers), in good faith and after consultation with its financial and legal advisors, (i) is on terms which are more favorable from a financial point of view to the Keystone shareholders and the Keystone Common Unit holders than the Mergers and the other transactions contemplated by this Agreement, (ii) would result in such third party owning, directly or indirectly, all or substantially all of the Keystone Shares and Keystone Common Units then outstanding (or all or substantially all of the equity of the surviving entity in a merger) or all or substantially all of the assets of Keystone and the Keystone Subsidiaries, (iii) is not subject to any material contingency, including any contingency relating to financing, unless the Keystone Board of Trustees affirmatively determines such contingency may likely be overcome or addressed or the other party thereto has reasonably demonstrated in its written offer its ability to overcome or address, including the receipt of government consents or approvals, (iv) is reasonably capable of being consummated and (v) was not solicited, encouraged or facilitated by Keystone or its Affiliates or any of their respective advisors in breach of this Section 4.6.

        Section 4.7.    Public Announcements.    Keystone, ProLogis and the ProLogis Parties shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or the rules of any applicable stock exchange if it has used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a reasonably timely manner in light of such requirements of Law or the rules of any applicable stock exchange. In this regard, the parties shall make a joint public announcement of the transactions contemplated by the Transaction Documents no later than (i) the close of trading on the New York Stock Exchange on the day this Agreement is signed, if such signing occurs during a business day and before the close of trading, or (ii) the opening of trading on the New York Stock Exchange on the business day following the date on which this Agreement is signed, if such signing does not occur during a business day or occurs after the close of trading.

        Section 4.8.    Transfer and Gains Taxes.    PARTY B shall, with Keystone's good faith cooperation and assistance, prepare, execute and file, or cause to be prepared, executed and filed, all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement (together, with any related interest, penalties or additions to Tax, "Transfer and Gains Taxes"). From and after the Effective Time, PARTY B shall pay or cause to be paid all Transfer and Gains Taxes without deductions withheld from any amounts payable to the holders of the Keystone Common Shares or the Keystone Common Units.

        Section 4.9.    Employee Arrangements.

        (a)    Employees.    Within 45 days of the date of this Agreement, ProLogis will notify Keystone of those Keystone Employees to whom ProLogis, in its sole discretion, will make offers of employment in connection with the REIT Merger (the "Offered Employees"). Subject to the following provisions of this Section 4.9, ProLogis' offers of employment to the Offered Employees shall be on such terms and conditions as ProLogis determines in its sole discretion and shall be effective as of and conditioned upon the Closing. Any Offered Employee who accepts ProLogis' offer of employment and becomes an employee of ProLogis effective as of the Closing shall be referred to herein as a "Transferred Employee." The employment of any employee of Keystone or the Keystone Subsidiaries who is not a Transferred Employee shall be terminated by Keystone or the Keystone Subsidiaries, as applicable, prior to the Closing.

        (b)    Keystone Severance Agreements.    Following the Closing Date, ProLogis shall honor in accordance with their terms all Keystone Severance Agreements with respect to any employee of Keystone or the Keystone Subsidiaries (whether or not a Transferred Employee) and ProLogis will not challenge the validity of any obligation of Keystone or any Keystone Subsidiary under any such Keystone Severance Agreement (whether or not arising before the Closing Date). Without limiting the foregoing, ProLogis expressly agrees that, with respect to any employee of Keystone or the Keystone Subsidiaries (whether or not a Transferred Employee) who is a party to or covered by a Keystone Severance Agreement, the Mergers shall constitute a change of control for purposes of their respective Keystone Severance Agreements.

        (c)    Benefit Plans.    Following the Closing Date, ProLogis shall provide Transferred Employees with the same benefits that are provided to other similarly situated employees of ProLogis from time to time. With respect to any benefit plan of ProLogis which is an "employee benefit plan" as defined in Section 3(3) of ERISA and any other service based benefits (including vacations) in which Transferred Employees participate, solely for purposes of determining eligibility to participate, vesting and entitlement to benefits but not for purposes of accrual of benefits (except in the case of accrued vacation, sick or personal time), service with Keystone or any Keystone Subsidiary immediately prior to the Closing shall be treated for similar purposes as service with ProLogis; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.

        Section 4.10.    Indemnification; Trustees' and Officers' Insurance.

        (a)   It is understood and agreed that Keystone shall indemnify and hold harmless, and, after the Effective Time, the Surviving Company and PARTY B shall indemnify and hold harmless, each trustee, director and officer of Keystone or any of the Keystone Subsidiaries (the "Indemnified Parties"), as and to the same extent as such Indemnified Parties are indemnified by Keystone or the Keystone Subsidiaries as of the date hereof. Any Indemnified Party wishing to claim indemnification under this Section 4.10, upon learning of any such claim, action, suit, demand, proceeding or investigation, shall notify Keystone and, after the Effective Time, the Surviving Company and PARTY B, promptly thereof; provided that the failure to so notify shall not affect the obligations of Keystone, the Surviving Company and PARTY B except to the extent such failure to notify materially prejudices such party.

        (b)   PARTY B and Merger Sub agree that all rights to indemnification existing in favor of, and all limitations of the personal liability of, the trustees, directors and officers of Keystone and the Keystone Subsidiaries provided for in the Keystone Declaration of Trust or Keystone Bylaws or Keystone OP Agreement, as in effect as of the date hereof, with respect to matters occurring prior to the Effective Time, including the Mergers, shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims (each a "Claim") asserted or made within such period shall continue until the disposition of such Claim. Prior to the Effective Time, Keystone shall purchase an extended reporting period endorsement under Keystone's existing directors' and officers' liability insurance coverage for Keystone's directors and officers, in a form reasonably acceptable to Keystone, which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable on the whole to the insured persons than, the directors' and officers' liability insurance coverage presently maintained by Keystone, so long as such endorsement is available for no more than $550,000; provided that if such endorsement is not available for no more than $550,000 then Keystone shall purchase an endorsement in an amount and scope as great as can be obtained for $550,000.

        (c)   This Section 4.10 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of PARTY B, Keystone and the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 4.10.

        (d)   In the event that PARTY B or the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or Surviving Company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of PARTY B and the Surviving Company, as the case may be, assume the obligations set forth in this Section 4.10.

        Section 4.11.    Assistance.    From and after the date of this Agreement, if PARTY B requests, Keystone and the Keystone Subsidiaries shall cooperate, and shall use their commercially reasonable efforts to cause Keystone's attorneys, accountants, investment bankers and financial advisors and other representatives to cooperate, in all reasonable respects in connection with any financing efforts (including, without limitation, the refinancing or assumption of existing indebtedness) of PARTY B or its Affiliates (including providing reasonable assistance in the preparation of one or more offering circulars, private placement memoranda, registration statements or other offering documents relating to debt or equity financing) and any other filings that may be made by PARTY B or its Affiliates, including, if applicable, with the SEC, all at the sole expense of PARTY B (or its Affiliates). Keystone shall reasonably cooperate with PARTY B and the Merger Sub in obtaining surveys, title commitments or policies, engineering reports, environmental reports and appraisals with respect to the Keystone Properties (it being understood that such activities shall be conducted at PARTY B's expense).

        Section 4.12.    Proxy Solicitor.    Keystone shall engage a nationally recognized proxy solicitor to assist in the solicitation of proxies from shareholders relating to the Keystone Shareholder Approval and the approval of the Common Unit Holders in connection with the Keystone Partner Approval.

        Section 4.13.    Resignations.    Upon the written request of PARTY B, (i) Keystone shall cause any or all of the directors (or persons occupying similar positions in any limited liability company or other entity) and/or officers of each Keystone Subsidiary to resign or be removed or, as to officers, to resign or be terminated, effective as of the Closing, and (ii) if Keystone or any of its affiliated entities has the right to appoint any director (or person occupying a similar position in any limited liability company or other entity) or to cause the resignation or termination of any officer of any other entity in which Keystone (directly or indirectly) owns an equity interest, Keystone shall cause, effective as of the Closing, such director to resign or to be removed and/or such officer to resign or be terminated.

        Section 4.14.    Keystone Series D Unit Redemption.    Unless the consent of the holders of the Series D Units to the Partnership Merger has been obtained, Keystone OP shall provide written notice of redemption of the Keystone Series D Units to the holders of such units 30 days prior to the earliest date upon which the Keystone Series D Units may be redeemed in accordance with the terms of the Partnership Unit Designation of the Series D Units (the "Redemption Date") and shall redeem the Keystone Series D Units on the Redemption Date.

        Section 4.15.    Appointment to ProLogis' Board of Trustees.    ProLogis will offer Jeffrey E. Kelter a seat on the ProLogis Board of Trustees as a Class III Trustee at the later to occur of the first regularly scheduled board meeting after the Effective Time of the final Merger and September 23, 2004, subject to Mr. Kelter entering into a mutually acceptable agreement with ProLogis that will require his resignation upon terms and conditions to be mutually agreed upon by the parties thereto. ProLogis will cause Mr. Kelter to be nominated as a Class III trustee at the next annual meeting of the ProLogis Shareholders.

        Section 4.16.    Registration Rights Agreements.    Immediately following the Effective Time, ProLogis shall cause ProLogis to be substituted for Keystone or the Surviving Company with respect to each agreement listed on Schedule 2.1(c)(iii)(C) of the Keystone Disclosure Letter.

        Section 4.17.    Indemnification.

        (a)   Each ProLogis Party, jointly and severally, hereby irrevocably and unconditionally agrees to pay, reimburse, indemnify and hold harmless Keystone and its Affiliates, and its and their officers, directors, agents and employees (collectively, the "Indemnified Parties"), from and against any and all claims, demands, actions and causes of action based on any assertion by a holder of Keystone Preferred Shares that the proposed plan to cause, or the consummation of, the liquidation contemplated by Section 1.7(g) is contrary to the rights of such holder of Keystone Preferred Shares under the Keystone Declaration of Trust (each, a "Claim"), and any losses, damages, liabilities, costs, expenses and disbursements (including legal fees and expenses), payable as incurred by the Indemnified Party, reasonably incurred in defending or settling any such Claim or in paying any judgment with respect to any such Claim.

        (b)   Any Indemnified Party against whom any Claim is asserted shall give the ProLogis Parties written notice promptly after learning thereof. The Indemnified Party shall conduct and control the defense of the Claim for the account and the risk, and at the expense, of the ProLogis Parties; provided, that the ProLogis Parties shall, subject to the approval of Keystone (such approval not to be unreasonably withheld or delayed), select the legal counsel (which shall have a national reputation) to represent the Indemnified Parties in connection with such Claim; and provided further, that the ProLogis Parties shall be kept informed of and allowed to participate in the defense of the Claim. Failure to give prompt notice of a Claim shall not affect the ProLogis Parties' obligations hereunder, except to the extent that the ProLogis Parties are materially prejudiced by such failure to give prompt notice. If the Indemnified Party fails to initiate the defense of such Claim on a timely basis, or thereafter fails after reasonable notice to defend the Claim with commercially reasonable vigor and effectiveness, the ProLogis Parties will (upon notice to the Indemnified Party) have the right to undertake the defense, compromise or settlement of such claim on their own behalf and for their own account and risk, and at their own expense.

        (c)   Anything in this Agreement to the contrary notwithstanding, no Indemnified Party shall settle any Claim without the prior written consent of the ProLogis Parties, such consent not to be unreasonably withheld or delayed.

        (d)   The parties agree that the existence of any Claim or order, legal restraint or prohibition resulting from or arising out of any Claim shall not constitute or contribute to a breach or failure of any representation or warranty, covenant, agreement or condition in this Agreement.

        Section 4.18.    Sarbanes-Oxley Act Compliance.    Mexico shall continue its existing and planned efforts to comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations adopted by the SEC thereunder, including preparing appropriate controls, procedures and documentation to comply with Section 404 of the Sarbanes-Oxley Act and Item 308 of Regulation S-K promulgated thereunder.

ARTICLE V

CONDITIONS PRECEDENT

        Section 5.1.    Conditions to Each Party's Obligation to Effect the Mergers.    The respective obligations of the parties to this Agreement to effect the Mergers and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)    Shareholder Approval.    The Keystone Shareholder Approval shall have been obtained.

          (b)    Partner Approval.    The Keystone Partner Approval shall have been obtained.

          (c)    Series D Unit Approval.    Either (i) the consent or vote in favor of the Partnership Merger by the holders of the Series D Units shall have been obtained or (ii) the Series D Units shall have been redeemed in accordance with Section 4.14.

          (d)    No Injunctions or Restraints.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions or agreements contemplated by the Transaction Documents shall be in effect.

          (e)    Other Approvals.    All consents, approvals, permits and authorizations required to be obtained from any Governmental Entity as indicated in Schedule 2.1(d)(iii) of the Keystone

  Disclosure Letter in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby shall have been made or obtained (as the case may be).

        Section 5.2.    Conditions to Obligations of ProLogis Parties.    The obligations of the ProLogis Parties to effect the Mergers and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are further subject to the following conditions, any one or more of which may be waived by PARTY B, Merger Sub and Partnership Merger Sub:

          (a)    Representations and Warranties.    The representations and warranties of Keystone and Keystone OP set forth in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date (except (x) for such changes resulting from actions permitted under Section 3.1 and (y) to the extent any representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality, Keystone Material Adverse Effect or any similar qualification or limitation), in the aggregate, would not or would not reasonably be likely to have a Keystone Material Adverse Effect, and PARTY B shall have received a certificate signed on behalf of Keystone by the Chief Executive Officer and the Chief Financial Officer of Keystone to such effect.

          (b)    Performance of Covenants and Obligations of Keystone.    Keystone OP and Keystone shall have performed in all material respects all covenants and obligations required to be performed by them under this Agreement at or prior to the Effective Time, and PARTY B shall have received a certificate signed on behalf of Keystone by the Chief Executive Officer and the Chief Financial Officer of Keystone to such effect.

          (c)    Material Adverse Change.    Since the date of this Agreement, there shall have occurred no changes, events or circumstances which, individually or in the aggregate, constitute a Keystone Material Adverse Effect. PARTY B shall have received a certificate signed on behalf of Keystone by the Chief Executive Officer and the Chief Financial Officer of Keystone to such effect.

          (d)    Opinion Relating to REIT and Partnership Status.    PARTY B shall have received an opinion dated as of the Closing Date of Clifford Chance US LLP, in a form and substance reasonably satisfactory to PARTY B, regarding the qualification of Keystone as a REIT under the Code through the Effective Date and the classification of Keystone OP as a partnership and not as an association taxable as a corporation for Federal income tax purposes. For purposes of such opinion, Clifford Chance US LLP may rely on (in addition to customary exceptions, qualifications, assumptions and representations for opinions of this type) assumptions to the effect that (A) the REIT Merger will be treated for Federal income tax purposes in the manner described in Section 4.5(b) hereof, (B) Keystone will satisfy its REIT distribution requirements for its final taxable year and (C) no action will be taken following the REIT Merger that is inconsistent with Keystone's status as a REIT for any period prior to the Mergers. Counsel to ProLogis may rely on the foregoing opinion in rendering opinions as to the REIT status of ProLogis if ProLogis owns greater than 10% of the shares of Keystone as of 30 days after the end of any calendar quarter.

          (e)    Consents.    All necessary consents and waivers from third parties set forth in Schedule 5.2(e) of the Keystone Disclosure Letter in connection with the consummation of the Mergers and the other transactions contemplated by the Transaction Documents shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Keystone Material Adverse Effect.

          (f)    Purchase of Keystone Realty Services' Capital Interests.    PARTY B or an Affiliate of PARTY B shall have consummated its purchase of at least 70% of the voting power of Keystone Realty Services, Inc.

        Section 5.3.    Conditions to Obligations of Keystone or Keystone OP.    The obligations of Keystone OP and Keystone to effect the Mergers and to consummate the other transactions contemplated by the Transaction Documents on the Closing Date are further subject to the following conditions, any one or more of which may be waived by Keystone or Keystone OP:

          (a)    Representations and Warranties.    The representations and warranties of PARTY B, Merger Sub and Partnership Merger Sub set forth in this Agreement shall be true and correct on and as of the Closing Date, as though made on and as of the Closing Date (except (x) for such changes resulting from actions permitted under Section 3.2 and (y) to the extent any representation or warranty is expressly limited by its terms to another date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality, PARTY B Material Adverse Effect or any similar qualification or limitation), in the aggregate, would not or would not reasonably be likely to have a PARTY B Material Adverse Effect, and Keystone shall have received a certificate signed on behalf of PARTY B by the Chief Executive Officer and the Chief Financial Officer of PARTY B to such effect.

          (b)    Performance of Covenants or Obligations of PARTY B, PARTY B OP, Merger Sub and Partnership Merger Sub.    PARTY B, Merger Sub and Partnership Merger Sub shall have performed in all material respects all covenants and obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Keystone shall have received a certificate signed on behalf of ProLogis by the Chief Executive Officer and the Chief Financial Officer of ProLogis to such effect.

          (c)    Material Adverse Change.    Since the date of this Agreement, there shall have occurred no change, events or circumstances which, individually or in the aggregate, would have a ProLogis Material Adverse Effect. Keystone shall have received a certificate signed on behalf of ProLogis by the Chief Executive Officer and Chief Financial Officer of ProLogis to such effect.

          (d)    Opinion Relating to REIT and Partnership Status.    The Contributing OP Unit Holders shall have received an opinion addressed to the Continuing OP Unit Holders and the holders of Keystone Preferred Shares, dated as of the Closing Date, of Mayer, Brown, Rowe & Maw LLP, in a form and substance reasonably satisfactory to Keystone, regarding the qualification of ProLogis as a REIT under the Code and the classification of Newco I as a partnership and not as an association taxable as a corporation for Federal income tax purposes. For purposes of such opinion, Mayer, Brown, Rowe & Maw LLP may rely on customary exceptions, qualifications, assumptions and representations for opinions of this type.

          (e)    Newco I Partnership Agreement.    The Agreement of Limited Partnership of Newco I, with only such changes from the form attached as Exhibit A hereto as (1) have been approved by Keystone and the Contributing OP Unit Holders or (2) that do not, and would not reasonably be expected to, adversely affect the Contributing OP Unit Holders shall be in effect as the partnership agreement of Newco I.

ARTICLE VI

BOARD ACTIONS

        Section 6.1.    Board Actions.    Notwithstanding Section 4.6 or any other provision of this Agreement to the contrary, to the extent the Board of Trustees of Keystone determines that its fiduciary duties under Law so require, as determined by such Board in good faith after consultation with outside counsel, Keystone may:

          (a)   disclose to its shareholders any information required to be disclosed under applicable Law;

          (b)   to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction; provided, however, that neither Keystone nor its Board of Trustees shall be permitted to approve or recommend a Competing Transaction which is not a Superior Competing Transaction;

          (c)   if it receives a proposal for a Competing Transaction (that was not solicited, encouraged or facilitated in violation of Section 4.6), (x) furnish non-public information with respect to Keystone, Keystone OP and the Keystone Subsidiaries to the Person who made such proposal (provided that Keystone (i) has previously or concurrently furnished such information to PARTY B and (ii) shall furnish such information pursuant to a confidentiality agreement which is at least as favorable to Keystone as the Confidentiality Agreement) and (y) contact such third party and its advisors solely for the purpose of clarifying the proposal and any material contingencies and the capability of consummation, so as to determine whether the proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction;

          (d)   if its Board of Trustees determines in good faith (after consulting with its outside counsel and financial advisors) that a proposal for a Competing Transaction (which proposal was not solicited, encouraged or facilitated in violation of Section 4.6) is reasonably likely to lead to a Superior Competing Transaction, continue to furnish non-public information and participate in negotiations regarding such proposal; provided, however, that not fewer than 24 hours prior to any determination by Keystone's Board of Trustees that the proposal for a Competing Transaction is reasonably likely to lead to a Superior Competing Transaction, PARTY B shall be notified orally and in writing of Keystone's Board's intention to take such action and Keystone shall negotiate in good faith with PARTY B concerning any such new proposal by PARTY B prior to the expiration of such 24-hour period; provided further that Keystone shall promptly notify PARTY B if the Keystone Board of Trustees determines that a Competing Proposal is not, and is unlikely to become, a Superior Competing Transaction; and

          (e)   approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement and the Mergers) a Superior Competing Transaction or enter into an agreement with respect to such Superior Competing Transaction.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        Section 7.1.    Termination.    This Agreement may be terminated at any time prior to the Effective Time of the Partnership Merger whether before or after the Keystone Shareholder Approval is obtained:

          (a)   by mutual written consent duly authorized by the Boards of Trustees of Keystone and the sole General Partner of PARTY B;

          (b)   by PARTY B, upon a breach of any representation, warranty, covenant or agreement on the part of Keystone or Keystone OP set forth in this Agreement, or if any representation or warranty of Keystone shall have become untrue, in either case such that the conditions set forth in Section 5.2(a) or (b), as the case may be, would be incapable of being satisfied by October 31, 2004 (the "Termination Date");

          (c)   by Keystone, upon a breach of any representation, warranty, covenant or agreement on the part of the ProLogis Parties set forth in this Agreement, or if any representation or warranty of the ProLogis Parties shall have become untrue, in either case such that the conditions set forth in Section 5.3(a) or (b), as the case may be, would be incapable of being satisfied by the Termination Date;

          (d)   by either PARTY B or Keystone, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Mergers shall have become final and nonappealable;

          (e)   by either PARTY B or Keystone, if the Mergers shall not have been consummated before the Termination Date; provided, however, that a party that has materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(e);

          (f)    by PARTY B or Keystone if, upon a vote at a duly held Keystone Shareholder Meeting or any adjournment thereof, the Keystone Shareholder Approval shall not have been obtained, as contemplated by Section 4.1(a), or if the Keystone Partner Approval shall not have been obtained, as contemplated by Section 4.2;

          (g)   by Keystone, if the Board of Trustees of Keystone or any committee thereof shall have withdrawn its recommendation of the Mergers or this Agreement in connection with, or approved or recommended, a Superior Competing Transaction in accordance with the provisions of Section 6.1 and has paid, or has agreed in writing to pay, the PARTY B Break-Up Fee and PARTY B Expenses in accordance with this Agreement; or

          (h)   by PARTY B, if (i) prior to the Keystone Shareholder Meeting the Board of Trustees of Keystone or any committee thereof shall have withdrawn or modified in any manner adverse to PARTY B its approval or recommendation of the Mergers or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction, (ii) Keystone or Keystone OP shall have entered into any agreement with respect to any Superior Competing Transaction or (iii) the Board of Trustees of Keystone or any committee thereof shall have resolved to do any of the foregoing.

        The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Affiliate of any such party or any of their respective officers, directors or trustees, whether prior to or after the execution of this Agreement. A terminating party shall provide written notice of termination to the other parties specifying with particularity the reason for such termination. If more than one provision in this Section 7.1 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in this Section 7.1 for any such termination.

        Section 7.2.    Expenses.

        (a)   Except as otherwise specified in this Section 7.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement, the Mergers and the other transactions contemplated hereby shall be paid by the party incurring such cost or expense.

        (b)   Keystone agrees that if this Agreement shall be terminated pursuant to (A) Section 7.1(b), then Keystone will pay to PARTY B, or as directed by PARTY B, an amount equal to the PARTY B Break-Up Expenses (as defined herein) or (B) Section 7.1(g) or 7.1(h), then Keystone will pay to PARTY B, or as directed by PARTY B, an amount equal to the PARTY B Break-Up Fee (as defined herein); provided, that in either case, such amount shall be paid promptly, but in no event later than two business days after such termination. Keystone also agrees that if this Agreement is terminated pursuant to Section 7.1(b) or 7.1(f) and (A) after the date hereof and prior to such termination, a Person (or any representative of such Person) has made any inquiry or proposal relating to a Competing Transaction and (B) within one year of any such termination Keystone or Keystone OP shall consummate a Competing Transaction, in the case of a termination pursuant to Section 7.1(b), with any Person, and in the case of a termination pursuant to Section 7.1(f), with such Person or its Affiliates, then, Keystone shall pay to ProLogis, or as directed by ProLogis, an amount equal to the PARTY B Break-Up Fee less any PARTY B Break-Up Expenses previously paid. Payment of any of such amounts shall be made, as directed by ProLogis, by wire transfer of immediately available funds promptly, but in no event later than two business days after the amount is due as provided herein. For purposes of this Agreement, the "PARTY B Break-Up Fee" shall be an amount equal to $27,000,000. For purposes of this Agreement, the "PARTY B Break-Up Expenses" shall be an amount equal to PARTY B's out-of-pocket expenses incurred in connection with this Agreement and the other transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $2,500,000.

        (c)   If this Agreement shall be terminated pursuant to Section 7.1(c), then PARTY B thereupon shall be liable to pay to Keystone in an amount equal to Keystone out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses), but in no event in an amount greater than $2,500,000.

        (d)   The foregoing provisions of this Section 7.2 have been agreed to by each of the parties hereto in order to induce the other parties to enter into this Agreement and to consummate the Mergers and the other transactions contemplated by this Agreement, it being agreed and acknowledged by each of them that the execution of this Agreement by them constitutes full and reasonable consideration for such provisions.

        (e)   In the event that either PARTY B or Keystone is required to file suit to seek all or a portion of the amounts payable under this Section 7.2, and such party prevails in such litigation, such party shall be entitled to all expenses, including attorneys' fees and expenses, which it has incurred in enforcing its rights under this Section 7.2.

        Section 7.3.    Effect of Termination.    In the event of termination of this Agreement by either Keystone or PARTY B as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of PARTY B or Keystone, other than the penultimate sentence of Section 4.3, Section 4.17, Section 7.2, this Section 7.3 and Article VIII and except to the extent that such termination results from a willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or a failure or refusal by such party to consummate the transactions contemplated hereby when such party was obligated to do so in accordance with the terms hereof.

        Section 7.4.    Amendment.    This Agreement may be amended by the parties in writing by action of their respective Boards of Trustees or Boards of Directors, as applicable, at any time before or after the Keystone Shareholder Approval is obtained and prior to the filing of the REIT Articles of Merger for the REIT Merger with the State Department of Assessments and Taxation of Maryland and the Secretary of State of Delaware, as applicable; provided, however, that, after the Keystone Shareholder Approval is obtained, no such amendment, modification or supplement shall alter the amount or change the form of the Merger Consideration to be delivered to Keystone's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect Keystone's shareholders.

        Section 7.5.    Extension; Waiver.    At any time prior to the Effective Time, each of Keystone and PARTY B may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the provisions of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII

GENERAL PROVISIONS

        Section 8.1.    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

        Section 8.2.    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)   if to any ProLogis Party other than a Venture Partner, to:

    ProLogis
    14100 East 35th Place
    Aurora, Colorado 80011
    Attn: General Counsel
    Fax: (303) 576-2761

    with a copy to:

    Mayer, Brown, Rowe & Maw LLP
    190 S. LaSalle Street
    Chicago, Illinois 60603
    Attn: Michael T. Blair, Esq.
    Fax: (312) 706-8108

          (b)   if to a Venture Partner, to such Venture Partner:

    c/o Eaton Vance Management
    255 State Street
    Boston, Massachussetts 02109
    Attn: Alan Dynner
    Fax: (617) 598-0432

    with a copy to:

    Goulston & Storrs, P.C.
    400 Atlanta Avenue
    Boston, Massachussetts 02110
    Attn: Donald L. Shulman, Esq.
    Fax: (617) 574-4112

          (c)   if to Keystone or Keystone OP, to:

    Keystone Property Trust
    200 Four Falls, Suite 208
    West Conshohocken, Pennsylvania 19428
    Attn: General Counsel
    Fax: (484) 530-0131

    with a copy to:

    Clifford Chance US LLP
    200 Park Avenue
    New York, New York 10166
    Attn: Robert E. King, Jr., Esq. or
               Kathleen L. Werner, Esq.
    Fax: (212) 878-8375

        Section 8.3.    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" is used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        Section 8.4.    Counterparts.    This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        Section 8.5.    Entire Agreement; No Third-Party Beneficiaries.    This Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the transactions (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (ii) except for the provisions of Article I and Sections 4.9, 4.10, 4.15 and 4.17 are not intended to confer upon any Person other than the parties hereto any rights or remedies.

        Section 8.6.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE MERGERS AND OTHER TRANSACTIONS CONTEMPLATED HEREBY ARE REQUIRED TO BE GOVERNED BY THE MRL, THE DLLCA OR THE DRULPA.

        Section 8.7.    Guarantees.    ProLogis and each of the Venture Partners hereby jointly and severally guarantee the performance of each of the obligations (financial or otherwise) of PARTY B, Merger Sub and Partnership Merger Sub under this Agreement including, without limitation, any obligation which by its terms contemplates performance after the Effective Time.

        Section 8.8.    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that PARTY B, Merger Sub and Partnership Merger Sub may transfer to their Affiliates without the consent of Keystone or Keystone OP; provided that each of ProLogis, Venture Partner and PARTY B continues to be jointly and severally liable for the performance of all of the obligations and payments to be made by ProLogis, Venture Partner and PARTY B and its Affiliates and such assignees hereunder if and only to the extent that such assignees do not timely perform such obligations in all respects. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 8.9.    Enforcement.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland or in any Maryland State court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (i) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any Federal court located in the State of Maryland or any Maryland State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

        Section 8.10.    Exhibits; Disclosure Letter.    All Exhibits referred to herein and in the Keystone Disclosure Letter are intended to be and hereby are specifically made a part of this Agreement.

ARTICLE IX

CERTAIN DEFINITIONS

        Section 9.1.    Certain Definitions.

        "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Financing" means equity and debt financing that will be sufficient to fund the Merger Consideration.

        "Keystone Employee Benefit Plans" means all "employee benefit plans," as defined in Section 3(3) of ERISA, Keystone Pension Plans and all other employee compensation and benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, consulting or other compensation agreements, retirement, deferred compensation, bonus (including, without limitation, any retention bonus plan), long-term incentive, stock option, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs maintained by Keystone or any of the Keystone Subsidiaries or with respect to which Keystone or any of the Keystone Subsidiaries has any liability.

        "Keystone Subsidiary" means Keystone OP and each other Subsidiary (as defined herein) of Keystone.

        "Knowledge" where used herein with respect to Keystone and any Keystone Subsidiary shall mean the actual (and not constructive or imputed) knowledge of the persons named in Schedule 9.1 of the Keystone Disclosure Letter.

        "Law" means any statute, law, common law, regulation, rule, order, decree, code, judgment, ordinance or any other applicable requirement of any Governmental Entity applicable to PARTY B or Keystone or any of their respective Subsidiaries.

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity (excluding the entities defined as Keystone Joint Ventures) of which such

Person (either directly or through or together with another Subsidiary of such Person) owns either (A) a general partner, managing member or other similar interest or (B) 50% or more of the voting stock, value of or other equity interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture or other legal entity.

        "Tax" or "Taxes" Tax shall mean any Federal, state, local and foreign income, gross receipts, license, withholding, property, recording, stamp, transfer, sales, use, franchise, employment, payroll, excise, environmental and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions thereto.

        "Tax Protection Agreement" shall mean any agreement, oral or written, (A) that has as one of its purposes to permit a Person to take the position that such Person could defer Federal taxable income that otherwise might have been recognized upon a transfer of property to Keystone OP or any other Keystone Subsidiary or any Keystone Joint Venture that is treated as a partnership for Federal income tax purposes, and that (i) prohibits or restricts in any manner the disposition of any assets of Keystone, any Keystone Subsidiary or any Keystone Joint Venture, (ii) requires that Keystone, any Keystone Subsidiary or any Keystone Joint Venture maintain, put in place, or replace indebtedness, whether or not secured by one or more of the Keystone Properties, or (iii) requires that Keystone, any Keystone Subsidiary or any Keystone Joint Venture offer to any Person at any time the opportunity to guarantee or otherwise assume, directly or indirectly (including, without limitation, through a "deficit restoration obligation," guarantee (including, without limitation, a "bottom" guarantee), indemnification agreement or other similar arrangement), the risk of loss for Federal income tax purposes for indebtedness or other liabilities of Keystone, any Keystone Subsidiary or any Keystone Joint Venture, (B) that specifies or relates to a method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets of Keystone, a Keystone Subsidiary or a Keystone Joint Venture, or (C) that requires a particular method for allocating one or more liabilities of Keystone, any Keystone Subsidiary or any Keystone Joint Venture under Section 752 of the Code.

        "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Value" when referring to the Newco I Common Units to be issued to holders of Keystone Common Units as consideration in the Partnership Merger shall mean the average closing price of the common shares of ProLogis on the New York Stock Exchange for the 20 trading days ending on and including the last full trading day prior to the date of the Keystone Shareholder Meeting, and one Newco I Common Unit shall be deemed to be equivalent to one ProLogis common share.

        "Voting Debt" shall mean bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of equity interests in Keystone, any Keystone Subsidiary, PARTY B or Merger Sub, as applicable, may vote.

[Signatures begin on the next page.]

        IN WITNESS WHEREOF, PARTY B, MERGER SUB, PARTNERSHIP MERGER SUB, PROLOGIS, NEWCO I, BRC I, BRC II, BRC III, BRC IV, KEYSTONE and KEYSTONE OP have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PROLOGIS SIX RIVERS LIMITED PARTNERSHIP
By:	/s/ EDWARD S. NEKRITZ Name: Edward S. Nekritz Title: Authorized Signatory
SIX RIVERS REIT MERGER SUB LLC
By:	/s/ EDWARD S. NEKRITZ Name: Edward S. Nekritz Title: Authorized Signatory
SIX RIVERS PARTNERSHIP MERGER SUB L.P.
By:	/s/ EDWARD S. NEKRITZ Name: Edward S. Nekritz Title: Authorized Signatory
PROLOGIS
By:	/s/ EDWARD S. NEKRITZ Name: Edward S. Nekritz Title: Managing Director and General Counsel
PROLOGIS FRASER, L.P.
By:	/s/ EDWARD S. NEKRITZ Name: Edward S. Nekritz Title: Authorized Signatory

BELAIR REAL ESTATE CORP.
By:	/s/ WILLIAM R. CROSS Name: William R. Cross Title: Vice President
BELCREST REALTY CORP.
By:	/s/ WILLIAM R. CROSS Name: William R. Cross Title: Vice President
BELMAR REALTY CORP.
By:	/s/ WILLIAM R. CROSS Name: William R. Cross Title: Vice President
BELROSE REALTY CORP.
By:	/s/ WILLIAM R. CROSS Name: William R. Cross Title: Vice President
KEYSTONE OPERATING PARTNERSHIP, L.P.
By:	/s/ ROBERT F. SAVAGE Name: Robert F. Savage Title: Executive Vice President and Chief Operating Officer
KEYSTONE PROPERTY TRUST
By:	/s/ ROBERT F. SAVAGE Name: Robert F. Savage Title: Executive Vice President and Chief Operating Officer

Exhibit B-1

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

May 3, 2004

Board of Trustees
Keystone Property Trust
200 Four Falls Corporate Center
Suite 208
West Conshohocken, PA 19428

Members of the Board of Trustees:

        Keystone Property Trust, a Maryland statutory real estate investment trust (the "Company"), ProLogis Six Rivers Limited Partnership, a Delaware limited partnership (the "Acquiror"), Six Rivers REIT Merger Sub LLC, a Delaware limited liability company, whose sole member is the Acquiror ("Merger Sub"), Six Rivers Partnership Merger Sub L.P., a Delaware limited partnership, whose sole general partner is Merger Sub ("Partnership Merger Sub"), ProLogis, a Maryland real estate investment trust ("ProLogis"), ProLogis Fraser, L.P., a Delaware limited partnership whose sole general partner is ProLogis Fraser GP LLC ("Newco I"), Belair Real Estate Corp. a Delaware corporation ("BRC I"), Belcrest Realty Corp., a Delaware corporation ("BRC II"), Belmar Realty Corp., a Delaware corporation ("BRC III'), Belrose Realty Corp., a Delaware corporation ("BRC IV" and, together with BRC I, BRC II and BRC III, being the "Venture Partners"; and the Venture Partners, together with ProLogis, the Acquiror, Merger Sub, Newco I and Partnership Merger Sub, being the "Acquiror Parties") and Keystone Operating Partnership, L.P., a Delaware limited partnership, whose sole general partner is the Company (the "Keystone OP"), propose to enter into an Agreement and Plan of Merger, dated as of May 3, 2004 (the "Agreement"), pursuant to which (i) Merger Sub would be merged with and into the Company in a merger (the "REIT Merger"), pursuant to which each issued and outstanding common share of beneficial interest of the Company, par value $0.001 (a "Company Common Share"), other than any Company Common Shares held in treasury, would be converted into the right to receive $23.80 per Company Common Share in cash (the "Consideration") and (ii) immediately prior to the REIT Merger, Partnership Merger Sub would be merged with and into Keystone OP in a merger (the "Partnership Merger"), pursuant to which holders of common units of limited partner interests in Keystone OP may elect, on the terms and conditions contained therein, to receive common units of limited partner interest in Newco I or cash.

        You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Common Shares pursuant to the REIT Merger is fair from a financial point of view to such holders, other than the Acquiror Parties and their respective affiliates.

B1-1

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company;

  (3)
  Conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses 1 and 2 above;

  (4)
  Reviewed the market prices and valuation multiples for the Company Common Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (5)
  Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6)
  Compared the proposed financial terms of the REIT Merger with the financial terms of certain other transactions that we deemed to be relevant;

  (7)
  Participated in certain discussions and negotiations among representatives of the Company, and ProLogis and Eaton Vance Corp., an affiliate of the Venture Partners ("EVC"), and their financial and legal advisors;

  (8)
  Reviewed the Agreement; and

  (9)
  Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management as to the expected future financial performance of the Company.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof.

        In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Trustees to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

        We are acting as financial advisor to the Company in connection with the REIT Merger and the Partnership Merger and will receive a fee from the Company for our services, which is contingent upon the consummation of the REIT Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently providing advisory and underwriting services to EVC in connection with financing transactions for EVC and its affiliates and have, in the past, provided financial advisory and financing services to each of the Company, ProLogis and EVC and/or their respective affiliates and may continue to do so and have received, and may receive, fees

B1-2

for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the Company Common Shares and other securities of the Company, as well as securities of ProLogis and EVC, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Trustees of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the REIT Merger and does not constitute a recommendation to any holder of Company Common Shares as to how such holder should vote on the proposed REIT Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company or the Keystone OP, other than the holders of the Company Common Shares.

        On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Common Shares pursuant to the REIT Merger is fair from a financial point of view to the holders of such shares, other than the Acquiror Parties and their respective affiliates.

Very truly yours,
/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

B1-3

Exhibit B-2

Opinion of Deutsche Bank Securities Inc.

May 3, 2004

Board of Trustees
Keystone Property Trust
200 Four Falls, Suite 208
West Conshohocken, PA 19428

Members of the Board:

        Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to Keystone Property Trust ("Keystone" or the "Company") in connection with the proposed transaction involving Keystone and a joint-venture of ProLogis and Eaton Vance Management pursuant to the Agreement and Plan of Merger, dated as of May 3, 2004 (the "Merger Agreement"), by and among the Company, Keystone Operating Partnership, L.P. (the "Company OP"), ProLogis Six Rivers Limited Partnership (the "Joint-Venture"), Six Rivers REIT Merger Sub LLC ("Merger Sub"), a Delaware limited liability company whose sole member is the Joint-Venture, Six Rivers Partnership Merger Sub L.P. ("Partnership Merger Sub"), a Delaware limited partnership whose sole general partner is Merger Sub, ProLogis Fraser L.P. ("Newco I"), an affiliate of the Joint-Venture, and certain other parties affiliated with the Joint-Venture, which provides, among other things, for the merger of Merger Sub with and into the Company and the merger of Partnership Merger Sub with and into the Company OP (together, the "Transaction"), as a result of which the Company will become a wholly-owned subsidiary of the Joint-Venture and the Company OP will become a wholly-owned subsidiary of the Company. As set forth more fully in the Merger Agreement, as a result of the Transaction, each outstanding common share of beneficial interest, par value $.001 per share, of the Company (the "Company Common Shares") will be converted into the right to receive $23.80 in cash (the "Company Common Share Merger Consideration"), and each outstanding common unit of limited partner interest in the Company OP shall be converted into the right to elect to receive either $23.80 in cash or common units of limited partner interest in Newco I. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

        You have requested Deutsche Bank's opinion, as investment bankers, as to the fairness, from a financial point of view, of the Company Common Share Merger Consideration to the holders of the Company Common Shares.

        In connection with Deutsche Bank's role as financial advisor to Keystone, and in arriving at its opinion, Deutsche Bank has reviewed certain publicly available financial and other information concerning Keystone and certain internal analyses and other information furnished to it by the Company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for the Company Common Shares, (ii) compared certain financial and stock market information for Keystone with similar information for certain companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations, which it deemed comparable in whole or in part, (iv) reviewed the terms of the Merger Agreement, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

B2-1

        Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Keystone, including, without limitation, any financial information, forecasts or projections considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Keystone. With respect to the financial forecasts and projections made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Keystone as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof. In rendering its opinion, Deutsche Bank has not been asked or authorized by the Company or the Company's Board of Trustees to solicit, and Deutsche Bank has not solicited, interests from any party with respect to the acquisition of all or any portion of the Company.

        For purposes of rendering its opinion, Deutsche Bank has assumed that, in all respects material to its analysis, the representations and warranties of Keystone and each of the other parties to the Merger Agreement contained in the Merger Agreement are true and correct, Keystone and each of the other parties to the Merger Agreement will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of Keystone and each of the other parties to the Merger Agreement to consummate the Transaction will be satisfied without any waiver or modification thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which any of Keystone or any of the other parties to the Merger Agreement is a party or is subject or by which it is bound, no limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an adverse effect on Keystone or any of the other parties to the Merger Agreement.

        This opinion is addressed to, and for the use and benefit of, the Board of Trustees of Keystone and is not a recommendation to either the shareholders of Keystone or the unit holders of the Company OP to approve the Transaction. This opinion is limited to the fairness of the Company Common Share Merger Consideration, from a financial point of view, to the holders of the Company Common Shares, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by Keystone to engage in the Transaction. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any consideration of, the holders of any class of securities, creditors or other constituencies of the Company or the Company OP, including the holders of limited partner interests in the Company OP, other than the holders of the Company Common Shares.

        Deutsche Bank will be paid a fee for its services as financial advisor to Keystone in connection with the Transaction, a substantial portion of which is contingent upon consummation of the Transaction. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Keystone, ProLogis and Eaton Vance Management and their affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

B2-2

        Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Company Common Share Merger Consideration is fair, from a financial point of view, to the holders of Company Common Shares.

Very truly yours,
/s/ Deutsche Bank Securities Inc. DEUTSCHE BANK SECURITIES INC.

B2-3

Exhibit C

Form of Voting Agreement

        This Voting Agreement (this "Agreement"), dated as of May    , 2004, between                         ("Holder") and ProLogis Six Rivers Limited Partnership, a Delaware limited partnership ("Purchaser").

        WHEREAS, Purchaser and Keystone Property Trust, a Maryland real estate investment trust ("Keystone"), among others, are parties to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, pursuant to which the parties thereto shall cause, among other things, Merger Sub to merge with and into Keystone and shall cause Partnership Merger Sub to merge with and into Keystone Operating Partnership, L.P., ("Keystone OP"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

        WHEREAS, in order to induce Purchaser to enter into the Merger Agreement, Purchaser has requested, and Holder has agreed, that Holder enter into this Agreement; and

        WHEREAS, capitalized terms used herein and not otherwise defined, shall have the meanings ascribed to such terms in the Merger Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

          1.     During the period beginning on the date hereof and ending on the earlier of (i) the Effective Time and (ii) the date of termination of the Merger Agreement in accordance with its terms (the "Agreement Period"), Holder agrees to vote (at a meeting or by written consent or other action) (each, a "Vote") any and all Keystone Common Shares or Keystone Common Units, including any securities or options exchangeable or convertible into any of the above, or any capital stock or other securities of Keystone or Keystone OP, in each case, as set forth opposite Holder's name on Schedule A hereto (collectively, the "Schedule A Securities") beneficially owned by Holder as of the date hereof, and any such Schedule A Securities acquired by Holder after the date hereof, (x) to approve and adopt the Merger Agreement, the REIT Merger and the Partnership Merger and any actions reasonably related thereto at any meeting or meetings, or actions by written consent or other approvals, of the holders of Keystone Common Shares or Keystone Common Unit Holders, and at any adjournments or postponements thereof, at or by which such Merger Agreement, or such other actions, are submitted for the consideration and vote, consent or approval of the holders of Keystone Common Shares or Keystone Common Unit Holders, and (y) to help cause such meeting, consent or approval to be held or sought.

          2.     During the Agreement Period, Holder agrees that it will Vote all of Holder's Schedule A Securities against the approval of: (a) any Competing Transaction (including any Superior Competing Transaction), any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of, or involving, Keystone, Keystone OP or any Affiliate of either of them or any other extraordinary transaction involving Keystone or Keystone OP or any Affiliate of either of them or any matters related to or in connection therewith; (b) other than changes contemplated by, and pursuant to, the Merger Agreement, (i) any change in the persons who constitute Keystone's Board of Trustees or (ii) any change in the current capitalization of Keystone or Keystone OP or any amendment to the organizational documents of either of them; or (c) any other corporate action that would either frustrate the purposes of, or prevent, delay or otherwise adversely affect the consummation of, the transactions contemplated by the Merger Agreement.

          3.     As security for Holder's agreements provided for herein, Holder grants to Purchaser a proxy to Vote the Schedule A Securities solely with respect to the matters specified in, and in accordance with the provisions of, Paragraphs 1 and 2 of this Agreement. Holder agrees that this proxy shall be irrevocable during the Agreement Period and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by Holder with respect to the Schedule A Securities. This proxy shall survive the death or incapacity of Holder. Holder shall promptly cause a copy of this Agreement to be deposited with Keystone and Keystone OP at their principal places of business.

          4.     During the Agreement Period, Holder shall comply with (and not cause Keystone, any Keystone Subsidiary (including Keystone OP) or any Keystone Joint Venture to violate) Section 4.6 of the Merger Agreement.

          5.     Holder represents and warrants to Purchaser that:

            (a)   Holder (i) (A) owns beneficially and of record all of the Schedule A Securities, free and clear of any Liens (other than Liens created in connection with margin loans) and (B) does not own beneficially or of record any other Keystone Common Shares, Keystone Common Units or securities convertible into or exchangeable for Keystone Common Shares, Keystone Common Units or any other securities or options relating thereto other than the Schedule A Securities, (ii) has the full and unrestricted legal capacity, power, authority and right to enter into, execute, deliver and perform Holder's obligations under this Agreement without the consent or approval of any other person, (iii) has and will have shared or sole voting power with respect to the Schedule A Securities, and (iv) is not party to any voting agreement, and has not granted any person any proxy (revocable or irrevocable), with respect to such Schedule A Securities (other than pursuant to this Agreement); and

            (b)   assuming the due authorization, execution and delivery of this Agreement by Purchaser, this Agreement is the valid and binding agreement of Holder, enforceable in accordance with its terms.

          6.     Holder agrees that it will not (a) sell, transfer, pledge, assign, encumber or otherwise dispose of (other than pursuant to a foreclosure by the holder of a Lien existing as of the date of this Agreement), or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, encumbrance or other disposition of, or limitation on the voting rights of, any of the Schedule A Securities (whether to an Affiliate or otherwise) until the expiration of the Agreement Period, (b) grant any proxies or powers of attorney, deposit any Schedule A Securities into a voting trust or enter into a voting agreement with respect to any Schedule A Securities, (c) take any action that would make any representation or warranty of Holder contained herein untrue or incorrect or have the effect of preventing or delaying Holder from performing its obligations under this Agreement, or (d) commit or agree to take any of the foregoing actions, other than (i) pursuant to this Agreement or the Merger Agreement and (ii) transfers to Purchaser. Any transfer of Schedule A Securities not permitted hereby shall be null and void.

          7.     Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent Holder, if Holder is serving on the Board of Trustees of Keystone, from exercising his or her duties and obligations as a trustee of Keystone or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a trustee of Keystone.

          8.     Holder agrees, while this Agreement is in effect, to promptly notify Purchaser of the number of any new Keystone Common Shares and Keystone Common Units, or securities or options exchangeable or convertible into or relating to any of the above, or any capital stock or other security of any of the above, acquired by Holder, if any, after the date hereof. Any such securities shall be subject to the terms of this Agreement and shall be Schedule A Securities for all purposes hereunder.

          9.     Holder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, proxies, documents and other instruments deemed by Purchaser to be reasonably necessary or desirable for the purpose of effectively carrying out the transactions contemplated by this Agreement and the covenants contained herein.

          10.   If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining provisions of this Agreement.

          11.   This Agreement may be executed in two or more counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all parties hereto. Except for provisions of this Agreement that by their terms survive the termination hereof, the provisions of this Agreement shall terminate upon the expiration of the Agreement Period.

          12.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

          13.   (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT TO THE EXTENT THAT ANY PORTION OF THIS AGREEMENT, AS IT RELATES TO KEYSTONE COMMON UNITS, IS REQUIRED TO BE GOVERNED BY DELAWARE LAW. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

            (b)   Each of the parties hereto (i) consents to submit itself exclusively to the personal jurisdiction of the United States District Court in Maryland or any Maryland State court as well as the jurisdiction of any court from which an appeal may be taken from such courts in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, including for the purpose of any litigation, proceeding or other action arising out of such party's obligations under or with respect to this Agreement and the transactions contemplated hereby and (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and expressly waives any and all objections such party may have to venue in such courts.

          14.   This Agreement may not be assigned or otherwise transferred without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement shall be binding on each party's legal representatives, heirs and beneficiaries.

          15.   All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

If to Holder:

Fax:

If to Purchaser:
ProLogis Six Rivers Limited Partnership c/o ProLogis 14100 East 35th Place Aurora, Colorado 80011 Attn: General Counsel Fax: (303) 576-2761
with a copy to:
Mayer, Brown, Rowe & Maw LLP 190 S. LaSalle St. Chicago, IL 60603 Attention: Michael T. Blair, Esq. Fax: (312) 706-8108

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this    day of May 2004.

PROLOGIS SIX RIVERS LIMITED PARTNERSHIP
By:
Name: Title:
HOLDER
Name:

SCHEDULE A

Name of Holder	Type of Security	Number of Securities

QuickLinks

TABLE OF CONTENTS
SUMMARY
QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
PROPOSAL NO. 1: APPROVAL OF THE MERGER AGREEMENT, INCLUDING THE MERGER
THE PARTIES
THE MERGER
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS
SHAREHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
INDEX OF DEFINED TERMS
RECITALS
AGREEMENT
ARTICLE I THE MERGERS
ARTICLE II REPRESENTATIONS AND WARRANTIES
ARTICLE III COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGERS
ARTICLE IV ADDITIONAL COVENANTS
ARTICLE V CONDITIONS PRECEDENT
ARTICLE VI BOARD ACTIONS
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
ARTICLE VIII GENERAL PROVISIONS
ARTICLE IX CERTAIN DEFINITIONS
Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Opinion of Deutsche Bank Securities Inc.
Form of Voting Agreement
SCHEDULE A